SERVICE AGREEMENT



                             DATED OCTOBER 14, 1999


                                     BETWEEN


                            FIRST DATA RESOURCES INC.


                                       AND


                             FIDELITY FEDERAL BANK,
                             A FEDERAL SAVINGS BANK

                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
ARTICLE 1   DEFINITIONS AND INTERPRETATION.....................................1
ARTICLE 2   SERVICES...........................................................1
ARTICLE 3   EXCLUSIVITY, ACQUIRED PORTFOLIOS AND MERGER OR
            CHANGE OF CONTROL..................................................6
ARTICLE 4   PAYMENT FOR SERVICES...............................................8
ARTICLE 5   DISPUTE RESOLUTION AND INDEMNIFICATION............................10
ARTICLE 6   LIMITATION OF LIABILITY...........................................11
ARTICLE 7   DISCLAIMER OF WARRANTIES..........................................12
ARTICLE 8   TERM OF AGREEMENT.................................................12
ARTICLE 9   TERMINATION.......................................................12
ARTICLE 10  CONFIDENTIAL NATURE OF DATA.......................................15
ARTICLE 11  REPRESENTATIONS...................................................17
ARTICLE 12  INTERCHANGE SETTLEMENT............................................17
ARTICLE 13  MISCELLANEOUS.....................................................17


                                    EXHIBITS
                                    --------

EXHIBIT A          SERVICES/PRICING
EXHIBIT B          AFFILIATE AGREEMENT
EXHIBIT C          DEFINITIONS
EXHIBIT D          ARBITRATION
EXHIBIT E          INDEMNIFICATION
EXHIBIT F          INTERCHANGE SETTLEMENT
EXHIBIT G          PERFORMANCE GUIDELINES

                                SERVICE AGREEMENT

     This Service Agreement dated as of October 14, 1999, is between First Data Resources Inc. ("FDR") and Fidelity Federal Bank, a Federal Savings Bank ("Customer"). References to "Customer" throughout shall include Customer's Transaction Card Affiliates.

                                    RECITALS

     WHEREAS, FDR currently provides to Customer and Customer currently receives from and pays FDR for, data processing and other related services in connection with Customer's Accounts as a bank member of Card Management Corporation ("CMC") pursuant to a Service Agreement between CMC and FDR dated January 22, 1996, as amended (the "CMC Agreement"); and

     WHEREAS, Customer and FDR mutually desire to discontinue receiving/providing data processing and related services for Customer's Accounts pursuant to the CMC Agreement as of November 1, 1999, and to commence to receive/provide such services pursuant to a direct servicing agreement between Customer and FDR; and

     WHEREAS, FDR and Customer wish to enter into such a direct servicing agreement for the provision of data processing and related services by FDR in connection with Customer's Accounts;

     NOW THEREFORE, FDR and Customer agree as follows:


                                   ARTICLE 1

     DEFINITIONS AND INTERPRETATIONARTICLE 1 DEFINITIONS AND INTERPRETATION
     ----------------------------------------------------------------------

     1.1 DEFINITIONS. Unless the context otherwise requires, capitalized terms used herein shall have the meanings specified in Exhibit C.

     1.2 INTERPRETATION. Each definition in this Agreement includes the singular and the plural and the word "including" means "including but not limited to". References to any statute or regulation means such statute or regulation as amended at the time and includes any successor statute or regulation. The section headings in this Agreement are solely for convenience and shall not be considered in its interpretation. The Exhibits referred to throughout this Agreement are attached hereto and are incorporated herein. Whenever this Agreement confers discretion or sole discretion on a party, such discretion shall be exercised reasonably and in good faith.


                                    ARTICLE 2

                                    SERVICES
                                    --------

     2.1 SERVICES. FDR shall make available to and perform for Customer those services described in Exhibit A which are applicable to Customer's Accounts or as specifically provided in Exhibit A (the "Services"). Exhibit A and any document or service referred to in Exhibit A shall be subject to periodic revision by FDR to reflect changes (i) to the FDR System or the services provided by FDR and offered generally to FDR customers and (ii) in the specific Services provided to Customer.

     2.2 COMMUNICATION LINKS. FDR periodically shall install, provide or cause to be installed or provided the means for communicating data from its facilities or equipment to the facilities or equipment of Customer, and third parties designated by Customer, as FDR determines is desirable to perform this Agreement. The method of transmission and the media employed will be determined by FDR taking into consideration relevant factors such as traffic type, inbound and outbound message sizes, traffic loading distribution, and the equipment or devices which are or may be used.

     2.3 ENHANCEMENTS. Customer may periodically request customizations, enhancements, additions or modifications (each an "Enhancement") to the FDR System. FDR shall evaluate all such requests and, if terms and conditions can be agreed to (which shall include payment by Customer of FDR's development charges), FDR shall develop and implement each such Enhancement on terms and conditions agreed to by the parties. Timing of any Enhancement is subject to scheduling and prioritization by FDR of FDR's available resources. FDR may withhold its consent to an Enhancement which, in FDR's sole discretion, would materially and adversely affect FDR's operations. Any Enhancement shall remain solely the property of FDR and Customer shall acquire no right, claim or interest in the FDR System.

     2.4 TRANSFER.

          (a) Not later than October 31, 1999, FDR shall perform a Client Billing Redirect of the Cardholder Accounts of Customer within the FDR System from the current system/principal bank levels related to CMC processing to system/principal bank levels designated solely for Customer (the "Transfer").

          (b) In connection with the Transfer, Customer shall pay FDR the Transfer Fee as set forth in Exhibit A.

          (c) FDR will, at Customer's expense, provide training to Customer's personnel in connection with the Transfer.

     2.5 COMPLIANCE WITH LAW.

          (a) FDR and Customer acknowledge that Customer is subject to a variety of federal, state and local laws, regulations and judicial and administrative decisions and interpretations applicable to its Transaction Card business, including without limitation those pertaining to equal credit opportunity, truth in lending, fair credit billing, fair credit reporting, fair debt collection practices and general consumer protection (the "Legal Requirements"). The parties shall cooperate with each other in resolving issues relating to compliance with the Legal Requirements in accordance with the provisions of this
Section 2.5.

          (b) Customer is solely responsible for (i) monitoring and interpreting the Legal Requirements, (ii) determining the particular actions, disclosures, formulas, calculations and procedures required for compliance with the Legal Requirements (whether to be performed by FDR or by Customer) and (iii) maintaining an ongoing program for compliance with the Legal Requirements. In addition, Customer is solely responsible for reviewing and selecting the parameter settings and programming features and options within the FDR System that will apply to Customer's Transaction Card programs, and for determining that its selection of such settings, features and options is consistent with the Legal Requirements and with the terms and conditions of Customer's Accounts and disclosures to its Cardholders. In making such determinations, Customer may rely on the written description of such settings, features and options in the User Manuals, customer bulletins and other system documentation provided by FDR to Customer.

          (c) Customer will notify FDR if Customer believes that pending changes in applicable Legal Requirements will require changes in FDR's delivery of the Services. The notice will specify in reasonable detail Customer's basis for its position, together with the specific requirements Customer deems necessary for it to be in compliance with the Legal Requirements. Upon such notice, FDR will use commercially reasonable efforts to develop enhancements to the FDR System or to the Services to accommodate the response desired by Customer, considering whether (i) each specified Legal Requirement is generally applicable to a significant portion of FDR's client base, (ii) the enhancement requested by Customer is consistent with that requested by the majority of FDR's customers subject to the same Legal Requirement, and (iii) the enhancement will require substantial rearchitecture of the FDR System. FDR will have a reasonable time in which to design, code, test and implement any system enhancement, considering the FDR System, its importance or urgency relative to other requested enhancements and other issues related to resource allocation and technical feasibility. If FDR is unable to design, code, test and implement such an enhancement by the effective date of a change in Legal Requirements, FDR will use its best efforts to assist Customer in developing a temporary work-around solution pending implementation of the enhancement. Enhancements developed and implemented by FDR pursuant to this section will be at the shared expense of Customer and any other customers requesting such enhancements. Work-arounds will be at Customer's expense.

          (d) FDR is solely responsible for compliance with all laws, regulations and judicial and administrative decisions applicable to FDR as a third party provider of data processing services. FDR will not be responsible for any violation by Customer of a Legal Requirement to the extent such violation occurs as a result of performance by FDR of the Services in accordance with the instructions of Customer or written procedures provided by or approved by Customer.

          (e) Subject to the terms of Article 10, FDR and Customer shall cooperate with each other in providing information or records in connection with examinations, requests or proceedings of each other's regulatory authorities.

     2.6 DEPENDENCE ON PERFORMANCE BY OTHERS. The obligation of FDR to timely perform the Services is expressly subject to the timely performance by Customer, and third party vendors Customer engages, of their obligations and responsibilities, but only to the extent that failure to so perform directly affects FDR's ability to timely perform hereunder or the cost to FDR of performing hereunder.

     2.7 YEAR 2000 COMPLIANT.

          (a) For purposes of this Agreement, "Year 2000 Compliant" means:

              (i) date data (including the leap year date) will process without error or interruption due solely to the change in century, in any level of computer hardware or software FDR provides, including, but not limited to, microcode, firmware, system and application programs, files and databases; and

              (ii) there will be no loss of any functionality of the FDR System due solely to the change in century, with respect to the introduction, processing or output of date records.

          (b) FDR represents and warrants that:

              (i) The FDR System is Year 2000 Compliant as of the date of this Agreement; provided, however, that FDR will be in a process of testing the FDR System in regard to Year 2000 Compliance throughout calendar year 1999 and any temporary and immaterial loss of functionality occurring during the ordinary course of this testing and fixing process shall not be considered a failure of FDR to be Year 2000 Compliant.

              (ii) The FDR System will continue to be interoperable, in the same manner as it is prior to January 1, 2000, with software and hardware which may deliver records to, receive records from or interact with the FDR System in the course of processing data, provided that such other software and hardware is Year 2000 Compliant as defined herein and complies with the interface and format standards specified by FDR.

          (c) Customer agrees to cooperate fully, and to ensure that its vendors cooperate fully, with FDR to ensure the interoperability of the FDR System with hardware and software of the Customer and its vendors. FDR shall have the right, at its discretion, to reject any data file which it in good faith believes will interfere with the ability of the FDR System to be Year 2000 Compliant.

          (d) Customer agrees to provide adequate resources necessary to properly test Year 2000 Compliance after the transfer to a direct processing relationship with FDR.

     2.8 OTHER SERVICES. In addition to the Services to be provided to Customer, Customer agrees to rely upon FDR as its primary source for all other existing and future processing requirements of Customer and its Affiliates with respect to Customer credit card products unless a third party is capable of performing or providing such services, products or resources with at least substantially comparable quality, functionality and features compared to FDR and upon such terms and conditions and at such prices that are, in the aggregate, materially more favorable to Customer or its Affiliate. The terms of any arrangements under which other services or other products are provided pursuant to this Section 2.8 are subject to the mutual agreement of the parties.

     2.9 EXECUTION BY AFFILIATES. If any of Customer's Issuer Affiliates or Customer's Merchant Affiliates elect to receive any of the Services, each such Customer's Issuer Affiliate and Customer's Merchant Affiliate shall be required to execute an Affiliate Agreement in substantially the form of Exhibit B hereto. In no event shall FDR be required to perform any of the Services for any such Customer's Issuer Affiliate or Customer's Merchant Affiliates prior to the execution of an Affiliate Agreement by such Customer's Issuer Affiliate and Customer's Merchant Affiliate.

     2.10 PERFORMANCE GUIDELINES.

          (a) FDR's Performance. During the Term of this Agreement, FDR shall at all times maintain the necessary communication lines, computer capacity and staff necessary to perform the Services in accordance with the performance guidelines set forth in Exhibit G (the "Performance Guidelines").

          (b) Remedies for Failed Performance.

              (i) If, during any calendar month, FDR fails six (6) or more of the Performance Guidelines, then such failure shall be considered a "Failed Month" for purposes of this Section 2.10(b).

              (ii) If FDR has three (3) or more consecutive Failed Months, Customer may, at its option and upon prior written notice to FDR, initiate a cure period during which FDR shall use all reasonable efforts to cure the failed Performance Guidelines (the "Cure Period"), which Cure Period shall remain in effect for three (3) calendar months from the date of such notice.

              (iii) If, during the Cure Period, FDR has a Failed Month, then Customer may, at its option, elect to terminate this Agreement upon providing FDR written notice of such intention to terminate. Such termination shall become effective on a date specified by Customer, which date shall not be later than twelve (12) calendar months after Customer's delivery to FDR of written notice of its intention to so terminate, provided that FDR will be given a minimum of one hundred eighty (180) days to perform the Deconversion.

              (iv) In the event FDR does not have a Failed Month during the Cure Period, then Customer may not initiate another Cure Period unless and until FDR has another three (3) consecutive Failed Months, as set forth above.

              (v) Anything in this Section 2.10 to the contrary notwithstanding, in no event shall the provisions of this Section 2.10 be effective until a date ninety (90) days following the date of the Transfer.

     2.11 (c) SOLE REMEDY. Customer hereby agrees that due to the difficulty of determining and calculating its damages upon FDR's failure to perform in accordance with the Performance Guidelines, the remedy of termination set forth in Section 2.10(b)(iii) upon such FDR failure is its sole and exclusive remedy and that Customer hereby elects to waive any and all other remedies to which Customer may be entitled under this Agreement, at law or in equity, based upon FDR's failure to perform in accordance with the Performance Guidelines; provided, however, that nothing in this paragraph shall be construed to mean Customer is waiving any remedy to which it may be entitled under this Agreement (including but not limited to those set forth in Exhibit E of this Agreement (Indemnification)) if the basis for its cause of action against FDR is based upon anything other than solely upon nonperformance in accordance with the Performance Guidelines.

     2.12 INSURANCE. During the Term, FDR shall maintain such insurance coverage as is customary in the industry.


                                   ARTICLE 3

        EXCLUSIVITY, ACQUIRED PORTFOLIOS AND MERGER OR CHANGE OF CONTROL
        ----------------------------------------------------------------

     3.1 SOLE AND EXCLUSIVE PROVIDER. During the Term, FDR shall be the sole and exclusive provider to Customer of all Services and Customer shall neither perform or provide any Services for itself nor engage any third party to perform or provide any such Services to Customer. Notwithstanding the foregoing, the parties hereby agree that those Cardholder Accounts of Customer related to Customer's FAMCO real estate secured credit card portfolio shall not be bound by the obligations set forth in this Section 3.1 until such time, if any, that such Cardholder Accounts are converted onto the FDR System.

     3.2 ACQUIRED FDR PORTFOLIOS. If Customer or any of its Affiliates ("Purchaser") Acquires any Customer Accounts for which FDR is then providing services similar to the Services (an "FDR Portfolio"), FDR shall continue to perform the services pursuant to the pre-existing service agreement (the "Existing FDR Agreement") which shall remain in effect through the expiration of its then-current term. On the expiration of the Existing FDR Agreement and transfer of the FDR Portfolio to Customer on the FDR System, the FDR Portfolio shall be processed in accordance with the terms of this Agreement. FDR shall not include the volumes from the FDR Portfolio in any volume based price schedules set forth in Exhibit A until such time as the Existing FDR Agreement expires and there is a transfer of the FDR Portfolio to Customer on the FDR System. Such transfer of the FDR Portfolio shall occur on a mutually agreed upon date. In connection with such transfer, Customer shall bear the costs and expenses of such transfer, at the then-standard hourly rates of FDR plus related material charges.

     3.3 ACQUIRED NON-FDR PORTFOLIOS.

          (a) If Purchaser Acquires any Customer Accounts that require services substantially similar to the Services but for which FDR is not then providing such services (a "Non-FDR Portfolio"), Customer shall use its reasonable best efforts to convert such Non-FDR Portfolio to the FDR System within six (6) months after the closing of the Acquisition or, if Customer is bound by the terms of an existing agreement to obtain processing services for such portfolio (an "Existing Non-FDR Agreement"), upon the expiration of the then-remaining term of the Existing Non-FDR Agreement, whichever is later. If Purchaser is bound by an Existing Non-FDR Agreement, then, unless otherwise agreed by the parties, the Non-FDR Portfolio shall continue to be processed pursuant to such Existing Non-FDR Agreement through its expiration date. In connection with any such conversion, FDR shall have a reasonable period of time to perform due diligence and propose a conversion plan. Unless the parties mutually agree otherwise, Customer shall pay all charges for conversion of each Non-FDR Portfolio including (A) FDR's standard conversion charges (at then-current hourly rates plus related material charges), and (B) any charges (at then-current hourly rates plus related materials charges) associated with any customization of the FDR System specified in the conversion plan applicable to each such Non-FDR Portfolio. Any such customization shall remain solely the property of FDR, and Customer shall acquire no right, claim, or interest in the FDR System or any customization thereof during or after the Term.

          (b) If Purchaser and FDR agree that the remaining term of an Existing Non-FDR Agreement will not provide adequate time to prepare for an orderly conversion to the FDR System, Purchaser may extend the term of such Existing Non-FDR Agreement after it Acquires the Non-FDR Portfolio; provided, however, that no such extension may cause the term of such Existing Non-FDR Agreement to extend to a date which is more than six (6) months after Customer's acquisition of the Non-FDR Portfolio. In addition, Customer shall deliver any written notice which is required to prevent an automatic extension or renewal of such Existing Non-FDR Agreement.

          (c) Customer shall notify FDR, in writing, within thirty (30) days after the execution of any binding agreement to Acquire a Non-FDR Portfolio if Customer or any of its Affiliates intends to obtain processing services pursuant to an Existing Non-FDR Agreement and shall use its best efforts to provide FDR with a copy of the provisions of such Existing Non-FDR Agreement dealing with the term, renewal and termination thereof upon the execution by FDR of any appropriate confidentiality agreement that may be required, unless prohibited by the terms of such Existing Non-FDR Agreement.

     3.4 DISPOSITION OF PORTFOLIOS. Except as provided in Sections 3.6 and 13.1 of this Agreement, upon the sale or other disposition by Customer of all or any portion of Customer's Accounts (the "Former Accounts"), FDR will no longer be obligated to provide Services for the Former Accounts for Customer pursuant to this Agreement (except that FDR will perform Deconversion services pursuant to the provisions of Section 4.8) and Customer and FDR agree that there shall be no reduction in the Year 1 Minimum Processing Fee or the Minimum Processing Fees set forth in Section 4.4.

     3.5 EXCLUSION OF CERTAIN ACQUIRED ACCOUNTS. Section 3.3 shall not apply to, and FDR shall have no obligation to convert to the FDR System, any portfolio of Cardholder Accounts of less than 50,000 Cardholder Accounts at the time of Acquisition.

     3.6 MERGER OR CHANGE OF CONTROL. If Customer is merged into an Entity that, prior to such merger, was not an Affiliate of Customer, and such Entity is the survivor of such merger (the "Surviving Entity"), then (i) the provisions of this Agreement shall continue to apply to all Customer Accounts which were subject to this Agreement prior to such merger, but shall not apply to any Customer Accounts of the Surviving Entity or any of its Affiliates which were not subject to this Agreement prior to such merger (including portfolios acquired subsequent to the merger) and (ii) the Surviving Entity, as Customer's successor-in-interest, shall continue to be bound by Customer's obligations hereunder. If there is a Change of Control of Customer, then the provisions of this Agreement shall continue to apply to all Customer Accounts of Customer and its Affiliates immediately prior to such Change of Control, but shall not apply to any Customer Accounts of the Entity or Entities that Acquire Control of Customer which were not subject to this Agreement prior to such Change of Control.


                                   ARTICLE 4

                              PAYMENT FOR SERVICES
                              --------------------

     4.1 PROCESSING FEES. Customer shall pay FDR the Processing Fees set forth in Exhibit A to this Agreement. For each Processing Year after Processing Year 1, FDR may increase each line item of Processing Fees set forth in Exhibit A to this Agreement which were in effect for the immediately preceding Processing Year by an amount not to exceed a percentage of the Processing Fees which were in effect for the immediately preceding Processing Year. The amount of the increase for any such Processing Year shall not exceed the greater of (a) three percent (3%) or (b) the percentage change in the CPI during a period described below; provided, however, that in no event shall any such increase be less than 0%. The percentage change in the CPI shall be calculated, and notification given to Customer ninety (90) days in advance of the effective date of said increase, by comparing the CPI using a twelve (12) month period ending three (3) months prior to notification to Customer and expressing the increase in said CPI through the twelve (12) month period as a percentage.

     4.2 SPECIAL FEES. Customer shall pay to FDR the Special Fees for amounts paid to third-party providers, computed in accordance with Exhibit A to this Agreement. If, at any time while this Agreement is in effect, the charges are increased or decreased to FDR for items which are included in the Special Fees or FDR obtains communication or other services included in the Special Fees by another method, resulting in an increase or a decrease in the charges to FDR for such items, then FDR shall increase or decrease (as appropriate) by an equal amount the Special Fees Customer is then paying FDR for such items under this Agreement. Such price change by FDR shall be effective on the effective date of the increase to FDR.

     4.3 NEW PRODUCTS. If FDR commences to offer any new services or products generally to its customers and Customer elects to use any such service or product, or if Customer elects to use services or products which Customer had not previously elected to use, then FDR shall provide such service or product at FDR's then current fees and charges for such service or product or such other price as FDR and Customer may mutually agree.

     4.4 MINIMUM FEES. In Processing Year 1, Customer will require and shall pay FDR for processing services sufficient to generate aggregate Processing Fees at least equal to one million five hundred thousand dollars ($1,500,000.00) (the "Year 1 Minimum Processing Fee"). In each Processing Year after Processing Year 1, Customer will require and shall pay FDR for processing services sufficient to generate aggregate Processing Fees at least equal to eighty percent (80%) of the Processing Fees paid during the immediately preceding Processing Year, but in no event less than one million dollars ($1,000,000.00) (the "Minimum Processing Fees"). FDR shall calculate the total Processing Fees paid by Customer in respect of Services performed during each Processing Year (the "Total Annual Processing Fees") within ninety (90) days after the end of each Processing Year and will, after ten (10) days written notice to Customer, draw upon Customer's account pursuant to Section 4.5 of this Agreement for the amount, if any, by which the Year 1 Minimum Processing Fees or the Minimum Processing Fees, as applicable, for the Processing Year exceed the Total Annual Processing Fees for the Processing Year. For the avoidance of doubt and based on economic assumptions material to each party underlying this transaction, Customer and FDR expressly agree that Customer shall pay FDR Processing Fees each Processing Year in an amount at least equal to the Year 1 Minimum Processing Fee or the Minimum Processing Fees, as applicable, until this Agreement is terminated by Customer solely pursuant to the provisions of Section 9.2 of this Agreement or until FDR terminates this Agreement and invokes compensatory payments pursuant to Section
9.4 of this Agreement.

     4.5 METHOD OF PAYMENT. To facilitate the payment of Processing Fees, Special Fees, compensatory payments pursuant to Section 9.4 of this Agreement and any other fee, tax, interest payment, charge or amount due or payable to FDR under this Agreement, Customer shall provide FDR with access to a bank account of Customer's funds not requiring signature, including notifying FDR of the demand deposit account number and transit routing number for the account. FDR may draw upon the bank account to pay fees, taxes, interest payments, charges, or any other amount due or payable to FDR under the terms of this Agreement. The detailed records of the amounts drawn on the account of Customer will be provided by FDR to Customer on a monthly basis. FDR shall be under no obligation to effect the Transfer until the account has been established as provided herein.

     4.6 INTEREST. If FDR is unable to obtain payment of Processing Fees, Special Fees, compensatory payments pursuant to Section 9.4 of this Agreement or any other fee, tax, interest payment, charge or amount due or payable to FDR under this Agreement at the time provided for payment under this Agreement, the unpaid amount of any Processing Fees, Special Fees, compensatory payments pursuant to Section 9.4 of this Agreement or other fee, tax, interest payment, charge or amount shall bear interest at the rate equal to the lesser of (a) the sum of the then current Prime Lending Rate (as quoted by the Wall Street Journal) plus two percent (2%) per annum, or (b) the maximum rate permitted by applicable law, from the date on which payment should have been available until the date on which FDR receives the payment.

     4.7 TAXES.

          (a) Customer shall pay all taxes and similar charges, however designated, which are imposed by any governmental authority by reason of FDR's fulfillment of its obligations hereunder except for income taxes payable by FDR on amounts earned by FDR or property taxes payable by FDR on property owned by FDR. Without limiting the foregoing, Customer shall promptly pay FDR for any amounts actually paid or required to be collected or paid by FDR.

          (b) Customer authorizes FDR to calculate the total amount of sales taxes due from Customer hereunder. Customer shall supply FDR with all information necessary for FDR to compute and remit the taxes (including any tax exempt certificate, claim letter, or similar documentation). FDR shall remit the sales taxes to the appropriate taxing authority on behalf of Customer based on the information available to FDR. If FDR underpays or overpays such sales taxes, Customer shall be responsible for promptly paying any shortfalls (including any penalties or interest) and for collecting any refunds from the appropriate taxing authority; provided, however, if such underpayment is solely the result of the negligence of FDR, FDR shall be responsible for any penalties associated with such underpayment.

     4.8 DECONVERSION. Upon (i) expiration or termination of this Agreement,
(ii) transfer by Customer of any accounts from the FDR System to a third party,
(iii) abandonment or deletion by Customer (or by FDR, MasterCard or VISA on behalf of Customer) of any BIN or ICA of Customer relating to accounts from the FDR System, or (iv) manual removal by Customer of any accounts from the FDR System, Customer shall pay FDR, at FDR's then current rates, for each activity completed by FDR in order to accomplish the Deconversion of affected accounts, including systematic stripping and removal of all such account information from the FDR System. Upon Customer notification pursuant to Exhibit F and assuming payment in full by Customer of all amounts due and undisputed under this Agreement, FDR will perform the activities necessary to accomplish Deconversion.


                                   ARTICLE 5

                     DISPUTE RESOLUTION AND INDEMNIFICATION
                     --------------------------------------

     5.1 INFORMAL DISPUTE RESOLUTION. Any controversy or claim between FDR and Customer arising from or in connection with this Agreement whether based on contract, tort, common law, equity, statute, regulation, order or otherwise ("Dispute"), shall be resolved as follows:

          (a) upon written request of either FDR or Customer, the parties shall each appoint a representative to meet and attempt to resolve such Dispute;

          (b) the designated representatives shall meet as often as the parties reasonably deem necessary to discuss the problem in an effort to resolve the Dispute without the necessity of any formal proceeding; and

          (c) arbitration pursuant to Exhibit D for the resolution of a Dispute may not be commenced until the earlier of:

              (i) the date that the designated representatives conclude in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or

              (ii) thirty (30) days after the date that either party requested negotiation of the Dispute pursuant to Section 5.1(a) of this Agreement.

          (d) Notwithstanding the foregoing, this Section 5.1 shall not be construed to prevent a party from instituting formal proceedings at any time to avoid the expiration of any applicable limitations period, to preserve a superior position with respect to other creditors or to seek temporary or preliminary injunctive relief pursuant to Section 10.7.

          (e) Any oral or written communications made by either party to the other pursuant to this Section 5.1 shall be deemed privileged settlement communications inadmissible as evidence in any litigation or arbitration between the parties.

     5.2 ARBITRATION. If Customer and FDR are unable to resolve any Dispute in the manner set forth in Section 5.1, such Dispute shall be submitted to arbitration in the manner set forth in Exhibit D.

     5.3 INDEMNIFICATION. The indemnification rights and obligations of Customer and FDR under this Agreement are contained in Exhibit E.


                                   ARTICLE 6

                            LIMITATION OF LIABILITY
                            -----------------------

     6.1 LIMITATION ON LIABILITY. FDR's cumulative liability for any loss or damage, direct or indirect, for any cause whatsoever (including, but not limited to those arising out of or related to this Agreement) with respect to claims (whether third party claims, indemnity claims or otherwise) relating to events in any one Processing Year shall not under any circumstances exceed the lesser of (a) the Minimum Processing Fees for such Processing Year and, in the case of Processing Year 1, the Year 1 Minimum Processing Fee or (b) the amount of the Processing Fees paid to FDR pursuant to this Agreement for Services performed in the immediately preceding Processing Year, and, in the case of Processing Year 1, the Year 1 Minimum Processing Fee.

     6.2 NO SPECIAL DAMAGES. IN NO EVENT SHALL FDR BE LIABLE UNDER ANY THEORY FOR ANY LOST PROFITS, EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES.

                                   ARTICLE 7

                            DISCLAIMER OF WARRANTIES
                            ------------------------

FDR SPECIFICALLY DISCLAIMS ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, ARISING OUT OF OR RELATED TO THIS AGREEMENT. THIS AGREEMENT IS A SERVICE AGREEMENT AND THE PROVISIONS OF THE UNIFORM COMMERCIAL CODE SHALL NOT APPLY TO IT.


                                   ARTICLE 8

                               TERM OF AGREEMENT
                               -----------------

     8.1 TERM. This Agreement is effective from the date hereof and shall extend for three (3) Processing Years (the "Original Term"). Processing Year 1 of the Term shall commence on the first day of November, 1999 and continue through the last day of October, 2000 . For purposes of this Agreement, a "Processing Year" means each twelve (12) month period commencing on the first day of November and ending on the last day of October.

     8.2 RENEWAL. After the Original Term, this Agreement shall automatically be renewed for consecutive periods of one (1) Processing Year (each a "Renewal Term"), unless either party gives the other party written notice at least nine
(9) months prior to the termination date of the Original Term or the then-current Renewal Term that the Agreement will not be renewed.


                                    ARTICLE 9

                                   TERMINATION
                                   -----------

     9.1 TERMINATION BY FDR. FDR may terminate this Agreement:

          (a) if Customer fails to establish the account required by Section 4.5 of this Agreement within twenty-four (24) hours after written notice of its failure to establish the account or immediately without notice if Customer thereafter fails to maintain the account;

          (b) if FDR is unable to receive payment from Customer of any amounts due and undisputed under this Agreement because sufficient funds are not available in the account established pursuant to Section 4.5 of this Agreement and Customer, within forty eight (48) hours after written notice, fails to provide and maintain sufficient funds in the account to permit FDR to receive full payment of such amounts from the account or immediately without notice if FDR has the right more than three times in any twelve month period to give notice under this paragraph whether or not the notice is given;

          (c) immediately without notice upon the termination of Customer's membership in VISA or MasterCard, or if FDR has the right to give notice to MasterCard or VISA as provided under "Failure to Transfer" in Exhibit F to this Agreement whether or not the notice is given;

          (d) if Customer fails to pay any Daily Amount when required as provided in Exhibit F to this Agreement and does not cure the failure within four (4) hours after written notice of the failure or immediately without notice if FDR has the right more than three times in any twelve month period to give notice under this paragraph whether or not the notice is given;

          (e) if Customer fails to pay any amount due under this Agreement which does not give rise to the right to terminate under any other provision of this
Section 9.1 within twenty (20) days after written notice to Customer of its failure to pay the amount;

          (f) upon twenty-four (24) hours notice by FDR if FDR has terminated Interchange Settlement of transactions on behalf of Customer as described under "Violation of Rules" in Exhibit F to this Agreement for more than ten (10) consecutive days or for more than twenty (20) days in any Processing Year; or

          (g) if any Insolvency Event occurs with respect to Customer.

The rights of FDR to terminate under this Section 9.1 are cumulative and the existence of the right under any provision or subsection is not exclusive of the right under any other provision or subsection.

     9.2 TERMINATION BY CUSTOMER. Customer may terminate this Agreement:

          (a) if any Insolvency Event occurs with respect to FDR;

          (b) pursuant to the provisions of Section 2.10 if FDR fails to perform in accordance with the Performance Guidelines; or

          (c) upon written notice to FDR if FDR fails to perform or observe any of the terms, covenants or conditions of this Agreement, which when in the context of this Agreement taken as a whole are material and FDR fails to cure such breach within thirty (30) days following its receipt of the written notice of such breach.

In the event of a termination of this Agreement by Customer pursuant to item
(a), (b) or (c) above, Customer shall not be responsible for payment to FDR of any compensatory payment set forth in Section 9.4(a) below. In addition to the foregoing , Customer may terminate this Agreement for its convenience at any time upon at least one hundred eight (180) days' prior written notice to FDR, provided that Customer pays to FDR all amounts described in Section 9.4 of this Agreement, including, but not limited to, the compensatory payment described therein.

     9.3 EFFECT OF TERMINATION. Except as provided in Section 4.8, upon termination, FDR shall have no further obligation to provide services to Customer and all outstanding unpaid amounts due and owing to FDR shall become immediately due and payable. Termination shall not affect the following:

          (a) the obligation of Customer to pay for services rendered or any other obligation or liability owing or which becomes owing under this Agreement whether the obligations arise prior to or after the date of termination including the obligations to make the payments provided in Article 4 of this Agreement, Section 9.4 of this Agreement and as described under "Trailing Activity" in Exhibit F to this Agreement;

          (b) the obligations set forth in this Agreement in connection with any third party software pursuant to Exhibit A; or

          (c) the obligations of Customer regarding deletion, transfer of abandonment of BINs and ICAs pursuant to Section 4.8 and Exhibit F; or

          (d) the provisions of Articles 5, 6, 7, and 10 and Exhibits D and E.

     9.4 PAYMENTS UPON TERMINATION.

          (a) If FDR elects to terminate this Agreement for cause (for purposes of this Section 9.4(a), "for cause" shall mean pursuant to the terms of Section 9.1) or if Customer elects to terminate this Agreement for its convenience pursuant to the provisions of Section 9.2, Customer and FDR agree that, based on economic assumptions material to each party, Customer shall make a compensatory payment to FDR. Such compensatory payment shall be made by Customer upon termination by FDR, and prior to Deconversion, and shall equal the sum of:

              (i) the Year 1 Minimum Processing Fee or Minimum Processing Fees,
                  as applicable, as set forth in Section 4.4 of this Agreement, for the Processing Year in which the termination occurs (after crediting Customer for any Processing Fees paid for Services provided in such Processing Year); and

              (ii) the sum of the present values of a payment in each full
                  Processing Year (other than the year of termination) which remains during the Term of this Agreement in an amount equal to thirty five percent (35%) of the Year 1 Minimum Processing Fees or Minimum Processing Fees, as applicable, for the Processing Year in which termination occurs.

          (b) In determining the present value of the amount set forth in (a)
(ii) above, an interest rate equal to the three (3) month Treasury Bill Rate, as quoted by The Wall Street Journal for the date on which termination occurs, or if not available on the date of termination, as soon thereafter as the next edition of The Wall Street Journal is published, shall be assumed and the payments shall be assumed to be made on the first day of each Processing Year.

          (c) FDR and Customer agree that the compensatory payment set forth in
Section 9.4(a) is a reasonable estimation, as of the date of this Agreement, of the actual damages which FDR would suffer if FDR were to fail to receive the processing business for the full Term.

          (d) Despite the foregoing, nothing in this Section 9.4 shall limit either party's right to recover from the other party any amounts for which such other party is otherwise liable under this Agreement, except that upon payment of amounts due under Section 9.4(a), Customer shall not be responsible for Minimum Processing Fee shortfalls after the year of termination.


                                   ARTICLE 10

                          CONFIDENTIAL NATURE OF DATA
                          ---------------------------

     10.1 CUSTOMER'S PROPRIETARY INFORMATION. Upon Customer's request, FDR shall return to Customer (upon the expiration or termination of all of FDR's obligations under this Agreement and payment by Customer of all amounts due to FDR hereunder) all or any requested portion of the proprietary and confidential data of Customer disclosed to FDR including the Cardholder Master Files, Agency Bank Master Files, Cardholder Revolving Transaction Files and CIS Memo Files (collectively, "Customer's Proprietary Information").

     10.2 FDR'S PROPRIETARY INFORMATION. Customer acknowledges that all product and system developments, Enhancements, improvements and modifications disclosed, provided or used by FDR shall remain solely and exclusively the property of FDR. Customer shall not obtain any proprietary rights in any proprietary or confidential information which has been or is disclosed to Customer by FDR, including without limitation, any data or information that is a trade secret or competitively sensitive material, User Manuals, screen displays and formats, FDR's computer software and documentation, software performance results, flow charts and other specifications (whether or not electronically stored), data and data formats (collectively, "FDR's Proprietary Information") whether any of the materials are developed or purchased specifically for performance of this Agreement or otherwise. Customer shall, and shall cause its Affiliates to, return to FDR all of FDR's Proprietary Information upon the expiration or termination of this Agreement.

     10.3 CONFIDENTIALITY OF AGREEMENT. Except as required by law, Customer shall keep confidential and not disclose, and shall cause its Affiliates and their respective directors, officers, employees, representatives, agents and independent contractors to keep confidential and not disclose, any of the terms and conditions of this Agreement to any third party without the prior written consent of FDR.

     10.4 CONFIDENTIALITY. FDR and Customer shall maintain Customer's Proprietary Information and FDR's Proprietary Information, respectively, in strict confidence. Without limiting the generality of the foregoing, FDR and Customer each agree:

          (a) not to disclose or permit any other person or Entity access to Customer's Proprietary Information or FDR's Proprietary Information, as appropriate, except that the disclosure or access shall be permitted to an employee, officer, director, agent, representative, external or internal auditors or independent contractor of the party requiring access to the same in the course of his or her employment or services;

          (b) to ensure that its employees, officers, directors, agents, representatives and independent contractors are advised of the confidential nature of Customer's Proprietary Information and FDR's Proprietary Information, as appropriate, and are precluded from taking any action prohibited under this
Article 10, provided that in any event Customer and FDR shall each be liable for any breach of this Article 10 by their respective employees, officers, directors, agents, representatives and independent contractors;

          (c) not to alter or remove any identification, copyright or proprietary rights notice which indicates the ownership of any part of Customer's Proprietary Information or FDR's Proprietary Information, as appropriate;

          (d) to notify the other promptly and in writing of the circumstances surrounding any possession, use or knowledge of Customer's Proprietary Information or FDR's Proprietary Information, as appropriate, at any location or by any Entity other than those authorized by this Agreement; and

          (e) not to use Customer's Proprietary Information or FDR's Proprietary Information (as applicable) for any purpose other than for the fulfillment of its obligations under this Agreement.

     10.5 RELEASE OF INFORMATION. Despite the foregoing, Customer agrees that Customer's Proprietary Information may be made available to VISA, MasterCard or to supervisory or regulatory authorities of Customer upon the written request of any of the foregoing; provided, however, that FDR will provide Customer with notice and an opportunity to object in the case of any non-routine requests from such Entities.

     10.6 EXCLUSIONS. Nothing in this Article 10 shall restrict either party with respect to information or data identical or similar to that contained in Customer's Proprietary Information or FDR's Proprietary Information, as appropriate, but which: (a) the receiving party can demonstrate was rightfully possessed by it before it received the information from the disclosing party;
(b) was in the public domain prior to the date of this Agreement or subsequently becomes publicly available through no fault of the receiving party or any Entity acting on its behalf; (c) was previously received by the receiving party from a third party or is subsequently furnished rightfully to the receiving party by a third party (no Affiliate of FDR or Customer shall be considered to be a third party) not known to be under restrictions on use or disclosure; (d) is independently developed by such party; (e) is required to be disclosed by law, regulation or court order, provided that the disclosing party will exercise reasonable efforts to notify the other party prior to disclosure; or (f) is required to be disclosed to comply with or to enforce the terms of this Agreement.

     10.7 REMEDY. If either party breaches this Article 10, the non-breaching party will suffer irreparable harm and the total amount of monetary damages for any injury to such party will be impossible to calculate and therefore an inadequate remedy. Accordingly, the non-breaching party may (a) seek temporary and permanent injunctive relief against the breaching party or (b) exercise any other rights and seek any other remedies to which the non-breaching party may be entitled to at law, in equity and under this Agreement for any violation of this
Article 10. The provisions of this Article 10 shall survive the expiration or termination of this Agreement.


                                   ARTICLE 11

                                REPRESENTATIONS
                                ---------------

     11.1 FDR'S REPRESENTATION. FDR represents and warrants that the execution and delivery of this Agreement and the consummation of the transaction herein contemplated does not conflict in any material respect with or constitute a material breach or material default under the terms and conditions of any documents, agreements or other writings to which it is a party.

     11.2 CUSTOMER'S REPRESENTATION. Customer represents and warrants that the execution and delivery of this Agreement and the consummation of the transaction herein contemplated does not conflict in any material respect with or constitute a material breach or material default under the terms and conditions of any documents, agreements or other writings to which it is a party.


                                   ARTICLE 12

                             INTERCHANGE SETTLEMENT
                             ----------------------

FDR and Customer agree that they will handle and settle Interchange Settlement pursuant to the terms and conditions governing Interchange Settlement as set forth in Exhibit F.


                                   ARTICLE 13

                                  MISCELLANEOUS
                                  -------------

     13.1 ASSIGNMENT. Except as otherwise provided herein, the rights and obligations of Customer are personal and not assignable, either voluntarily or by operation of law, without the prior written consent of FDR, which consent shall not be unreasonably withheld. In the event of a sale by Customer of all or substantially all of Customer's Cardholder Accounts, FDR shall consent to the assignment of Customer's rights and responsibilities hereunder to the purchaser of Customer's Cardholder Accounts, unless FDR has reasonable objections to the financial condition or reputation of the purchaser. Upon such assignment, Customer shall be deemed relieved from all responsibilities and obligations hereunder to the extent that such responsibilities and obligations are assumed in writing by the purchaser. Subject to the foregoing, all provisions contained in this Agreement shall extend to and be binding upon the parties hereto or their respective successors and permitted assigns.

     13.2 BUSINESS CONTINUITY PLAN. FDR has created a business continuity plan (the "Business Continuity Plan") and will provide Customer with a written summary of same upon written request. FDR reserves the right to change such Business Continuity Plan and, upon request, will explain all changes. No change shall degrade the quality of the Business Continuity Plan in a manner which has a material, adverse impact on the Services. FDR will make revisions to its Business Continuity Plan as necessary to meet or exceed regulatory agency contingency planning criteria. FDR's Business Continuity Plan includes a schedule for recovering critical business functions.

     13.3 STATE LAW. Except as provided in Exhibit D, this Agreement shall be governed by the laws of the State of Delaware as to all matters including validity, construction, effect, performance and remedies without giving effect to the principles of choice of law thereof. For purposes of any suit, action or proceeding in connection with any claim arising out of this Agreement, Customer agrees that any process to be served in connection therewith shall, if delivered, sent or mailed in accordance with Section 13.4, constitute good, proper and sufficient service thereof.

     13.4 NOTICE. All notices which either party may be required or desire to give to the other party shall be in writing and shall be given by personal service, telecopy, registered mail or certified mail (or its equivalent), or overnight courier to the other party at its respective address or telecopy telephone number set forth below. Mailed notices and notices by overnight courier shall be deemed to be given upon actual receipt by the party to be notified. Notices delivered by telecopy shall be confirmed in writing by overnight courier and shall be deemed to be given upon actual receipt by the party to be notified.

If to FDR:                         With a copy to:

First Data Resources Inc.          First Data Resources Inc.
10825 Farnam Drive.                10825 Farnam Drive
Omaha, Nebraska 68154              Omaha, Nebraska 68154
Attn: President                    Attn: General Counsel
Telecopy Number: 402-222-7334      Telecopy Number:  402-222-7700

If to Customer:                    With a copy to:

Fidelity Federal Bank              Bank Plus Credit Services
4565 Colorado Boulevard            12901 S.W. Jenkins Road, Suite D
Los Angeles, California 90039      Beaverton, Oregon 97005
Attn: Chief Executive Officer      Attn: Chief Operating Officer

A party may change its address or addresses set forth above by giving the other party notice of the change in accordance with the provisions of this section.

     13.5 WAIVER. The failure of either party at any time to require performance by the other party of any provision of this Agreement shall not affect in any way the full right to require the performance at any subsequent time. The waiver by either party of a breach of any provision of this Agreement shall not be taken or held to be a waiver of the provision itself.

     13.6 RELATIONSHIP OF PARTIES. Nothing contained in this Agreement shall be deemed to create a partnership, joint venture or similar relationship between the parties. The parties' relationship shall be that of independent parties contracting for services; provided that, for purposes of Interchange Settlement only, the parties relationship shall be that of principal and agent as set forth in Exhibit F. Neither party shall hold itself out as having the authority to bind the other except as specifically provided in connection with Interchange Settlement. All personnel and other agents employed by either party in connection with this Agreement are such party's or its agent's employees and not employees or agents of the other party.

     13.7 THIRD PARTY BENEFICIARIES. This Agreement is entered into solely for the benefit of FDR and Customer and shall not confer any rights upon any Entity not a party to this Agreement.

     13.8 SUBCONTRACTORS. FDR may subcontract all or any part of the Services, but, notwithstanding any such subcontract, FDR shall remain primarily responsible for performance of the Services.

     13.9 FORCE MAJEURE AND RESTRICTED PERFORMANCE. If performance by either party hereto of any service or obligation under this Agreement, including Transfer or Deconversion, is prevented, restricted, delayed or interfered with by reason of labor disputes, strikes, acts of God, floods, lightning, severe weather, shortages of materials, rationing, utility or communication failures, failure of MasterCard or VISA, failure or delay in receiving electronic data, earthquakes, war, revolution, civil commotion, acts of public enemies, blockade, embargo, or any law, order, proclamation, regulation, ordinance, demand or requirement having legal effect of any government or any judicial authority or representative of any such government, or any other act, omission or cause whatsoever, whether similar or dissimilar to those referred to in this clause, which are not reasonably foreseeable by, and are beyond the reasonable control of, the offending party, then the offending party shall be excused from the performance of its obligation so affected to the extent of the prevention, restriction, delay or interference. As a condition to continuing to perform embossing services for card issuing members of VISA, FDR was required to enter into VISA Card Personalization Agreements (the "VISA Agreements"). Under certain circumstances VISA is permitted, pursuant to the VISA Agreements, to temporarily or permanently prevent or restrict FDR's right to perform embossing services for card issuing members of VISA. Customer and Customer's Transaction Card Affiliates hereby agree that if, as a result of VISA exercising its rights under the VISA Agreements, FDR is prevented or restricted by VISA from performing embossing services for Customer or Customer's Transaction Card Affiliates, then FDR shall be excused from the performance of such embossing services to the extent of such prevention or restriction by VISA.

     13.10 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable for any reason, the invalidity shall not affect the validity of the remaining provisions of this Agreement, and the parties shall substitute for the invalid provisions a valid provision which most closely approximates the intent and economic effect of the invalid provision.

     13.11 AUDIT. From time to time during the Term of this Agreement, FDR will allow a third party, selected by FDR, to perform an audit of the electronic data processing environment maintained by FDR to provide the services contemplated under this Agreement. FDR shall provide Customer and its primary federal regulatory agency with a copy of the results of the audit and/or with a copy of the SAS 70 audit report if requested in writing. FDR shall submit to an examination by the United States Office of Thrift Supervision ("OTS"), at reasonable times and upon reasonable notice, in order to evaluate and monitor the soundness of FDR so as to limit Customer's risk. OTS will have the authority and responsibility provided pursuant to the Examination Parity and Year 2000 Readiness for Financial Institutions Act, 12 U.S.C. 1464(d)(7) relating to services performed under this Agreement. FDR is examined routinely by the federal agencies of the Federal Financial Institutions Examination Council, including the Office of Thrift Supervision. Customer may obtain copies of examination reports by written request to its primary federal regulatory agency.

     13.12 RISK OF LOSS. Customer shall be responsible for any and all risk of loss to any tangible item (a) provided by FDR for Customer (including without limitation statements and embossed cards) upon the delivery of such items to the U.S. Postal Service or such other courier as Customer may select, and (b) provided by Customer to FDR until actual receipt of such items by FDR. It is expressly understood that the U.S. Postal Service and any courier selected by Customer are the agents of Customer and not FDR.

     13.13 EQUAL EMPLOYMENT OPPORTUNITY. FDR will not discriminate against any employee or applicant for employment because of race, color, religion, sex, national origin, disability, age or veteran status as ordered by the Secretary of Labor pursuant to Section 202 of Executive Order 11246, Section 503 of the Rehabilitation Act of 1973, and Section 402 of the Vietnam Era Veterans Readjustment Assistance Act of 1974.

     13.14 ENTIRE AGREEMENT. This Agreement, including Exhibits and the executed Affiliate Agreements, if any, sets forth all of the promises, agreements, conditions and understandings between the parties respecting the subject matter hereof and supersedes all negotiations, conversations, discussions, correspondence, memorandums and agreements between the parties concerning the subject matter.

     13.15 AMENDMENTS. This Agreement may not be amended except by a writing signed by authorized representatives of both parties to this Agreement.

     13.16 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties to this Agreement have caused it to be executed by their duly authorized officers as of the date first written above.


FIRST DATA RESOURCES INC.

By:    /S/ ERIC D. HUFF
      ------------------------------
Name:  ERIC D. HUFF
      ------------------------------
Title: Executive Vice President
      ------------------------------


FIDELITY FEDERAL BANK,
a Federal Savings Bank

By:    /S/ MARK MASON
      ------------------------------
Name:  MARK MASON
      ------------------------------
Title: Chief Executive Officer (CEO)
      ------------------------------

                                    EXHIBIT A

                                SERVICES/PRICING


I. THE FOLLOWING DOCUMENTS SPECIFICALLY DESCRIBE THE SERVICES REFERRED TO IN SECTION II:

         User Manuals:

                  Adjustments
                  Application Controls
                  Applications
                  Authorizations
                  Automated Output System GUI
                  Automated Transaction Processing
                  Cardholder Account Maintenance
                  Cardholder Billing
                  Cardholder Communication
                  Cardholder New Accounts
                  Cardholder Non-Monetary Transactions
                  Cardholder Plastics
                  Cardholder Select
                  Cardholder System Features
                  Chargeback Message Codes
                  Chargebacks
                  Client-Defined Screens
                  Collections
                  Collections Productivity Information
                  Commercial Cards
                  Commercial View
                  Correspondence Management
                  Credit
                  Customer Inquiry Management System
                  Customer Inquiry System
                  Electronic Ticket Capture
                  Electronic Ticket Capture "PLUS"
                  Enterprise Presentation
                  Falcon Fraud Detection System
                  First Conference
                  Fraud Control Options
                  Issuer Marketing Products
                  Letter Fundamentals
                  Merchant Letters
                  Merchant New Accounts
                  Merchant Non-Monetary Entry
                  Merchant Processing
                  Monetary Entry
                  Off-Line Debit Card
                  Online Product Control File Parameters
                  PIN Management
                  Plastics Related Formats
                  Point-of-Sale Products

                                   Exh. A - 1

                  Product Control File
                  Product Control File Utilities
                  Recovery 1
                  Recovery 1 Controls
                  Reference Manual
                  Reports Management System
                  Retail Processing
                  Retrievals
                  Rewards
                  Security
                  Settlement
                  Strategy Management
                  System Administration
                  System Overview

         Customer bulletins issued by FDR

II.      GENERAL SERVICES

         A. FDR will provide Customer with an on-line terminal facility (not the terminals themselves), on-line access to Transaction Card processing software, adequate computer time and other mechanical Transaction Card services as more specifically described in the documents referred to in Section I.

         B. Reports will be made available to Customer in accordance with FDR's Reports Management System (RMS).

         C. Specific Services are defined in Section IV.

III.     ANCILLARY SERVICES

         A. InfoSight Services In order to allow Customer and Customer's Transaction Card Affiliates (hereinafter collectively referred to as "Customer") with the InfoSight Services set forth in this Agreement, FDR shall permit Customer to access Customer's data base pursuant to the use of certain software which FDR licensed from Oracle Corporation ("Oracle") pursuant to a Software License and Services Agreement dated November 20, 1992 (the "InfoSight Software").

            (1) Customer represents and warrants to FDR that it will permit the InfoSight Services to be utilized or accessed in its internal business only by its own personnel. Customer shall not copy the InfoSight Software, nor shall Customer reverse assemble or reverse compile the InfoSight Software program, nor transfer, sublicense, rent, lease or assign the InfoSight Software.

            (2) The provisions set forth in this section only grant Customer the right to use the InfoSight Software and do not grant any rights of ownership to Customer. Customer shall not publish any results of any benchmark tests run on the InfoSight Software.

            (3) If FDR's right to license the use of the InfoSight Software to Customer is terminated because the InfoSight Software infringes upon the copyright, patent, or other proprietary rights of any party or for any other reason, FDR shall have the right to terminate the provision of the InfoSight Services upon thirty
                 (30) days notice to Customer, or such shorter period of notice as coincides with the termination of FDR's right to license the use of the InfoSight Software, and FDR shall have no further liability to Customer with respect to the terminated services.

                                   Exh. A - 2

            (4) Within thirty (30) days after the termination of this Agreement, or the earlier termination of Customer's license to use the InfoSight Software, Customer shall deliver to FDR all copies of the documentation, together with all separate informational materials provided with respect to the InfoSight Services or the InfoSight Software, in Customer's possession, custody or control or, at Customer's discretion, shall destroy the same, as directed by FDR. In addition, an officer of Customer shall certify in writing to FDR that, to the best of its knowledge, use of the InfoSight Software has been discontinued and all items have been returned or destroyed as required in this section.

            (5) Customer agrees to indemnify and hold harmless Oracle, its subsidiaries, Affiliates, officers, directors, employees and agents from and against any and all claims, demands, liability, loss, cost, damage or expense, including attorneys' fees and costs of settlement, resulting from or arising out of (i) the failure of Customer to observe any covenant or condition set forth in this section, (ii) the violation by Customer of any applicable statute, law or regulation associated with the InfoSight Software, or (iii) Customer's use of the InfoSight Services in a manner not provided for in this section.

            (6) Customer acknowledges that the InfoSight Software product is subject to restrictions and controls imposed under the U.S. Export Administration Act. Customer certifies that neither the InfoSight Software nor any direct product thereof is being or will be acquired, shipped, transferred or reexported, directly or indirectly, into any country prohibited under the Act.

            (7) EXCEPT AS OTHERWISE PROVIDED HEREIN, NEITHER FDR NOR ORACLE MAKES ANY WARRANTIES, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS OR SERVICES TO BE PROVIDED HEREUNDER, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ORACLE DOES NOT WARRANT THAT THE FUNCTIONS CONTAINED IN THE INFOSIGHT SOFTWARE WILL MEET CUSTOMER'S REQUIREMENTS OR THAT THE OPERATION OF THE INFOSIGHT SOFTWARE WILL BE ERROR FREE, OR THAT DEFECTS IN THE SOFTWARE WILL BE CORRECTED. IN NO EVENT WILL CUSTOMER HAVE ANY CAUSE OF ACTION AGAINST ORACLE, NOR WILL ORACLE BE LIABLE TO CUSTOMER FOR ANY LOSSES, DAMAGES OR ANY ECONOMIC CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR SAVINGS), INCIDENTAL DAMAGES OR PUNITIVE DAMAGES INCURRED OR SUFFERED BY CUSTOMER EVEN IF ORACLE IS INFORMED OF THEIR POSSIBILITY.

         B. FDR LINKUP SERVICES FDR agrees to provide to Customer and Customer's Transaction Card Affiliates (hereinafter collectively referred to as "Customer") electronic mail services consisting of a system whereby Customer may create, edit, transmit, store and retrieve data, in the form of textual messages and binary files, utilizing Customer's telephone communication lines to FDR and certain data storage facilities residing on Customer's computer equipment ("Mailboxes"). FDR shall assign to Customer a number of Mailboxes, which may be increased or decreased by Customer at any time following at least thirty (30) days written notice to FDR, provided that Customer shall be required to maintain at least one (1) Mailbox at all times. In order for Customer to obtain FDR LinkUp Services as described in this section, FDR shall distribute to Customer cc:Mail Software and related documentation (collectively, the "cc:Mail Software").

            (1) Customer represents and warrants to FDR that it will permit the FDR LinkUp Services to be utilized or accessed in its internal business only by its own personnel. Each copy of the cc:Mail Software provided to Customer may be used by Customer on a single computer only, and in no event may Customer install any cc:Mail product given to Customer by FDR on a network server. Customer shall not copy the cc:Mail Software except that Customer may make archival copies of the cc:Mail Software for the sole purpose of having a backup copy. Customer agrees that it will not reverse assemble or reverse compile the cc:Mail Software program, nor transfer, sublicense, rent, lease or assign the cc:Mail Software. The cc:Mail Software is owned by cc:Mail, Inc., a division of Lotus Development Corporation ("Lotus") and is protected by United States copyright laws and international treaty provisions.

                                   Exh. A - 3

            (2) Customer shall be responsible, at its expense, for all computer equipment at Customer's locations necessary to use the cc:Mail Software. All communication charges associated with accessing the FDR computers and equipment used to provide FDR LinkUp Services shall be paid by Customer.

            (3) If FDR's right to distribute the cc:Mail Software is terminated because the software infringes upon the copyright, patent, or other proprietary rights of any party or for any other reason, FDR shall have the right to terminate the provision of FDR LinkUp Services upon thirty (30) days notice to Customer, or such shorter period of notice as coincides with the termination of FDR's right to distribute the software, and FDR shall have no further liability to Customer with respect to the terminated services.

            (4) Within thirty (30) days after the termination of this Agreement, or the earlier termination of Customer's right to use the cc:Mail Software, Customer shall deliver to FDR all copies of the relevant software and associated documentation, together with all separate informational materials provided with respect to the services or the software, in their possession, custody or control or shall destroy the same, as directed by FDR. In addition, an officer of Customer shall certify in writing to FDR that use of the relevant software has been discontinued and all items have been returned or destroyed as required in this section.

            (5) Customer agrees to indemnify and hold harmless Lotus, its subsidiaries, affiliates, officers, directors, employees and agents from and against any and all claims, demands, liability, loss, cost, damage or expense, including attorneys' fees and costs of settlement, resulting from or arising out of (i) the failure of Customer to observe any covenant or condition set forth in this Section, (ii) the violation by Customer of any applicable statute, law or regulation, or (iii) Customer's use of the FDR LinkUp Services.

            (6) Customer acknowledges that the cc:Mail Software product is subject to restrictions and controls imposed under the U.S. Export Administration Act. Customer certifies that neither the cc:Mail Software nor any direct product thereof is being or will be acquired, shipped, transferred or reexported, directly or indirectly, into any country prohibited under the Act. RESTRICTED RIGHTS LEGEND. Use, duplication or disclosure by the U.S. Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 52.227-7013. cc:Mail, Inc., 2141 Landings Drive, Mountain View, CA 94043.

            (7) EXCEPT AS OTHERWISE PROVIDED HEREIN, NEITHER FDR NOR LOTUS MAKES ANY WARRANTIES, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS OR SERVICES TO BE PROVIDED HEREUNDER, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. LOTUS DOES NOT WARRANT THAT THE FUNCTIONS CONTAINED IN THE CC:MAIL SOFTWARE WILL MEET CUSTOMER'S REQUIREMENTS OR THAT THE OPERATION OF THE SOFTWARE WILL BE ERROR FREE, OR THAT DEFECTS IN THE SOFTWARE WILL BE CORRECTED. IN NO EVENT WILL CUSTOMER HAVE ANY CAUSE OF ACTION AGAINST LOTUS, NOR WILL LOTUS BE LIABLE TO CUSTOMER FOR ANY LOSSES, DAMAGES OR ANY ECONOMIC CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR SAVINGS), INCIDENTAL DAMAGES OR PUNITIVE DAMAGES INCURRED OR SUFFERED BY CUSTOMER EVEN IF LOTUS IS INFORMED OF THEIR POSSIBILITY.

                                   Exh. A - 4

          C. Equasion APS Services FDR shall make available to and perform for Customer and Customer's Transaction Card Affiliates (hereinafter collectively referred to as "Customer") Application Processing Services and On-Line Credit Bureau Report Request Services using the Equasion7 Automated Credit Application Processing System/Bureau Link7 ("Equasion APS") in accordance with the description of services set forth in Section I of this Exhibit A. Customer shall indemnify and hold harmless FDR and its employees from and against all claims, damages, losses and expenses to the extent that the same arise out of FDR's performance of Application Processing Services and On-Line Credit Bureau Report Request Services under this Agreement, to the extent that such claim, damage, loss or expense is caused by any error, omission or negligence of Customer, employees of Customer or of any other persons or Entities who are directly or indirectly associated with Customer or who directly or indirectly participate with Customer in connection with its operations of a Transaction Card program as Affiliates, Agent Banks or otherwise. Customer shall have no obligation to indemnify FDR against any liability, loss or damage FDR might suffer arising solely out of FDR's negligent performance of Application Processing Services and On-Line Credit Bureau Report Request Services called for by this Agreement. FDR will use due diligence in processing the application materials received from Customer, and the performance by FDR of the Application Processing Services and the On-Line Credit Bureau Report Request Services called for in this Agreement shall be consistent with industry standards. Customer acknowledges that the supplier of Equasion APS to FDR is a third party beneficiary to this Agreement. Equasion is a registered trademark of First Data Resources Inc. Bureau Link is a registered trademark of American Management Systems, Incorporated.

          D. Recovery 1 Services In order for Customer and Customer's Transaction Card Affiliates (hereinafter collectively referred to as "Customer") to obtain Recovery 1 Services as described in this Exhibit A, FDR shall permit Customer to access FDR's data base and to use the Recovery 1 Shared Services System software and all human readable user documentation including additions, updates, revisions, corrections and modifications to the foregoing delivered to Customer from time to time (collectively, the "Recovery 1 Software") in accordance with the terms and conditions contained herein.

            (1) Customer represents and warrants to FDR that the Recovery 1 Software will be accessed and utilized only in conjunction with their respective internal businesses and only by its own personnel. Customer shall not copy, decompile, reverse compile or reverse assemble the Recovery 1 Software nor transfer, sublicense, rent, lease or assign the same. The provisions set forth in this section only grant to Customer a right to use the Recovery 1 Software and in no way grant or convey any rights of ownership.

            (2) If FDR's right to license the use of the Recovery 1 Software to Customer is terminated because the Recovery 1 Software infringes upon the copyright, patent or other proprietary rights of any party or for any other reason, FDR shall have the right to terminate the provision of Recovery 1 Services and Customer's license to the Recovery 1 Software upon thirty (30) days' written notice and FDR shall have no further liability to Customer with respect to such Services or Software.

            (3) Within thirty (30) days after the termination of this Agreement, or the earlier termination of Customer's license to use the Recovery 1 Software, Customer shall deliver to FDR all copies of the documentation, together with all separate informational materials provided with respect to the Recovery 1 Services or the Recovery 1 Software, in Customer's possession, custody or control or, at Customer's discretion, shall destroy the same, as directed by FDR. In addition, an officer of Customer shall certify in writing to FDR that, to the best of its knowledge, use of the Recovery 1 Software has been discontinued and all items have been returned or destroyed as required in this section.

                                   Exh. A - 5

            (4) Customer agrees to indemnify and hold harmless FDR, its subsidiaries, Affiliates, officers, directors, employees and agents from and against any and all claims, demands, liability, loss, cost, damage or expense, including attorneys' fees and costs of settlement, to the extent that the same arise our of or result from (i) the failure of Customer to observe any covenant or condition set forth in this section, (ii) the violation by Customer of any applicable statute, law or regulation associated with the Recovery 1 Software, or (iii) Customer's use of the Recovery 1 Services or the Recovery 1 Software in a manner not provided for in this section.

            (5) Customer acknowledges that the Recovery 1 Software product is subject to restrictions and controls imposed under the U.S. Export Administration Act. Customer certifies that neither the Recovery 1 Software nor any direct product thereof is being or will be acquired, shipped, transferred or reexported, directly or indirectly, into any country prohibited under the Act.

            (6) EXCEPT AS OTHERWISE PROVIDED HEREIN, FDR MAKES NO WARRANTIES, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS OR SERVICES TO BE PROVIDED UNDER THIS SECTION, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. FDR DOES NOT WARRANT THAT THE FUNCTIONS CONTAINED IN THE RECOVERY 1 SOFTWARE WILL MEET CUSTOMER'S REQUIREMENTS OR THAT THE OPERATION OF THE RECOVERY 1 SOFTWARE WILL BE ERROR FREE, OR THAT DEFECTS IN THE SOFTWARE WILL BE CORRECTED. IN NO EVENT WILL CUSTOMER HAVE ANY CAUSE OF ACTION AGAINST FDR, NOR WILL FDR BE LIABLE TO CUSTOMER FOR ANY LOSSES, DAMAGES OR ANY ECONOMIC CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR SAVINGS), INCIDENTAL DAMAGES OR PUNITIVE DAMAGES INCURRED OR SUFFERED BY CUSTOMER IN CONNECTION WITH THE RECOVERY 1 SERVICES OR SOFTWARE EVEN IF FDR IS INFORMED OF THEIR POSSIBILITY.

          E. Personal Ticket Capture (PTC) Services In order for Customer and Customer's Transaction Card Affiliates (hereinafter collectively referred to as "Customer") to obtain Personal Ticket Capture (PTC) Services as described in this section, FDR shall provide Customer with a license to use certain software which is necessary to receive such services (the "PTC Software").

            (1) The license set forth above shall govern the use of the PTC Software by Customer including but not limited to any warranties available to Customer with respect to the PTC Software.

            (2) Customer shall be responsible, at its expense, for all computer equipment at Customer's locations necessary to use the PTC Software. All communication charges associated with accessing the FDR computers and equipment used to provide applicable services shall be paid by Customer.

            (3) If FDR's right to license the PTC Software is terminated because the PTC Software infringes upon the copyright, patent, or other proprietary rights of any party or for any other reason, FDR shall have the right to terminate the provision of the PTC Services upon thirty (30) days notice to Customer, or such shorter period of notice as coincides with the termination of FDR's right to license, and FDR shall have no further liability to Customer with respect to the terminated services.

            (4) Within thirty (30) days after the termination of this Agreement, or the earlier termination of Customer's license to use the PTC Software, Customer shall deliver to FDR all copies of the PTC Software and associated documentation, together with all separate informational materials provided with respect to the PTC Services or the PTC Software, in its possession, custody or control or shall destroy the same, as directed by FDR. In addition, an officer of Customer shall certify in writing to FDR that use of the PTC Software has been discontinued and all items have been returned or destroyed as required in this section.

                                   Exh. A - 6

         F. ACQUIRING DEBIT SERVICES

            (1) In addition to the above services, FDR agrees to provide Customer and Customer's Transaction Card Affiliates (hereinafter collectively referred to as "Customer") with Dial-Up Point-of-Sale ("POS") authorization services and Electronic Ticket Capture ("ETC") services (collectively, the "Acquiring Debit Services") in connection with the proprietary debit card networks listed below, which list may be added to or deleted from in FDR's sole discretion: Money Access Service, Inc.; New York Cash Exchange; Yankee 24 (a/k/a New England Network, Inc.); Explore (a/k/a Star System, Inc.); Maestro; Interlink; Honor; Most; Pulse; Accel; Cash Station; Magic Line; Tyme; Bankmate; and Kets (collectively, the 'Network'). In the event that additional debit card networks are added, the terms and conditions contained herein shall apply automatically hereto. FDR currently provides the Acquiring Debit Services in part through a Gateway Access Agreement with Electronic Data Systems, Inc. ("EDS") and reserves the right to utilize other access networks or to access directly the Network for purposes of providing the Acquiring Debit Services. EDS and any alternative network provider shall be referred to collectively herein as the "Provider."

            (2) All Acquiring Debit Services shall be provided in accordance with the description of services set forth in Section I of this Exhibit A of this Agreement. Prices for the Acquiring Debit Services shall be the same as those charged to Customer in connection with Customer's credit card operations, except as set forth in this Exhibit A. In no event shall FDR be responsible for, and Customer shall indemnify and hold harmless FDR from and against, any claims, damages, losses, or expenses to the extent that the same result from any failure, negligence, or intentional act or omission on the part of the Provider, the Network, or any part thereof in connection with the Acquiring Debit Services, including but not limited to any system downtime or improper authorization of a transaction. In no event shall FDR be responsible for money damages hereunder arising from or related to the Acquiring Debit Services which exceed: (a) the amount of cash, merchandise, and/or services erroneously dispensed by Customer, FDR, or a Merchant subscribing to Merchant processing services with Customer through a point of sale device; and/or (ii) the loss of funds resulting from amounts erroneously transferred to or from an account of FDR, Customer, or such a Merchant, in each case directly caused by FDR's failure to properly service, maintain, program, or operate the Acquiring Debit Services or any misconduct or negligence on the part of FDR's officers, employees, or agents in performing the Acquiring Debit Services. IN NO EVENT SHALL FDR BE RESPONSIBLE FOR SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES WHICH CUSTOMER OR ANY SUCH MERCHANT MAY INCUR OR EXPERIENCE ON ACCOUNT OF ENTERING INTO OR RELYING UPON THIS AGREEMENT, EVEN IF FDR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

            (3) Notwithstanding anything in this Agreement to the contrary, FDR's obligation to provide Acquiring Debit Services shall terminate automatically without penalty or obligation of any type to FDR upon the earlier of: (i) the termination of the Gateway Access Agreement with EDS; (ii) the termination of FDR's access to the Network or any part thereof; or (iii) the termination of Customer's membership in the Network or any part thereof. Customer agrees to comply with all rules, regulations, procedures, and obligations of each of the entities comprising the Network.

         G. FRAUD MANAGEMENT/FRAUD DETECTION (FALCON) SERVICES FDR shall provide Customer and Customer=s Transaction Card Affiliates (hereinafter collectively referred to as "Customer") with Credit Card Fraud Management/Fraud Detection Services in conjunction with HNC, Inc., and its FalconTM software (hereinafter referred to as the "HNC Software"), which services shall consist of those services set forth in this section.

                                   Exh. A - 7

            (1) FDR shall provide Customer with Credit Card Fraud Management/Fraud Detection Services by utilizing the output of the Falcon Neural Engine computational model (designed to detect credit card fraud) which encompasses or contains the Falcon Credit neural network-based system, as such same software is licensed to FDR by HNC and is commonly known as the Falcon Credit Card Fraud Detection Model (hereinafter referred to as the >Credit Card Output Access=) solely for the purpose of assisting Customer in detecting possible fraudulent transaction account activity on the credit card accounts of Customer and for no other purpose. Except as expressly provided in this section, no right or license under any patent, copyright, trade secret, trademark or other intellectual property of FDR or other person is granted or is to be inferred from this section. Customer agrees that FDR=s providing of Credit Card Fraud Management/Fraud Detection Services does not confer upon Customer any license in or to the Credit Card Computational Model.

            (2) The parties acknowledge that the HNC Software, from which the Credit Card Output Access is generated, is licensed to FDR pursuant to a license agreement (the "HNC License Agreement"). FDR shall use commercially reasonable efforts to extend or renew the initial or any renewal terms, as the case may be, of the HNC License Agreement and if the HNC License Agreement expires or is terminated, FDR shall promptly notify Customer of such termination or expiration. FDR shall use commercially reasonable efforts to substitute for HNC one or more software vendors from whom FDR shall license, on commercially reasonable terms, one or more software packages that will generate output access that provides, in all material respects, the utility and performance provided by the Credit Card Output Access generated by the HNC Software.

            (3) FDR and Customer shall mutually establish a fraud detection strategy designed to fulfill Customer's fraud detection requirements. Customer's fraud detection strategy shall be summarized and memorialized in an authorization report which shall set forth the variables and computational parameters which reflect such fraud detection strategy (the "Strategy Approval Form"). Customer will provide a single point of contact, at least 60 days prior to beginning of service, to establish start-up requirements. Customer shall notify FDR in writing of the contact's identity. Customer's contact person will be authorized to build and approve the fraud detection strategy, to determine the fraud score criteria, to approve product control file changes and to approve the Strategy Approval Form. FDR shall assist Customer in the establishment of the processing parameters designed to effectively implement Customer's fraud detection strategy. Customer shall be solely responsible for approving the processing parameters set forth in the Strategy Approval Form, and shall verify that such parameters effectively satisfy the requirements of Customer's fraud detection strategy. FDR shall construct, or cause to be constructed, a computational process which reasonably conforms to Customer's Strategy Approval Form. In no event, however, shall FDR be liable to any person for any damages caused by either the HNC Software, any deficiency in the construction of the processing parameters or any deficiency in the content of the approved Strategy Approval Form. Furthermore, Customer shall be responsible for the accuracy of all Customer data and fraud control data provided to FDR. If Customer desires to alter its fraud detection strategy, Customer shall notify FDR in writing at least 30 days before such changes are to become effective. Customer shall submit to FDR a modified Strategy Approval Form setting forth the processing parameter changes desired.

            (4) Together with HNC, FDR will provide Customer with the following Credit Card Call Processing Services:

                (a) FDR will utilize its Fraud Detection WorkCenter, using the
                    HNC Software, to monitor authorizations queued as a result of the fraud detection criteria and/or fraud score.

                                   Exh. A - 8

                (b) FDR will initiate outbound telephone calls to the
                    Cardholders of Customer who have had authorization activity on their account and appear in a Fraud Detection WorkCenter Queue Group. At Customer=s option, FDR shall either (i) use a predictive dialer (herein defined as a mechanism by which outbound calls to the Cardholder Accounts to be worked hereunder are automatically dialed by the system based upon the telephone number indicated by the Cardholder master files of Customer resident at FDR) to place calls or (ii) manually review accounts for fraud activity (based upon Customer-defined criteria) in order to call only selected accounts.

                (c) FDR will make up to four attempts to reach the Cardholder within a 48-hour period. All attempts will be made within the hours of 8:00 a.m. and 9:00 p.m. (Central Time Zone).

                (d) FDR will attempt all home and business telephone numbers as provided by Customer's Cardholder masterfile.

                (e) If FDR is unable to contact the Cardholder, a message for the Cardholder to contact FDR at a to-be-provided 800 number will be delivered to the Cardholder's home message machine and/or to responsible adults.

                (f) When the FDR call results in contact with the Cardholder, and the Cardholder validates the authorization activity, FDR will record an on-line account memo (to the Customer Inquiry System) indicating the results of the call.

                (g) When the FDR call results in contact with the Cardholder and the Cardholder is unable to validate the activity, FDR will initiate a Lost/Stolen Report and place a block on the account. (Standard fees apply for the Lost/Stolen Report.) FDR will record an on-line account memo (to the Customer Inquiry System) indicating the results of the call.

                (h) If FDR encounters activity which appears uncharacteristic or unusual for a Cardholder Account and FDR is unable to contact successfully the Cardholder, then FDR may place a block on the Cardholder Account to prevent further authorization approvals until either the Cardholder or Customer successfully verifies the activity. On a daily basis, FDR will fax to Customer a list of accounts which have been blocked because of uncharacteristic or unusual account activity. The account will remain blocked until Customer instructs FDR in writing via fax to remove such block.

                (i) Upon the request of Customer, FDR may at its option, provide additional services, including the following: telephone number look-ups, inbound call processing after the 48-hour period, fraud control services, customized reporting, etc. These services would be provided at an additional cost to Customer.

                (j) At least annually, HNC shall analyze two separate month-end reports within the 12-month period being analyzed produced by the HNC Software that measure the effectiveness of Customer's existing algorithms, provided that Customer has over 200,000 Gross Active Credit Card Accounts. HNC shall then provide Customer with a written analysis of the reports interpreting the performance of the existing algorithms and strategies and written recommendations for changes or updates to such algorithms or strategies to improve their performance, provided that Customer promptly provides HNC with the two necessary month-end reports.

                                   Exh. A - 9

                (k) At Customer's request, HNC shall provide Customer with up to five hours per month, for the first six months following the date of commencement of Fraud Management/Fraud Detection Services (the "Falcon Start Date"), and three hours per month thereafter, of strategy design assistance over the telephone at no additional charge, provided that Customer has over 200,000 Gross Active Credit Card Accounts as of the Falcon Start Date. This service will include recommendations on fraud strategy design and results interpretation. If such service exceeds the hours permitted for that particular month, HNC will be entitled to charge Customer for such services. HNC and Customer shall independently negotiate the terms and costs of such additional assistance. Customer will be entitled to on-site strategy design assistance at an additional charge; provided, however, that Customer will receive credit against such additional charge for any unused telephone strategy design assistance it was eligible to receive from HNC in that month under this paragraph at the same rate charged for additional telephone strategy design assistance.

                (l) Upon request by Customer, HNC or FDR may, at its option, provide the following to Customer: custom system installation, additional training, and fraud user interface licensing. HNC shall provide the following to Customer upon request: fraud strategy consulting and custom fraud models. Customer will contract directly with HNC for these services, which will be provided at an additional cost to Customer.

                (m) HNC has established a Fraud Control Consortium whereby users of Credit Card Output Access contribute data for use by HNC to study fraud patterns, which enables HNC to improve fraud detection methods. If Customer chooses to join such Consortium, Customer shall provide data to the Fraud Control Consortium as required and requested by HNC within 30 days after the Falcon Start Date and on a calendar quarterly basis thereafter. If Customer does not wish to join the Fraud Control Consortium, HNC, upon request of Customer shall construct a custom fraud model for Customer, as an additional service, at a cost agreed upon among FDR, Customer and HNC. Customer acknowledges that FDR will employ the HNC Software using the Fraud Control Consortium algorithms to produce Credit Card Output Access for Customer only if Customer contributes data to the Fraud Control Consortium.

            (5) Notwithstanding any other provisions of this Agreement, either party may terminate the Credit Card Fraud Management/Fraud Detection Services hereunder upon 30 days written notice to the other party.

                                  Exh. A - 10

IV.      PROCESSING FEE DEFINITIONS/PRICES:

    Item
   Number     Item                   Definition                                                                      Price Per Item
------------- ---------------------- ------------------------------------------------------------------------ --------------------

    0130      ACCD                   Each selected Cardholder Account of Customer which is transmitted to            .0140/account
              Downloaded             Customer, or any other third party acting on Customer's behalf, for
              Account                collection purposes in connection with Customer's Automated
                                     Customer Calling Device (ACCD).

    2825      Account                A match of certain values from two separate Cardholder Accounts              .0014/Cardholder
              Relationship           within Customer's Transaction Card portfolio, indicating a relationship       Account on File
                                     between the accounts.                                                             per month

    7260      Account-Level          Each account of a Cardholder of Customer using Account-Level                  .0046/account on
              Processing (ALP) -     Processing that remains on Customer's masterfile on the last processing              ALP
              Cardholder Pricing     day of the calendar month as defined on the CD-121 Ledger Activity
              Account on File        Report or the equivalent report.  ALP Services-Cardholder Pricing allow Customer the ability to set, change and monitor pricing parameters
                                     (including but not limited to annual percentage rate, penalty fees, minimum payment calculations and annual charges) on a Cardholder Account automatically at the level of the individual Account based upon decision tables built by Customer.

    2788/     Additional             Each variety of Transaction Card, other than MasterCard International,             Bundled
    2789/     Merchant Card          Inc. ("MasterCard") and VISA U.S.A. Inc. ("VISA"), for which a
    2790/     Types on File          Merchant Account on File accepts transactions and/or authorizations
    2791/     (Multicard)            from Cardholders, including but not limited to  American Express
    2792/                            Travel Related Services Company, Inc. ("Amex"), Discover Card, Inc.
    2794/                            ("Discover"), JCB International Credit Card Company, Ltd. ("JCB"),
    2796/                            and Citicorp Diner's Club Inc. ("Diner's Club").
    2797/
    2798/
    2902/
    5701

     n/a      Address                The confirmation or denial of the accompanying address during an                     n/a
              Verification           electronic authorization inquiry.

    2806      Address                Each electronic request for an Address Verification by a Merchant of            .0104/inquiry
              Verification -         Customer.
              Acquiring

    0281      Address                Each instance in which the Cardholder records of Customer located at            .0104/inquiry
              Verification -         FDR are accessed for Address Verification.
              Issuing

    3519      Address                Each voice inquiry request received by FDR from a Merchant                      1.7500/request
              Verification -         requesting a confirmation of the address of a Cardholder.
              Voice

     n/a      Adaptive Control       An account control system for the management of Cardholder Accounts,                 n/a
              Services               which includes (i) behavior scorecards that rank accounts according to risk, (ii) software that implements various account management strategies by using the behavior scores of accounts to determine various actions to be taken on such accounts, (iii) software that reports the results of alternative strategies to provide input to measure the relative effectiveness of such alternative strategies;
                                     and (iv) human statistical analysis of reports resulting in feedback on the performance of alternative strategies and the development of new alternative strategies (such account control system hereinafter is referred to as the "Product"). The Product software is integrated into FDR's credit account system software which is used to provide the
                                     Services. The Adaptive Control Services and prices set forth in this
                                     Exhibit A are provided for reference only. Customer and FDR hereby agree that, prior to the commencement of any such services by FDR on behalf of Customer, Customer and FDR shall be required to execute a separate contract, which shall include all terms snd conditions for the provision of such services.

                                   Exh. A -11

    8500      Adaptive Control       The number of instances (transactions) in which a Cardholder Account             /transaction
              Basic Monthly          on File (as defined herein) of Customer is processed through the
              Service                Behavior Scoring System, which may or may not include any of the applicable adaptive control decision areas (specifically, credit line management, reissue management, delinquent collections or overlimit collections), for the applicable calendar month, subject to certain agent-level bank exclusions. The Behavior Scoring System is an account control system which aids in the management of credit accounts.
                                     Components of the account control system include (i) behavior scorecards that rank accounts according to risk, (ii) software that implements various account management strategies by using the behavior scores of accounts to determine various actions to be taken on such accounts, (iii) software that reports the results of alternative strategies to provide input to measure the relative effectiveness of such alternative strategies; and (iv) human statistical analysis of reports resulting in feedback on the performance of alternative strategies and the development of new alternative strategies.

                                     Monthly Volume of Transactions             Price Per Transaction
                                             0 -    69,999                           $.0570**
                                        70,000 -   199,999                            .0458
                                       200,000 -   399,999                            .0414
                                       400,000 -   599,999                            .0393
                                       600,000 -   799,999                            .0381
                                       800,000 -   999,999                            .0370
                                     1,000,000 - 1,499,999                            .0332
                                     1.500,000 - 1,999,999                            .0309
                                     2,000,000 - 2,499,999                            .0286
                                     2,500,000 - 2,999,999                            .0275
                                     3,000,000 - 3,999,999                            .0262
                                     4,000,000 - 4,999,999                            .0257
                                     5,000,000 - over                                 .0252

                                     Customer and FDR hereby agree that the Adaptive Control Basic Monthly
                                     Service pricing is referenced herein only for convenience, and that such service shall only be available to Customer pursuant to a separate
                                     Adaptive Control Service Agreement to be mutually agreed upon by
                                     Customer, FDR and Fair, Isaac and Company, Inc. prior to the commencement of such services.

    8501      Adaptive Control       Each of Customer's Cardholder Accounts on File (as defined herein)         /account per month
              Authorizations         identified to use the adaptive control portion of the Behavior
                                     Scoring System for controlling authorizations, excluding 'B', 'L',
                                     'U' and 'Z' statused accounts. The Behavior Scoring System is an account control system which aids in the management of credit accounts.
                                     Components of the account control system include (i) behavior scorecards that rank accounts according to risk, (ii) software that implements various account management strategies by using the behavior scores of accounts to determine various actions to be taken on such accounts,
                                     (iii) software that reports the results of alternative strategies to provide input to measure the relative effectiveness of such alternative strategies; and (iv) human statistical analysis of reports resulting in feedback on the performance of alternative strategies and the development of new alternative strategies.

                                   Exh. A -12

                                      Monthly Volume of Accounts                Price Per Account
                                              0 -    69,999                           $.0114**
                                         70,000 -   199,999                            .0092
                                        200,000 -   399,999                            .0083
                                        400,000 -   599,999                            .0079
                                        600,000 -   799,999                            .0076
                                        800,000 -   999,999                            .0074
                                      1,000,000 - 1,499,999                            .0066
                                      1.500,000 - 1,999,999                            .0062
                                      2,000,000 - 2,499,999                            .0057
                                      2,500,000 - 2,999,999                            .0055
                                      3,000,000 - 3,999,999                            .0052
                                      4,000,000 - 4,999,999                            .0051
                                      5,000,000 - over                                 .0050

                                      Customer and FDR hereby agree that the Adaptive Control
                                      Authorization Service pricing is referenced herein only
                                      for convenience, and that such service shall only be
                                      available to Customer pursuant to a separate Adaptive Control
                                      Service Agreement to be mutually agreed upon by Customer, FDR and Fair, Isaac and Company, Inc. prior to the commencement of such services


    2812      Airline Itinerary on   Up to four (4) legs of detailed airline itinerary displayed on a               .0050/statement
              Statement              Cardholder Statement.

    6501      Annual Activity        Each Cardholder Account for which annual activity summary detail is             .0530/account
              Summary Detail         stored in an electronic format.
              Storage

    2731      Application            An on-line system supporting the data entry, credit investigation,          1.0200/application
              Processing             credit analysis, decisioning, documentation and booking of credit
              Services (EAPS)        applications on the FDR System. Services include automated credit scoring and credit limit assignment.

    2840      APS Relationship       Each storage of a record of Customer depository accounts on the FDR           .0052/depository
              Account Storage        System.  Upon entry of application data, a search of the deposit file is           account
                                     executed with matches reported to allow
                                     identification of an existing consumer
                                     relationship. Resulting matches can be
                                     queued by the system for verification.

    6601      ARU                    Each audio response unit (ARU) authorization service provided to a              .2921/inquiry
              Authorization -        Merchant of Customer by the use of a touch-tone telephone and local
              Local Line Inquiry     line telecommunication services.  Customer shall pay FDR for each instance during which FDR has electronic contact with a Merchant of
                                     Customer and receives the Merchant number. In addition, if an audio response unit authorization inquiry results in a voice inquiry,
                                     Merchant request for assistance or a security action, Customer will pay FDR for the audio response unit authorization and the appropriate voice and/or security action charge as provided in this Agreement.

                                     If a Merchant of Customer attempts to use its normal line to obtain an authorization and the Merchant is unable to use such line and uses another line, Customer shall pay FDR at the rate charged for the line used by the Merchant. Local lines for authorization services are available in the cities listed on-line under a TC-400 transaction.

                                   Exh. A -13

    6603      ARU                    Each audio response unit (ARU) authorization service provided to a              .4137/inquiry
              Authorization -        Merchant of Customer by the use of a touch-tone telephone and
              Interstate WATS        interstate WATS line telecommunication services.  Customer shall pay
              Line Inquiry           FDR for each instance during which FDR has electronic contact with a
                                     Merchant of Customer and receives the Merchant number.  In addition, if an audio response unit authorization inquiry results in a voice inquiry, Merchant request for assistance or a security action, Customer will pay FDR for the audio response unit authorization and the appropriate voice and/or security action charge as provided in this
                                     Agreement.

                                     If a Merchant of Customer attempts to use its normal line to obtain an authorization and the Merchant is unable to use such line and uses another line, Customer shall pay FDR at the rate charged for the line used by the Merchant.


    6602      ARU                    Each audio response unit (ARU) authorization service provided to a              .4868/inquiry
              Authorization -        Merchant of Customer by the use of a touch-tone telephone and
              Intrastate WATS        intrastate WATS line telecommunication services.  Customer shall pay
              Line Inquiry           FDR for each instance during which FDR has electronic contact with a
                                     Merchant of Customer and receives the Merchant number. In addition, if an audio response unit authorization inquiry results in a voice inquiry, Merchant request for assistance or a security action, Customer will pay FDR for the audio response unit authorization and the appropriate voice and/or security action charge as provided in this
                                     Agreement.

                                     If a Merchant of Customer attempts to use its normal line to obtain an authorization and the Merchant is unable to use such line and uses another line, Customer shall pay FDR at the rate charged for the line used by the Merchant.

    0204/     Assistance Request     Each miscellaneous customer assistance request from a Cardholder or             1.7500/request
    0227/     (Voice)                Merchant of Customer that is received by FDR's voice authorization
    0228                             center.

    2519      ATM Balance            Each inquiry into the account records of a Cardholder of Customer by            .0370/inquiry
              Inquiry                the Cardholder via an automated teller machine ("ATM").

    2883      Auto PIN Change        Each call made by a Cardholder of Customer requesting a change to                 .8415/call
                                     the Personal Identification Number (PIN) associated with the
                                     Cardholder's Transaction Card by the use of a touch-tone telephone.

    2722      Automated              The set-up of each new account for a Cardholder Account of Customer             1.0972/account
              Account Transfer -     which is reported Lost or Stolen.  Account history is moved from one
              Account                account and rebuilt on a new one.
              Transferred

    2723      Automated              A transferred Cardholder Account of Customer, which has been                    .5538/account
              Account Transfer -     evaluated against Customer's reissue criteria and approved by
              Plastic Reissued       Customer, is issued a new plastic(s).

    2724      Automated              A transferred Cardholder Account of Customer, which has been                    1.0972/account
              Account Transfer -     evaluated against Customer's reissue criteria and not approved by
              Plastic Reissue        Customer, is suspended for review by Customer's personnel.
              Suspended

    2725      Automated              The storage of each suspended account of Customer on the FDR                    .0109/account
              Account Transfer -     system awaiting review and disposition by Customer.
              Suspended
              Account Storage



                                   Exh. A -14

    2845      Automated ICS          The automatic reporting of a fraud account to the Issuer's                   .2000/transaction
              Fraud Report           Clearinghouse Service (ICS) by the FDR System each time a
              Transaction            Cardholder Account is set to fraud via an "SL" or "SN" transaction.

    0660      Automatic Action       A system generated entry made to a Cardholder Account of Customer                 .0150/item
              Entry                  which appears on Customer's collection screens indicating a collection-
                                     related activity, including but not limited to external status changes, account re-ages and charge-offs.

    2778/     Automatic              Each automatic initiation of a chargeback by the FDR System based            2.7433/chargeback
    2779/     Chargeback             upon predefined  parameters, including but not limited to transactions           initiated
    2780/                            involving expired account plastics, accounts listed in the Combined
    2831                             Warning Bulletin, and accounts which exceed presentment parameters.

     n/a      Balance                An online system for the production, processing and management of                    n/a
              Consolidation          balance transfer checks, including authorization and posting of checks, creation of a check data file, transmission of the check data file to a third-party vendor selected by FDR for printing and mailing of checks and related letters and inserts and product management through production of online balance consolidation reports and generation of a CIS Memo entry for each balance consolidation request. The third party vendor selected by FDR for check print and mail services may be an Affiliate of
                                     FDR. At Customer's option, reconciliation services and an Official Check product may be provided through a separate agreement between Customer and
                                     Integrated Payment Systems (IPS), an Affiliate of FDR. Reconciliation
                                     services include payment of cashed items, reconciling issueds to paids,
 .                                    researching and processing exception items, processing stop payments, storage and retrieval of paid items. Official Checks are centralized teller checks that receive next-day availability. If such services are obtained through contract with IPS, third-party print and mail services also will be provided through the IPS contract. FDR shall not be responsible for nonperformance, negligent performance or default by IPS or its third-party vendor  under such separate written agreement, or for providing such services in the event the agreement with IPS expires or is terminated.

    7340      Balance                Each balance transfer check included in a file which is transmitted to a          .700/check
              Consolidation          third party vendor for printing and mailing.
              Check Data File
              Creation/
              Transmission

    6611      Batch                  Each inquiry processed for Merchants of Customer and sent to FDR                .0245/inquiry
              Authorization          via magnetic tape, tape to tape transmission or remote job entry (RJE)
              Inquiry                transmission from Customer or Customer's Merchant.

    0207      Batch Header -         Each summarization of Merchant Tickets deposited by Customer's                   .0325/header
              CRT Entry              Merchant or by Customer ("Batch Header"), and entered remotely from
                                     Customer's terminal(s) by Customer or a third party acting on Customer's behalf.

    0201/     Batch Header -         Each summarization of Merchant Tickets deposited by the Merchant,                .1500/header
    0202      Manual Entry           or by Customer, and entered by FDR via hardcopy received from
                                     Customer.

    0208      Batch Header -         Each summarization of Merchant Tickets deposited by Customer's                   .0325/header
              Tape Entry             Merchant or by Customer ("Batch Header"), and transmitted
                                     electronically to FDR via magnetic tape or tape transmission from
                                     Customer or a third party acting on Customer's behalf.

                                   Exh. A -15

    7936      Card Activation -      Each update of Customer's Cardholder masterfile information in                  .1750/account
              Account                connection with the activation of the Cardholder Account by the
              Information            Cardholder.
              Update

    7923      Card Activation -      Each automatic initiation of an on-line transaction in conjunction with      .4046/transaction
              ANI Call-FDR           an Automatic Number Identification (ANI) process via an audio response unit (ARU), changing the status of a Cardholder Account associated with certain newly issued or reissued plastics
                                     (as determined by Customer), from "inactive" (under certain parameters)
                                     to "active" for transaction authorization purposes.

    2868      Card Activation        Each initiation of an on-line transaction by the confirmation of             .5432/transaction
              -ARU Call-FDR          Customer requested data captured from Customer's Cardholder, via an audio response unit (ARU), changing the status of a Cardholder Account associated with certain newly issued or reissued plastics (as determined by Customer), from "inactive" (under certain parameters) to "active" for transaction authorization purposes.

    2870      Card Activation -      Each entry of an on-line transaction by Customer to change the status        .0450/transaction
              Customer               of a Cardholder Account associated with certain newly issued or
              Processed              reissued plastics (as determined by Customer), from "inactive" (under certain parameters) to "active" for transaction authorization purposes.

    2869      Card Activation -      Each entry of an on-line transaction by FDR, on behalf of Customer, in      1.3315/transaction
              Voice Call-FDR         conjunction with the confirmation of Customer requested data obtained from the Customer's Cardholder via a voice call, changing the status of a Cardholder Account associated with certain newly issued or reissued plastics (as determined by Customer), from "inactive" (under certain parameters) to "active" for transaction authorization purposes.

    0506      Cardholder             Each account of a Cardholder of Customer (including but not limited to       .0400/account per
              Account on File        charged off, authorization only and debit accounts) that remains on                 month
                                     Customer's master file at FDR on the last processing day of the calendar month as defined on the CD-121 Ledger Activity Report or the equivalent report.

    0218      Cardholder Annual      The fee assessed yearly to a Cardholder in connection with a                    .0280/account
              Charge                 Cardholder Account of Customer.

    6622/     Cardholder             Each instance in which the Cardholder records of Customer are                   .0112/inquiry
    6625/     Authorization          accessed for an authorization
    6628      Inquiry

    7020/     Cardholder             FDR shall:  (i) research Cardholder exception transactions on revoked,    3500/transaction plus
    7027      Exception              closed and charged-off accounts; (ii) initiate chargebacks in                 6% of chargeback
              Research               accordance with MasterCard and VISA rules and regulations; (iii) funds recover by FDR handle chargeback representments on reversed chargebacks, when notified by Customer; and (iv) deliver good faith letters to
                                     Merchant banks where applicable.

    2742      Cardholder             Customer shall contract with a third party for certain Personal                 .0500/account
              Selected PIN           Identification Number (PIN) services in connection with the                       downloaded
              Service                authorization of a Cardholder Account.  FDR shall download certain
              Downloaded             Cardholder Accounts of Customer onto a tape to be sent to such a third
              Account                party.

    7262      Cardholder             Each transaction generated in connection with a Cardholder Account of        .0525/transaction
              Selected PIN           Customer for which Customer enters an on-line transaction into the
              (SMR/SMC)              FDR System from a Solicitation Mailer Response (SMR) screen or
              Transaction            Solicitation Mailer call (SMC) through Customer's ARU system, to generate a Personal Identification Number (PIN) which has been selected by the Cardholder in connection with the Cardholder Account.

                                   Exh. A -16

    0131/     Cardholder             Each periodic summarization of activity (whether printed or otherwise)         .1200/statement
    0151      Statement              associated with a Transaction Card issued by Customer.

     n/a      CD-ROM Services        The storage, on Compact Disc-Read Only Memory ('CD-ROM'), of                         n/a
                                     statements and reports for purposes of record retention, accessing and archival purposes.  Customer, at its option, may elect to utilize the CD-
                                     ROM Services and/or On-Line Report Services for the same items.
                                     Notwithstanding anything in this Agreement to the contrary, Customer is responsible for determining the acceptance of the CD-ROM Services under state and Federal regulations, including but not limited to obligations to retain information for a specified period of time, signature verification and the admissibility of documents into evidence.
                                     It is Customer's responsibility to keep records on other media, if such are required under state and Federal regulations because of the limited acceptance or admissibility of the CD-ROM Services or the technology to be used under this Agreement to provide the CD-ROM Services.
                                     Customer shall provide at its expense the minimum personal computer configuration set forth below:

                                     386/486 Processor with Hard Drive (486 preferred)
                                     8 MB RAM (12 MB preferred)
                                     3.1 Windows
                                     Mouse
                                     14" VGA Color Monitor (SVGA preferred)
                                     CD-ROM Drive (double speed)
                                     Laser Printer

    4353      CD-ROM Bundle -        An additional copy of a CD-ROM Bundle provided to Customer at                   $75.00/bundle
              Duplicate              Customer's request.

    4353      CD-ROM Bundle -        A CD-ROM Bundle which summarizes previously produced CD-ROM                     $475.00/bundle
              Summary                Bundles.

    4354      CD-ROM Report          Each data page of report information on CD-ROM which is provided               .0069/data page
              Data Page              to Customer or to a party on behalf of Customer.

                                     A CD-ROM Bundle, for purposes of the reports on CD-ROM services, consists of two (2) copies, one for Customer, and one for
                                     archive.

    4352      CD-ROM                 Each data page of statement information on CD-ROM which is                     .0069/data page
              Statement Data         provided to Customer or to a party on behalf of customer.
              Page
                                     A CD-ROM Bundle, for purposes of the statements on CD-ROM
                                     services, consists of three (3) copies, one for Customer, one for archive and one for Customer's customer service representative.

     n/a      Chargebacks            The return of a Ticket and receipt of the amount thereof from an                    n/a
                                     Issuer n/a to an Acquirer or from an Acquirer to an Issuer as provided for in the then current MasterCard and VISA rules and regulations.

    6005      Chargeback -           A Chargeback where Customer initiates the Chargeback to an Acquirer          2.4899/chargeback
              Outgoing               in connection with a Ticket transacted by a Cardholder of Customer or
              (Customer              where Customer returns a Chargeback to an Issuer.  The Chargeback is
              Entered)               processed by Customer.

    6004      Chargeback -           A Chargeback where Customer initiates the Chargeback to an Acquirer          4.6690/chargeback
              Outgoing (FDR          in connection with a Ticket transacted by a Cardholder of Customer or
              Entered)               where Customer returns a Chargeback to an Issuer.  The Chargeback is processed by FDR.

                                   Exh. A -17

    5998      Chargeback -           A Chargeback where the Issuer initiates a Chargeback to Customer in           1.500/chargeback
              Incoming (Direct       connection with a Ticket transacted by the Issuer's Cardholder or
              Sell)                  where an Acquirer returns a Chargeback to Customer.  A Direct Sell
                                     Chargeback is an Incoming Chargeback which is sent directly to
                                     Customer the same day FDR receives it for processing.

    5995      Chargeback -           A Chargeback where the Issuer initiates a Chargeback to Customer in           6.500/chargeback
              Incoming (Manual       connection with a Ticket transacted by the Issuer's Cardholder or
              Entry)                 where an Acquirer returns a Chargeback to Customer.  A Manual
                                     Chargeback is one which is processed manually by FDR.

     n/a      CIMS                   FDR's Customer Inquiry Management System (CIMS) is an on-line                        n/a
                                     system which provides the means to log, assign and track Customer
                                     Inquiries.  Under CIMS, a Customer Inquiry shall mean a request for information received from a customer of Customer either by mail, phone, walk-in or some other medium.  A Workcase is the basic work unit within CIMS; it represents a Customer Inquiry.  Workcase Option with Variables ("WOV") Services shall also be available under CIMS at Customer's option.

    7234      CIMS Log-Only          Each Workcase that is entered into CIMS by Customer for internal                .0458/workcase
              Workcase               reporting purposes only; no follow-up is required by Customer's personnel.

    7232      CIMS Regular           Each Workcase that, for whatever reason, requires review, task                 .1256/workcase
              Workcase               completion and/or follow-up by Customer's personnel in order to resolve a Customer Inquiry.

                                     The average number of CIMS Regular Workcases for a month is calculated by adding together the ending number of Regular
                                     Workcases of month 'a' after purge plus the ending number of
                                     Regular Workcases of the subsequent month (month'b') before purge and then dividing the total number by 2. This calculation will equal the averagenumber of Regular workcases processed on the system for month 'b'.

    7255      CIMS Regular           Each (i) task which is performed in the resolution of a Regular                   .0198/item
              Workcase Action        Workcase or (ii) brief communication that contains directive, advisory or informative matter stored within an Action Workcase that is entered by
                                     Customer's personnel.

    7233      CIMS WOV               Each optional Workcase that sends variable information to a file for            .1256/workcase
              Workcase               downloading to Customer.  Actions may be used to establish the specific grouping of variables that will be downloaded to Customer.

     n/a      CIS                    FDR's Customer Inquiry System (CIS) is an on-line system for storing                 n/a
                                     and accessing Statement, Detail or Memo information regarding a
                                     Cardholder Account.

    2811      CIS Automated          Each automatic, on-line completed adjustment or reversal of monetary          .0470/adjustment
              Adjustment/            detail items such as late fees, overlimit fees, item charges, finance
              Approval               charges, charge-off transactions and credit adjustments within
                                     Customer Inquiry System.

     n/a      CIS Detail             Each item of information regarding transactions that have posted or                  n/a
                                     will post to a Cardholder Statement such as charges, payments, credits and authorizations not aged off the Cardholder's file, Cardholder payment history, and real-time authorizations.

                                   Exh. A -18

    0770      CIS Detail-Other       Each CIS Detail other than those specifically defined herein.              .0006/detail stored
                                                                                                                     per month

    2413      CIS Detail-            Each CIS Detail regarding a Cardholder's payment history.                  .0005/detail stored
              Payment History                                                                                        per month

    2737      CIS Detail-            Each CIS Detail regarding a CDA transactions which allow research          .0005/detail stored
              Realtime               on declined authorizations and for determining pay-off balances on a            per month
              Authorization          Cardholder Account.

    5464      CIS Extended           An enhancement to the standard CIS Services which provides access to          .0015/statement
              Service                Customer Inquiry System during hours of the week in which the CIS is               stored
                                     not otherwise available for access.

    0700      CIS Inquiry            Each transaction accessing the Statement, Detail or Memo information        .0175/transaction
                                     in the FDR System regarding a Cardholder Account.

    0780      CIS Memo               Each summary item, not individually exceeding 65 positions, that is          .0005/memo stored
                                     stored with the Customer's Cardholder Account information and is                 per month
                                     accessible by Customer via Customer's CRT terminals.

    0760      CIS Statement          Each set of statement information regarding Customer's Cardholder             .0015/statement
                                     Accounts that is stored on the FDR system and accessible by Customer          stored per month
                                     via Customer's CRT terminals.  CIS Statement information includes the information set forth on a Cardholder Statement such as, but not limited to, the name, address, account number, statement date, payment date, cycle days, annual percentage rates, and monthly periodic rates.

    2814      CIS Transaction        A reprint of information from a CIS Statement currently stored on-line          .3600/register
              Register               which reprint is delivered to a Cardholder of Customer at Customer's request.

     n/a      Client-Defined         Product by which Customer may design its display screens for                         n/a
              Screens (CDS)          presentation of on-line material using multiple screen options based upon its needs.

    5402      Client-Defined         Each CDS Screen developed by Customer for general use.                          $65.00/screen
              Screens - Screen
              Set-Up

    5403      Client-Defined         Each change made by Customer to an existing CDS Screen.                         $50.00/screen
              Screens - Screen
              Revision

    2710/     Client-Defined         Each on-line transaction entered by Customer using a CDS Screen.             .0030/transaction
    2726      Screens -              This charge is in addition to any other applicable monetary, non-
              Transaction            monetary or on-line transaction charge which may apply with respect to the transaction type.

    3534      Commercial             A list of vendors for which Cardholders utilizing a Customer issued       .0780/average number
              Vendor List            Commercial Card may present the Commercial Card for payment.               of vendors on file
                                                                                                                      per month

    2744      Common                 The fee associated with the point-of-sale authorization of a transaction        .0112/inquiry
              Authorization          to an account of Customer by a third party where notice of such authorization is delivered to FDR via a transmission medium from the third party.

                                   Exh. A -19

    2813      Company Card           The preparation of each set of reports prepared for mailing in the USPS   .3300/set of reports
              Service Mail           to a company designated by Customer in connection with those
              Preparation            services provided by FDR in order to support commercial card accounts of Customer. For purposes of this Agreement, a set of reports shall mean all reports of a single company which are placed in a single envelope for mailing.

    2820      Convenience            Periodic downloading and transmission of Cardholder account data to a           .0500/account
              Check                  third party vendor selected by Customer for the production of convenience checks.

    6607      CPU Authorization      Each authorization inquiry received in FDR protocol via a computer to           .0245/inquiry
              Inquiry                computer (CPU-to-CPU) interface between FDR's computer and the computer of Customer or Customer's Merchant.

    6612      CPU Authorization      Each CPU Authorization Inquiry where the Cardholder's Personal                  .0245/inquiry
              Inquiry With PIN       Identification Number (PIN) is verified during the authorization
              Verification           process.

    6610      CPU Leased Line        Each computer to computer authorization inquiry received from a                 .0245/inquiry
              Authorization          Merchant of Customer via a leased line.
              Inquiry

    6615      CPU Remote Local       Each computer to computer authorization inquiry received from a                 .0245/inquiry
              Authorization          Merchant of Customer via a CRT.
              Inquiry

    2821      Credit Balance         Periodic downloading and transmission of Cardholder account data to a           .0500/account
              Refund Check           third party vendor selected by Customer for the production of credit balance refund checks.

    7278      Custom Fee             Each fee assessed to a Cardholder Account of Customer in connection         Quote/fee assessed
              Processing - Fee       with FDR's Custom Fee Processing system, whereby Customer is able
              Charged                to set up and run multiple fee programs at the Cardholder level, controlling the amount, timing and communication intervals of fees to be charged to the Cardholder for various programs such as service fees, product enrollment fees, purchase fees, special plastic fees and group/ organization recurring dues or purchases.

              Daily Rewards          The product by which rewards from Customer's rewards program(s)              Quote/Cardholder
              Calculation            which are due a Cardholder are calculated and made available on a         Account per day with
                                     daily basis to the Cardholder Account.  The service is billed on the            activity
                                     basis of which Cardholder Accounts had a reward(s) earned on a particular day.

    0147      Delinquency            A brief notification to a Cardholder of Customer prepared by FDR's               .0450/notice
              Notice                 computer at the request of Customer based upon Customer's Product
                                     Control File or a CRT entry request made by an employee of Customer which addresses a delinquency with respect to the account.

    2553      Delinquency            An alternative form to the delinquency notice, which form notifies a           .0450/statement
              Statement              Cardholder of Customer of a past-due amount.

    0155      Dual Cardholder        A Cardholder Statement which includes information on both                      .1040/statement
              Statement              MasterCard and VISA account activity.

    2819      EAPS Credit            Each application which is automatically scored for credit worthiness         .1000/application
              Scored Account         according to Customer selected parameters.

                                   Exh. A -20

     n/a      Emergency              Services performed by FDR on behalf of Customer for a Cardholder of                  n/a
              Services               Customer.  FDR shall perform emergency cash authorization services and, when authorized by Customer, coordinate the creation and delivery of replacement card(s).
    2776/     Emergency Service      Each monthly Cardholder Account on File which is entitled to receive          .0026/Cardholder
    7019      - File Processing      Emergency Service.                                                         Account on File per
                                                                                                                         month

    2775/     Emergency Service      Each Cardholder Account on File which is loaded to the FDR System             Quote/Cardholder
    7018      - One-Time Start-      in connection with the Emergency Service.                                      Account on File
              Up Fee

    7243      Enhanced Annual        Each Cardholder Annual Activity Summary (as defined herein) which
              Summary                utilizes Enterprise Presentation style statement printing features.
                                     Customer may elect to use either a standard or customized format.

                                     Additional charges will apply for the creation of any logos or personalized letters in excess of one (1), and if Customer elects to utilize customized
                                     Enhanced Annual Summaries.
                                                                                                                        .8000**
                                     0 - 10,000                                                                          .7500
                                     10,001 - 50,000                                                                     .7000
                                     50,001 - 100,000                                                                    .6500
                                     100,001 - 250,000                                                                   .6000
                                     250,001 - over                                                                     /summary

     n/a      Enterprise             Each Cardholder Statement produced by FDR on behalf of Customer                      n/a
              Presentation           utilizing the Enterprise Presentation feature.  Enterprise Presentation is
              Cardholder             the system which allows Customer the flexibility to electronically
              Statement              arrange the statement form (including payment coupon placement), create and place logos and graphics and select from numerous font types and sizes on the Cardholder Statement. Customer understands and agrees that
                                     Enterprise Presentation Cardholder Statement data may only be stored for archival use on CD-ROM.

    7197      Enterprise             Each first physical page of an Enterprise Presentation Cardholder             .0300/first page
              Presentation CH        Statement which is printed in duplex mode.
              Statement-Duplex
              First Page

    7199      Enterprise             Each physical page after the first physical page of an Enterprise                 .0300/page
              Presentation CH        Presentation Cardholder Statement which is printed in duplex mode,
              Statement-Duplex       excluding any U$AVE offer page (if applicable).
              Subsequent Page

    7196      Enterprise             Each first printed page of an Enterprise Presentation Cardholder              .0300/first page
              Presentation CH        Statement which is printed in simplex mode.
              Statement-Simplex
              First Page

    7198      Enterprise             Each printed page after the first page of an Enterprise Presentation              .0300/page
              Presentation CH        Cardholder Statement which is printed in simplex mode, excluding any
              Statement-Simplex      U$AVE offer page (if applicable).
              Subsequent Page

                                   Exh. A -21

    0280      ETC Batch Header       Each electronic summarization of ETC Ticket transactions deposited               .0325/header
                                     by Customer or Customer's Merchant and delivered to FDR.

    0260      ETC Confirmation       Each daily report prepared by FDR for use by Merchant of Customer                .2000/letter
                                     to confirm all Ticket transactions received from Customer's Merchant and processed the previous day via Electronic Ticket Capture (ETC) or tape.  Service includes any preparation required for delivery.  ETC is
                                     FDR's proprietary product for electronic data capture at the point of sale.

    2573      ETC Deposit            Each weekly report sent to a Merchant of Customer confirming each               .5000/summary
              Summary                deposit made during the week by such Merchant.  Service includes any preparation required for delivery.

    0262      ETC Headquarters       Each daily or weekly report sent to a headquarters' location of a                .1200/report
              Report                 Merchant of Customer's, which contains ETC or tape transaction information for its individual Merchant location(s).  Service includes any preparation required for delivery.

    0270      ETC Ticket             Each Electronic Ticket Capture (ETC) sales slip, cash advance slip or             .0325/item
                                     returned merchandise slip from a Merchant of Customer that is captured by means of an electronic process and forwarded to FDR for processing and reporting.

    2480      ETC Ticket -           Each paper copy of an ETC Ticket received from an ETC Ticket or                   .0200/item
              Storage                tape Merchant of Customer and stored by FDR.  In no event shall FDR be responsible for Tickets not received in any batch from a Merchant of Customer.

    7026      Excessive              Each Cardholder Account of Customer for which FDR performs an                   .5538/account
              Transaction            examination of data in connection with the excessive use of the
              Monitoring             Transaction Card.  FDR shall review all items that qualify as excessive, and examine activity on previous statements, a Cardholder's normal spending habits and payment history.

    7031      Excessive              Each Cardholder Account of Customer for which FDR personnel, in                 6.0408/account
              Transaction            connection with Excessive Transaction Monitoring, research and verify
              Research               transactions warranting further review, and if fraud is involved, the account will be statused.

    0675      FDR Entered New        Each Cardholder new account transaction which is entered by FDR              .2500/transaction
              Account                personnel.
              Transaction

    0670/     FDR Entered Non-       Each Cardholder non-monetary transaction which is entered by FDR             .1268/transaction
    0137      Monetary               personnel.
              Transaction

    4320      FDR LinkUp             The one-time set-up charges associated with each mailbox utilized by           $100.00/mailbox
              Service - Set-Up       Customer to receive and send electronic mail from and to FDR.
              Fee

    4321      FDR LinkUp             The monthly charges associated with maintaining each mailbox                $15.00/mailbox per
              Service - Service      utilized by Customer to receive and send electronic mail from and to                month
              Fee                    FDR.

                                   Exh. A -22

    0144      First Activity         A brief notification to a Cardholder of Customer prepared by FDR's               .0450/notice
              Notice                 computer at the request of Customer based upon Customer's Product
                                     Control File or a CRT entry request made by an employee of Customer which addresses the first use of the new account.

    0604      First Class Mail -     Each Delinquency Notice which is prepared by FDR for delivery to the             .0850/notice
              Delinquency            USPS for mailing.
              Notice

    2666      First Class Mail -     Each Delinquency Statement which is prepared by FDR for delivery to              .0850/notice
              Delinquency            the USPS for mailing.
              Statement

    0605      First Class Mail -     Each ETC Confirmation Letter which is prepared by FDR for delivery               .0850/letter
              ETC Confirmation       to the USPS for mailing.
              Letter

    0603      First Class Mail -     Each First Activity Notice which is prepared by FDR for delivery to              .0850/notice
              First Activity         the USPS for mailing.
              Notice

    2746      First Class Mail -     Each Merchant Statement which is prepared by FDR for delivery to the           .0850/statement
              Merchant               United States Postal Service ("USPS") for mailing.
              Statement

    0149      First Class Mail -     Each item other than those specifically defined herein.                           .0850/item
              Other

    0601      First Class Mail -     Each Cardholder Statement which is prepared by FDR for delivery to             .1000/statement
              Cardholder             the United States Postal Service ("USPS") for mailing.
              Statement

     n/a      Fraud Detail           The FDR on-line system which provides Customer with the ability to:                  N/a
              Screen Services        (i) track fraudulent Transaction Card activity using certain on-line screens, (ii) make on-line entries which generate adjustments, retrievals, chargebacks and affidavits, and (iii) have certain transactions automatically charged back (including but not limited to the  non-receipt of a requested item from an Acquirer) by the FDR System.

    2777      Fraud Detail           Each transaction (2 transactions are required in order to generate a         .5486/transaction
              Screen Transaction     single adjustment) entered on-line using FDR's Fraud Detail Screens in
              - Adjustment           order to generate an adjustment to an account.

    2755      Fraud Detail           Each transaction entered on-line using FDR's Fraud Detail Screens in        2.7433/transaction
              Screen Transaction     order to generate an affidavit regarding an account.
              - Affidavit

    2782      Fraud Detail           Each transaction entered on-line using FDR's Fraud Detail Screens in        1.3715/transaction
              Screen Transaction     order to generate a Chargeback.
              - Chargeback

    2781      Fraud Detail           Each transaction entered on-line using FDR's Fraud Detail Screens in         .8228/transaction
              Screen Transaction     order to generate a Retrieval.
              - Retrieval

                                   Exh. A -23

    7982      Fraud                  Any Cardholder Account routed to the FDR Fraud Detection                       2.0521/actioned
              Management/            WorkCenter queue group and called using a manual dialing process                   account
              Fraud Detection        that results in any one or more of the following activities in a single
              (Falcon) Services -    48-hour period: outgoing/incoming Cardholder phone calls with a
              Call Processing -      maximum of 4 attempts within any single 48-hour period, CIS Memos,
              Manual Review/         Letter generation or account statusing.
              Dialing)

    7980      Fraud                  Any account routed to the FDR Fraud Detection WorkCenter queue                 2.0521/actioned
              Management/            group and called using a predictive dialer which results in any one or             account
              Fraud Detection        more of the following activities in a single 48-hour period:
              (Falcon) Services -    outgoing/incoming Cardholder phone calls with a maximum of 4
              Call Processing -      attempts within any single 48-hour period, CIS Memos, Letter
              Predictive Dialer,     generation or account statusing.
              Domestic)

    7919      Fraud                  Each Cardholder Account processed through the Falcon system
              Management/            which  Account had a balance or any monetary posting
              Fraud Detection        for the month billed, as determined by FDR for Customer.
              (Falcon) Services -
              Monthly Gross               Number of Monthly Gross Active Credit Card
              Active Credit Card                Accounts For The Month
              Account                               0 - 599,999                                                       .0526**
                                                    600,000 - 999,999                                                 .0479
                                                    1,000,000 - 1,999,999                                             .0459
                                                    2,000,000 - 2,999,999                                             .0439
                                                    3,000,000 - 4,999,999                                             .0419
                                                    5,000,000 - over                                                  .0409
                                                                                                              /gross active account
                                                                                                               on file per month

    0512      Fraud Research         FDR's security department provides the following functions for            .0550/Lost or Stolen
              and Investigation      Customer's Lost or Stolen accounts:  (i) Lost/Stolen account research,            Report
              Services               (ii) Cardholder interviews, (iii) adjustments, (iv) chargebacks, (v)
                                     retrievals, and (vi) fraud and counterfeit reporting. In addition,
                                     FDR's security department provides investigation of fraudulent activity regarding a Cardholder Accounts of Customer by means of FDR's nationwide investigative network. This service is billed on a per
                                     Lost or Stolen Report basis.

    7947      Fraud Return           Each record of a fraudulent Cardholder Account of Customer which is              .0600/record
              Records in FAR         rejected and returned by MasterCard; such accounts are placed in the
              Queue                  FDR Fraud Account Returns ("FAR") queue for review and disposition by Customer.

              Greater Than Six       The FDR product by which each Cardholder of Customer is allowed up           Quote/Cardholder
              Rewards                to fifty (50) rewards programs attached to their Cardholder Account.         program in excess
              Functionality          Customer is billed for every rewards program attached to a Cardholder            of 6
                                     Account in excess of six (6). Customer also has the ability to have one rewards ID  drive to 200 rewards programs.

                                   Exh. A -24

     n/a      Hot Call               An authorization request from a Merchant on a lost, stolen or credit
                                     problem account.  Hot Calls on a Voice or ARU Inquiry are                            N/a
                                     automatically transferred; POS or CPU Inquiries require a second
                                     Merchant call.

    7004      Hot Call - Card        Each Hot Call where the Cardholder Account is statused as credit
              Pickup                 related.  FDR will instruct the Merchant to pick up the card.                    6.4120/call

    7021      Hot Call - Code 10     Each Positive ID Check or other Hot Call in which the use of the                 13.8934/call
                                     Transaction Card is suspected of being fraudulent or counterfeit.

    7013      Hot Call - Positive    Each Hot Call where an authorization attempt exceeds Customer's                  3.2058/call
              ID Check               predetermined parameters.  The presenter of Customer's card is checked for positive ID and the card is checked for counterfeiting.
                                     Positive ID checks can be initiated for: (i) excessive  activity
                                     (number of transactions and/or dollar amount) per account per day,
                                     (ii) first use of a new or reissued card exceeding a specified amount, and/or (iii) excessive dollar amount for a single purchase as specified by Customer.

    7003      Hot Call -             Each Hot Call where the Cardholder Account is statused Lost or                   13.8934/call
              Lost/Stolen            Stolen.  FDR will instruct the Merchant to pick up the card and, at
                                     Customer's option based upon predefined criteria, FDR shall investigate and dispatch the police to the Merchant location.

     n/a      ICS (Issuer's          The system whereby FDR processes and submits to the Issuer's                         N/a
              Clearinghouse          Clearinghouse Service (ICS), on behalf of Customer, information
              Services)              concerning potential and existing Cardholders in accordance with the operating regulations of MasterCard and  VISA. Anything in this Agreement to the contrary notwithstanding, it is understood and agreed that FDR's sole responsibility under the ICS services is to provide electronic data processing services to  Customer in connection with Customer's use of the
                                     ICS. FDR shall not be responsible for and assumes no responsibility for: (i)
                                     any damages, losses or liabilities whatsoever arising out of the use by
                                     Customer of the ICS data bases, including any liability or obligation of
                                     Customer  arising out of or related to its compliance with the Fair Credit
                                     Reporting Act or any other applicable federal, state or local law or ordinance;
                                     (ii) the accuracy of any information supplied by Customer to the ICS or for any verification of such information based upon reports provided to
                                     Customer through the ICS; and (iii) Customer's compliance with the operating regulations of MasterCardand VISA with respect to the ICS service.
                                     IN ADDITION, Customer UNDERSTANDS THAT FDR DISCLAIMS ALL
                                     WARRANTIES WITH RESPECT TO THE USE AND OPERATIONOF THE
                                     ICS, BOTH EXPRESS AND IMPLIED, INCLUDING BUT NOT LIMITED
                                     TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS
                                     FOR ANY PARTICULAR PURPOSE.

    2581      ICS - On-Line          An inquiry into FDR's ICS on-line files utilizing FDR's ICS on-line         .0150/transaction
              Transaction            transactions by an employee of Customer via Customer's CRT terminals.

                                   Exh. A -25

    2574/     ICS - Transmission     The transmission to MasterCard and VISA of selected information of              .0050/account
    2575/     Load                   each Cardholder of Customer which either:  (i) has applied for a
    2576/                            MasterCard or VISA Transaction Card; or (ii) has experienced
    2577/                            unauthorized usage of its MasterCard or VISA Transaction Card, all in
    2578/                            accordance with the operating regulations of MasterCard and VISA.
    2579/
    2580

    0101/     Incoming               Each Ticket (sales slip, cash advance slip or returned merchandise slip)          .0200/item
    0115      Interchange Ticket     transacted by Customer's Cardholders at any Merchant with a BIN,
                                     ICA or other Transaction Card system identification number other than the number  to which the Cardholder is signed.

              InfoSight Services     FDR agrees to update, on a monthly basis, certain selected fields of the master files of Customer, and to provide Customer with certain master file data warehousing, historical retention and related services in connection with Customer's Cardholder Accounts.  Such files may be selected at the system and/or system principal level of the FDR
                                     System.  InfoSight Services allow Customer to (i) collect and access current and historical master file data and to integrate such data with external data such as demographic/household data, (ii) segment portfolios and perform precision targeting of individual Cardholders and segments, (iii) plan, execute and evaluate multiple, frequent marketing programs and (iv) other promotional related services.  FDR agrees to provide Customer with dial-up access to such files each business day of the week.  The hours of access during such business days shall be 7:00 a.m. to 7:00 p.m. Central Time Zone.  FDR agrees to provide customer service support to Customer in its use of such services provided by FDR.  The amount and type of customer service support shall be that which FDR determines is reasonably necessary in its exercise of good faith business judgment.  FDR shall, at Customer's request, provide training, consulting, computer programming and other services in connection with the InfoSight Services at FDR's then current standard rates for such training, consulting and computer programming, as such rates are quoted to Customer by FDR upon request.

                                     Cardholder Program:
                                     -------------------
                                                                                                                         Quote
                                     -Initial Start-Up
    5600                             -Monthly On-Line Access Per Table ($500 minimum per month)*                     .0210/account
                                          First 100,000 accounts                                                     .0125/account
                                          100,001 - 500,000 accounts                                                 .0057/account
                                          Additional accounts beyond 500,000
    5612                             -Monthly Update of File Per Table ($2,850                                       .0120/account
                                          maximum per month)*                                                     700.00 plus .0035/
                                          80,000 and fewer accounts                                                     account
                                          Over 80,000 accounts

                                   Exh. A - 26

                                     Merchant Program:
                                     -----------------

                                     -Initial Start-Up                                                                   Quote
    5603                             -Monthly On-Line Access Per Table*                                             300 plus .0270/
                                                                                                                        account
    5602                             -Monthly Update of File Per Table ($75 minimum per month)*                      .0100/account

                                     STATS:
                                     ------

    5613                             -Initial Start-Up                                                                   Quote
    5614                             -Monthly On-Line Access ($25.00 minimum per month)**                            25.00/megabyte
                                     -Monthly File Load                                                                  120.00

                                     Product Control File:
                                     ---------------------

                                     -Initial Start-Up                                                                   Quote
    5604                             -Monthly On-Line Access                                                     100.00 plus 15.00/
                                                                                                                       100 agents
    5604                             -Monthly File Load                                                                  400.00

                                     *Subject to thirty percent (30%) discount during the Term of this
                                     Agreement.
                                     **Based upon actual amount of disk space used. Size approximations are available upon request.

    5617      InfoSight Services     The retention of historical masterfile and transaction data at detail level         Quote
              - Historical           on non-disk media.
              Retention

    3025      Insert                 Any advertising or other item of information not contained on a                  .0104/insert
                                     Cardholder Statement, which item is mailed along with the Cardholder
                                     Statement; inserts required by state or federal law do not apply.

    5397/     Interface Services -   Each receipt of data by FDR from Customer or a third party designated            $25.00/tape
    5399/     Magnetic Tape          by Customer or each forwarding of data to Customer or a third party
    5400/     Handling               designated by Customer from FDR via mailed or courier delivered
    5401                             magnetic media including, but not limited to, diskettes and magnetic tapes.

    5086/     Interface Services -   Each transmission to, or receipt by, FDR of Customer's data via a           4.800/transmission
    5088/     RJE/NDM                central processing unit to central processing unit transmission using
    5090/                            Remote Job Entry or Network Data Mover (RJE or NDM).
    5091

    5095/     Interface Services -   Each transmission to, or receipt by, FDR of Customer's data via a          $12.00/transmission
    5097/     Tape to Tape           central processing unit to central processing unit transmission using a
    5098/                            tape to tape interface.
    5099/
    5100

                                  Exh. A - 27

    5412      IRS Home Equity        Each Internal Revenue Service (IRS) Form 1098 prepared by FDR's                  1.2500/form
              Form (1098)            computer, in accordance with the Customer's Product Control File settings or terminal entry made by Customer, printed and mailed to
                                     Customer's Cardholder. Service includes creation of a tape for
                                     Customer's reporting of Cardholder information to the IRS.

    2771      Letter                 Each letter prepared by FDR's computer, in accordance with                       .1437/letter
                                     Customer's Product Control File settings or CRT entry requests made by employees of Customer.  Each such Letter shall have on-line composition and editorial features and options including signatures, logos, multiple type faces and additional page letter generation.
                                     Service includes any preparation required for delivery.

    2773      Letter - Additional    Each printed output on the reverse side of a Letter (duplex printing) or    .0850/printed page
              Page                   each side of each sheet of 8 1/2" by 11" 24 lb. bond stock accompanying a Letter.

    2849      Letter - Certified     Each Letter, with or without Letter Insert, which is handled separately          1.500/letter
              Mail Handling          from Customer's first class mailings to provide certified delivery of said item.  This does not include postage.

    2772      Letter - Duplex        Each Letter for which printing is made on the back of the initial page           .0850/letter
              Printing               and any additional pages.

    2860      Letter - Group         Each individual or set of Letters prepared by FDR's computer, in                  .0850/item
              Samples                accordance with Customer's Product Control File settings or CRT entry requests made by employees of Customer, which is printed and mailed to
                                     Customer in a draft format for Customer's review and approval.

    5323      Letter - Insert        Each inserting of advertising or other item of information                       .0157/insert
                                     not contained on a Letter, including but not limited to generic reply envelopes, into a windowed envelope containing a Letter.

    2848      Letter -               Each Letter which is provided with a perforation for detachment.                 .0300/letter
              Perforations

    2774      Letter - Priority      Each Letter, with or without Letter Insert, which is handled separately          .1063/letter
              Mailing                from Customer's first class mailings to provide next day delivery of said item.

    5321/     Letter - Set-up,       Each addition, deletion or change, performed by FDR on behalf of              $32.50/half hour
    5322/     Revision or            Customer, of a Customer's Letter format or inputs including but not
    5324      Deletion               limited to digitized signatures and logos of Customer.

    0293      Lost or Stolen         Each report of a lost or stolen Transaction Card from the Cardholder of         6.4120/report
              Report - FDR           Customer which is processed by FDR's Fraud Management Voice
              Entered                Operations.  Reports entered on-line immediately change the external status and block authorization requests on the Cardholder Account.
                                     Service includes lost/stolen reports received via collect call, telegram and telex.

    5778      MASS Set-Up/           The initial Merchant Analysis Support System ("MASS") product set-           $500.00/set-up or
              Modification           up or each modification to the initial set-up requested by Customer. In         modification
                                     addition to the fee for MASS Set-Up/Modification, Customer will also pay
                                     FDR at FDR's then current standard rates for any onsite training performed by FDR on behalf of Customer in connection with the MASS service.

    5779      MASS Monthly           The monthly delivery of the MASS software to Customer as otherwise           $1500.00/database
              Creation               described in this Agreement.   With respect to the billing of the
                                     monthly creation charge per database, a database shall mean a datafile containing  Mass-specific data for each Merchant within the system/prin combination(s) selected by Customer. Two databases otherwise containing the same information but with different system/prin combinations would count as two databases.

                                  Exh. A - 28

    5782      MASS Duplicate         The charge for duplicate or replacement copies of a MASS database.           $75.00/additional
              Copy                   This applies if Customer wants multiple copies of the same database or               copy
                                     a replacement for a database previously created.

    5710      Mastercom CSD -        Each page of Chargeback documentation received by FDR from a                      2.000/page
              Receiving              MasterCard member through the Mastercom CSD service on behalf of
                                     Customer.

    5709      Mastercom CSD -        Each Chargeback record which is sent from FDR through the                     3.290/chargeback
              Sending                Mastercom chargeback support documentation ("CSD") service on behalf of Customer.

    5711      Mastercom Image        Each message image sent to a MasterCard member through the                 2.000/message image
              Mail                   Mastercom CDS service.

     n/a      Mastercom/VISA         The Mastercom/VISA RFC workstation, modem, scanner and                             n/a
              Request For Copy       proprietary system developed by MasterCard/VISA to enable the
              ("RFC") System         storage and transfer of documents as electronic images for retrieval purposes.

    1570      Mastercom/VISA         Following receipt by FDR of a request on the Mastercom/VISA RFC                3.300/retrieval
              RFC Acquirer           System for a facsimile of a Ticket previously acquired by Customer
              External Retrieval     and stored away from FDR's premises, FDR will (a) mail a request to the custodian of the Ticket and (b) utilizing a Mastercom/VISA RFC workstation located at FDR's premises forward an image of such Ticket to the requesting party.

    1571      Mastercom/VISA         Following receipt by FDR of a request on the Mastercom/VISA RFC                3.300/retrieval
              RFC Acquirer           System for a facsimile of a Ticket previously acquired by Customer
              Internal Retrieval     and stored at FDR, FDR will retrieve the Ticket or a facsimile thereof and forward an image of such Ticket to the requesting party utilizing a Mastercom/VISA RFC workstation located at FDR's premises.

    1572      Mastercom/VISA         FDR will (a) receive, via a Mastercom/VISA RFC workstation located             3.300/retrieval
              RFC Issuer             at FDR's premises, a copy of a Ticket image previously requested from
              Retrieval              an Acquirer by Customer or a notification from MasterCard/VISA that the Acquirer has failed to return a Ticket image within the time period permitted by MasterCard/VISA rules, (b) mail a copy of the Ticket image or notification to Customer and (c) transmit Customer's acceptance or rejection of each Ticket to MasterCard/VISA following receipt of Customer's written instructions on  acceptance or rejection of such Ticket.

                                  Exh. A - 29

    2874      Merchant 12B           A letter sent directly to a Merchant of Customer requesting a Retrieval.         .7500/letter
              Letter

    0504      Merchant Account       Each account of a Merchant of Customer that remains on Customer's        .5000/account on file
              on File                masterfile at FDR on the last processing day of the calendar month as             per month
                                     defined on the MM-101 Merchant Profitability report or an equivalent.

    0209      Merchant Advice        Monthly tape indicating Automated Clearing House (ACH) discount                  $62.50/tape
              of Charge (ACH)        amounts with respect to a Merchant of Customer.
              Tape

    2842      Merchant               The on-line storage of summaries for pending Incoming Chargebacks             .0500/chargeback
              Chargeback             posted to Merchant Accounts for access by employees of Customer.              stored per month
              Summary Screen

    5420      Merchant               Each Letter to a Merchant of Customer prepared by FDR's computer at              .1800/letter
              Computer Letter        the request of Customer based upon Customer's Product Control File or
                                     CRT entry requests made by employees of Customer. Each such Letter shall have on-line composition and editorial features and the option of multiple page letter generation. This service includes any preparation required for delivery.

    5422      Merchant               Each printed output on the reverse side of a Merchant Computer Letter             .0800/page
              Computer Letter -      (duplex printing) or each side of each sheet of 8 1/2" by 11" 24 lb.
              Additional Page        bond stock accompanying a Merchant Computer Letter.

    5425      Merchant               Each Merchant Computer Letter, with or without Merchant Letter                    Quote/item
              Computer Letter -      Insert, which is handled separately from Customer's first class mailings
              Certified Mail         to provide certified delivery of said item.  This does not include
              Handling               postage.

    5424      Merchant               Each individual or set of Merchant Computer Letters prepared by                  Quote /item
              Computer Letter -      FDR's computer, in accordance with Customer's Product Control File
              Group Samples          settings or CRT entry requests made by employees of Customer, which is printed and mailed to Customer in a draft format for Customer's review and approval.

    5421      Merchant               Each inserting of advertising or other item of information not contained         .0150/insert
              Computer Letter -      on a Merchant Computer Letter, including but not limited to generic
              Insert                 reply envelopes, into a windowed envelope containing a Merchant
                                     Computer Letter.

    5426      Merchant               The printing of Customer's Merchant Computer Letters on perforated                Quote /item
              Computer Letter -      paper.
              Perforations

    5423      Merchant               Each Merchant Computer Letter, with or without Merchant Letter Insert             Quote /item
              Computer Letter -      which is handled separately from Customer's first class mailings
              Priority Mailing       to provide next day delivery of said item.

                                  Exh. A - 30

    0259      Merchant               Each Merchant which is set up to receive, via electronic transmission,         $50.00/merchant
              Electronic             a file containing daily and weekly Merchant deposit activity
              Reporting              confirmations and reports.

    1414/     Merchant Hot Call      Each Hot Call from a Merchant of Customer in connection with a non-              4.3894/call
    1415                             FDR processed financial institution's Transaction Card for which FDR takes a Hot Call report.

    2533      Merchant Inquiry       The accessing of the Merchant or Batch Records contained in the FDR             .0255/inquiry
              System ("MIS")         System regarding a Merchant Account.
              Inquiry

    2394      Merchant Inquiry       The storage of information on a Merchant Account such as but not         .0151/merchant record
              System ("MIS")         limited to the name, address, Merchant number, volumes, processing
              Merchant Record        control flags and any other information which can be stored for display
              Stored                 and accessed by an Inquiry.

    2395      Merchant Inquiry       The storage of each month-to-date Merchant batch record for inquiry.        .0002/batch record
              System ("MIS")
              Month-To-Date
              Batch Record
              Stored

    0097      Merchant Inquiry       The storage of each Merchant batch record, from months prior to the         .0002/batch record
              System ("MIS")         current month, for inquiry.
              Previous Month's
              Batch Record
              Stored

    0160      Merchant Non-          Each non-monetary transaction or new account related to Customer's           .1500/transaction
              Monetary/On-Line       Merchant which is entered by FDR on Customer's behalf.
              Transaction - FDR
              Entered

    2843      Merchant Retrieval     The on-line storage of summaries for pending Retrieval requests for          .0040/retrieval
              Summary Screen         access by employees of Customer.                                               stored per day

    2745      Merchant               Each periodic summarization of activity (whether printed or otherwise)         .3150/statement
              Statement              associated with a Merchant Account of Customer.  Service includes any preparation required for delivery.

    0073      Merchant Ticket -      Each sale slip, cash advance slip or returned merchandise slip                    .0325/item
              CRT Entry              ("Ticket") from Customer's Merchant that is transacted by a Cardholder from any Bank Identification Number (BIN), Interbank Card Association
                                     (ICA) or other Transaction Card system identification  number, and entered remotely from Customer's terminal(s) by Customer or a third party acting on Customer's behalf.

    0084      Merchant Ticket -      Each sale slip, cash advance slip or returned merchandise slip                    .1500/item
              Manual Entry           ("Ticket") from Customer's Merchant that is transacted by a Cardholder from any Bank Identification Number (BIN), Interbank Card Association
                                     (ICA) or other Transaction Card system identification number and entered by FDR on Customer's behalf.

    0063      Merchant Ticket -      Each sale slip, cash advance slip or returned merchandise slip                    .0325/item
              Tape Entry             ("Ticket") from Customer's Merchant that is transacted by a Cardholder from any Bank Identification Number (BIN), Interbank Card Association (ICA)
                                     or other Transaction Card system identification number, and entered via magnetic tape or tape transmission to FDR by Customer or a third party acting on Customer's behalf.

                                  Exh. A - 31

    2829      MTT Screen Detail      Each Merchant ACH deposit activity record which is stored by FDR                 .0003/record
              Storage                for on-line viewing.

    7276      National Change of     The periodic updating of Customer's Cardholder Account addresses in
              Address (NCOA)         compliance with United States Postal Service ("USPS") requirements.
              System                 The FDR System will, once every six (6) months, electronically update the addresses of all of Customer's Cardholder Accounts using information filed with the USPS and, at Customer's option, either (i)
                                     provide Customer with reports from which Customer may enter the necessary non-monetary transactions to update Customer's Cardholder master files on the FDR System, or (ii) automatically generate and enter the necessary non-monetary transactions to update Customer's Cardholder master files on the FDR System.

                                                                   Monthly Volume                                       3.7500**
                                                                    0 - 50,000                                           3.2500
                                                                 50,001 - 800,000                                        2.7500
                                                                800,001 - 1,000,000                                      2.2500
                                                                 1,000,001 - over                                   /1,000 accounts

    2832      Non-Receipt CIS        The automatic generation of a Customer Inquiry System (CIS) Memo                  .2500/memo
              Memo Line              line when an automatic non-receipt Chargeback is generated on behalf
              Generation             of Customer.

    2830      Non-Receipt            The deletion of a transaction from FDR's dispute system (in connection            .2500/item
              Dispute Removal        with a Cardholder Account of Customer) as a result of an automated non-receipt chargeback.

    5015      Non-Standard Job       Each scheduled daily, weekly or monthly production of a data set on            $50.00/data set
              Run                    behalf of Customer that is in addition to the standard data outputs produced by the FDR System.

    7943      NRI Returned           Each record of a Cardholder Account of Customer which is sent to                 .0600/record
              Records in Queue       MasterCard and VISA as Not Received as Issued (NRI); such accounts are placed in a queue for review and disposition by Customer.
    2743      On-Line Check Re-      Periodic downloading and transmission of Cardholder account data to a           .0500/account
              Order                  third party vendor selected by Customer for the production of check re-
                                     orders.

    2408/     On-Line Credit         The transmission by Customer of credit application or existing account          .4579/request
    2729/     Bureau Report          information via video display terminals at Customer's location to any
    2730      Request                of the supported principal credit bureaus with which Customer has established a written relationship that is in effect at all times during the term of this Agreement in order to determine the credit worthiness of an applicant/account. Anything in this Agreement to the contrary notwithstanding, in the event that Customer's relationship(s) with all of the principal credit bureaus supported pursuant to this Agreement should be terminated at any time during the term of this Agreement, then FDR's obligation to provide On-Line Credit Bureau Report Requests shall automatically be terminated, without penalty or financial obligation of any type or kind to FDR, on the effective date of the termination of Customer's relationship(s) with such principal credit bureaus.

                                  Exh. A - 32

    2756      On-Line Detail         The daily, on-line retention of security detail records (monetary items     .0100/item per day
              Storage                posting to a Lost or Stolen Account) from the Security Detail
                                     Transaction ("SDT") File.

    2757      On-Line Fraud          The daily, on-line retention of security detail records (monetary items     .0030/item per day
              Total Storage          posting to a fraud Account) from the Fraudulent Account Information
                                     ("FAI") Screen.

    2810      On-Line Telephone      The automatic update of a telephone number on Customer's Cardholder            .2500/update
              Number Update          masterfile at FDR which is caused by an update of the same telephone number via a "SL" transaction in connection with a Lost/Stolen Report.

    0099/     On-Line                Each entry of information or inquiry into the computer records of           .0075/transaction
    0135/     Transaction            Customer and its Cardholders by an employee of Customer by the use
    0136/                            of a terminal located at Customer's office or via tape or other method
    2036                             of transmission.

    2823      On-Line Warning        The daily, on-line retention of Customer's Cardholder Accounts           .0100/account per day
              Bulletin Storage       contained on the Combined Warning Bulletin File.

    7413      Online Access and      Each page of Reports Management System (RMS) reports which is                     .0087/page
              Retrieval System       stored by FDR for on-line viewing and printing by Customer's
              (OARS) Services        personnel.  Storage of data by FDR shall be for a period of sixty (60)
                                     days. Customer, at its option, may elect to utilize any or all of the
                                     OARS Services and/or CD-ROM Services for the same RMS reports.
                                     Notwithstanding anything in this Agreement to the contrary,
                                     Customer is responsible for determining the acceptance
                                     of the OARS Services and the technology to be used under this
                                     Agreement to provide the OARS Services under state and Federal regulations, including but not limited to signature verification and the admissibility of documents into evidence. It is Customer's responsibility to keep records on other media, if such are required under state and Federal regulations because of the limited acceptance or admissibility of the OARS Services or the technology to be used under this Agreement to provide the OARS Services.

    0126      Payment - CRT          Posting, from a CRT transmission delivered to FDR by Customer, of a             .0090/payment
              Entry by Customer      transaction to a Cardholder Account of Customer evidencing the receipt of money from a Cardholder.

    0127      Payment - Manual       Posting, from a payment stub provided to FDR by Customer, of a                  .1268/payment
              Stub Entry by FDR      transaction to a Cardholder Account of Customer evidencing the receipt of money from a Cardholder.

    0125      Payment - Tape         Posting, from a tape medium delivered to FDR by Customer, of a                  .0090/payment
              Entry by Customer      transaction to a Cardholder Account of Customer evidencing the receipt of money from a Cardholder.

     n/a      PC Remote Access       Product by which Customer may access the FDR System via a                            n/a
              Service                personal computer at Customer's office in order to allow employees of
                                     Customer to perform certain terminal functions, including but not limited to the accessing of Cardholder or Merchant Account data, the entry of information concerning Customer's Accounts and the uploading/downloading of data regarding Customer's Accounts.

                                  Exh. A - 33

    7407      PC Remote Access       Each minute of access time that Customer's user is connected to the      $120.00/user plus the
              Minutes                PC Remote Access bulletin board system.                                  price below per user
                                                                                                               per minute in excess
                                                                                                              of 500 minutes per
                                                                                                                     month

                                                  1st 500 minutes                                                  $120.00
                                                  501 - 750                                                          .2400
                                                  751 - 1,250                                                        .2100
                                                  1,251 - 1,500                                                      .1900
                                                  1,501 - over                                                       .1800

              PC Remote Access       Each instance in which information is uploaded to the FDR System by           Quote/upload or
              -Upload/Download       Customer or made available by FDR for downloading to Customer                      download
                                     upon cycle completion.

    6623/     PIN Verification -     Each verification of the Personal Identification Number (PIN) of the            .0233/inquiry
    6626/     Cardholder Inquiry     Cardholder during a Cardholder Authorization Inquiry
    6629

    2411      PINpoint Inquiry       Each transaction selection (more than one selection may be made                 .3647/inquiry
                                     during a call) made by a Cardholder of Customer which accesses the
                                     Cardholder's account records for selected information by the use of a touch-tone telephone.

    4111/     PlastiCard Agent/      Each instance in which a change is made to any or all of (i) Customer's          4.500/change
    4112      Strategy Inserting     system level (if system level billing for set-ups is required), (ii)
              Set-Up                 Customer's prin level (if prin level billing for set-ups is required),
                                     (iii) the envelope, (iv) inserts, (v) mail integration, (vi) multi/foreign flag and/or (vii) mail code in connection with Customer's plastic cards.

    4102      PlastiCard Braille     Each plastic card for which FDR has embossed Braille characters on              $50.00/plastic
              Embossing              the front of the plastic.

    7634      PlastiCard Bulk        The separation from the production run of accounts from individual              .1600/carrier
              Packaging - 5 Digit    systems, principals, agents or grouping of zip codes. Includes sorting
              Sort                   to a 5-digit level.

    7633      PlastiCard Bulk        The separation from the production run of accounts from individual              .1200/carrier
              Packaging - 3 Digit    systems, principals, agents or grouping of zip codes.  Includes sorting
              Sort                   to a 3-digit level.

    7625      PlastiCard Bulk        The separation from the production run of accounts from individual              .0690/carrier
              Packaging - Basic      systems, principals, agents or grouping of zip codes.
              Sort

    7687      PlastiCard Card        The application of a clear laminate overlay placed over the entire card,    Quote/side/plastic
              Laminate Overlay       protecting the PlastiCard Ultragraphics BIN number.

    4101      PlastiCard Card        Each affixation of a sticker to each embossed plastic in a Customer             .0623/plastic
              Activation             Cardholder embossing run; a generic sticker is included at no
              Labeling               additional charge.

    4218      PlastiCard             The calculation and encoding and/or indent printing of the VISA Card     0100/calculated value
              CVV/CVC                Verification Value (CVV) or MasterCard Card Validation Code
              Verification           (CVC).
              Generation

                                  Exh. A - 34

    4065      PlastiCard DES         Each Data Encryption System (DES) Personal Identification Number                .0359/DES PIN
              PIN Generation         (PIN) created by the FDR System in connection with a plastic card                 generated
                                     produced by FDR on behalf of Customer.

    4020      PlastiCard             Each instance in which a change is made to any or all of (i) Customer's         3.5266/change
              Embossing Set-Up       prin level (if prin level billing for set-ups is required), (ii) the plastic stock number, (iii) card carrier, (iv) tipping foil, (v) card activation flag and sticker and/or (vi) ultragraphic color in connection with Customer's plastic cards.

    7640      PlastiCard             Accelerated mailing of all of Customer's daily issue plastics.                  .0300/plastic
              Expedited
              Turnaround

    7638      PlastiCard Free        Each mailer containing up to 25 customized alpha numeric printed                 .0150/mailer
              Form Text              characters of free form text.  The text will print on a predesigned area of a generic mailer.

    7642      PlastiCard Image       The acceptance and management by FDR of each 1" x 1" electronic                  Quote/image
              Management (1" x       photo image scanned by a party other than FDR for use on the FDR
              1")                    PlastiCard Customer Services image database.  Each such image shall be stored by FDR for use for up to five (5) years.

    7700      PlastiCard Image       The acceptance and management by FDR of each 2" x 2" electronic                  Quote/image
              Management (2" x       photo image scanned by a party other than FDR for use on the FDR
              2")                    PlastiCard Customer Services image database.  Each such image shall be stored by FDR for use for up to five (5) years.

    7639      PlastiCard Image       Each logo or other image stored by FDR as a digitized image on a data           $100.00/image
              Scanning               base for up to five (5) years.

    7701      PlastiCard Image
              Required
              Revolving File         The process whereby a specified embossing record is suspended from             Quote/suspended
                                     completion until either (i) an image is available, in which case the        record checked per
                                     image is utilized for the embossed plastic or (ii) a specified number of       processing day
                                     days has elapsed, in which case the embossing record is completed as a non-photo item or r4emoved from processing.

    4230      PlastiCard Indent      Each plastic card of Customer's Cardholders for which FDR has used              .0200/plastic
              Printing               indent printing.

    4014/     PlastiCard             The inserting of each accompanying piece of materials into a #10                 .0186/insert
    4015/     Inserting              windowed envelope along with a pre-folded card carrier containing a
    4016/                            merged Cardholder plastic.  Excludes inserts required by state or
    4017                             Federal law.  Customer supplies inserts.

    4022      PlastiCard Job         Each scheduled daily receipt of a Customer's Cardholder Account                   $30.00/job
              Processing             information, including logging onto the AS400 system and setting up control reports for each input.

    7677      PlastiCard Laser       Each PlastiCard PIN/Post Mailer which is laser printed and pressure              .1200/mailer
              PIN/Post Mailer        sealed.
              Processing

    4011      PlastiCard Mail        Mail preparation and handling fees associated with non-first class          .8017/carrier plus
              Handling               mailings of Customer's Cardholder and Merchant plastics.                           postage

    4083      PlastiCard Mail        The mixture by FDR of a mail item containing an embossed plastic                  .0477/item
              Integration            with several other types of mailing items prior to their delivery to the
                                     United States Postal Service for mailing. Anything in this Agreement to the contrary notwithstanding, Customer understands and agrees that, with respect to any embossed  plastics for which FDR provides PlastiCard
                                     Mail Integration Services, the normal turnaround for the mailing of such embossed plastics shall, for purposes of this Agreement, be delayed by one
                                     (1) business day.

                                  Exh. A - 35

    4023      PlastiCard             Each plastic card for which FDR has mechanically raised personalized            .3202/plastic
              Merchant Plastic       characters in accordance with Customer's Product Control File settings and Merchant masterfile.

    4024      PlastiCard             Each metal plate for which FDR has mechanically raised personalized              .5339/plate
              Merchant Plate         characters in accordance with Customer's Product Control File settings and Merchant masterfile.

     n/a      PlastiCard             Process by which FDR creates an embossed plastic containing an                       N/a
              Photocard Services     image provided by the Cardholder.  Customer and FDR hereby agree
              (1" x 1" or 2" x 2")   that all photographs sent to FDR by Customer for use by FDR in the performance of the PlastiCard Photocard Services set forth in this
                                     Agreement shall, prior to delivery to FDR, be reviewed by
                                     Customer for content. Customer acknowledges and agrees that, with respect to the issuance of Photocards to its Cardholders,
                                     FDR has no responsibility and assumes no responsibility whatsoever for the content of any such photographs, and that Customer is solely responsible for interpreting applicable state and federal laws (including but not limited to laws governing obscenity, privacy, proprietary information ownership rights and copyright/trademark infringement), monitoring applicable legal developments, determining the requirements for compliance with all applicable state and federal laws, and maintaining an ongoing compliance program in connection with such services.

    7666      PlastiCard             The handling and merging of images (not larger than 1" x 1") with               .4300/plastic
              Photocard Photo        corresponding data to create an output file.
              Image Handling
              and Merge (1" x
              1")

    7669      PlastiCard             The handling and merging of images (2" x 2") with corresponding data to         .4600/plastic
              Photocard Photo        create an output file.
              Image Handling
              and Merge (2" x
              2")

    7665      PlastiCard             The process by which FDR (i) scans a photograph or signature (not               2.1500/plastic
              Photocard              larger than 1" x 1"), (ii) cleans/crops the photograph or signature and
              Photo/Signature        (iii) stores such photograph or signature as a digitized image on a data
              Scanning and           base for up to five (5) years.
              Digitization (1" x
              1")

    7668      PlastiCard             The process by which FDR (i) scans a photograph (2" x 2"), (ii)                 2.3700/plastic
              Photocard Photo        cleans/crops the photograph and (iii) stores such photograph as a
              Scanning and           digitized image on a data base for up to five (5) years.
              Digitization (2" x
              2")

    7664      PlastiCard             The affixation of a digitized photographic image (not larger than 1" x          1.200/plastic
              Photocard Photo        1") to a plastic Transaction Card.
              Transfer (1" x 1")

    7667      PlastiCard             The affixation of a digitized photographic image (2" x 2") to a plastic         1.3300/plastic
              Photocard Photo        Transaction Card.
              Transfer (2" x 2")

                                  Exh. A - 36

    4008      PlastiCard PIN         Each plastic card Personal Identification Number (PIN), and associated           .1065/mailer
              Mailer Processing      PIN notice form, related to Customer's Cardholder.

    4236/     PlastiCard             The edit functions performed on a PIN/Post Mailer before printing.                .2500/edit
    4237/     PIN/Post Mailer        The service includes Mailer method changes, Mailer address changes,
    4238/     Production Edits       Mailer mail date changes and Mailer deletions.
    4239

    4009      PlastiCard Post        Each plastic card mail verification form (POST Mailer), related to               .1065/mailer
              Mailer Processing      Customer's Cardholder.

    4103      PlastiCard             The fee associated with each programmer hour of computer                      Quote/programmer
              Programming            programming supplied by FDR's PlastiCard programming staff.                          hour

    4012/     PlastiCard Pull        Each removal of a card carrier and/or printed PIN/POST Mailer from              .5094/carrier
    4013      (Purging)              the delivery/mail stream prior to delivery to Customer or Customer's
                                     Cardholder.  This includes but is not limited to "pull and destroys",
                                     "pull and mail to different address" and "pull and mail overnight" (3 day turnaround).

    7680      PlastiCard Pull (1     Each removal of a card carrier and/or printed PIN/Post mailer form              6.000/carrier
              or 2 Day Non-          from the production process prior to delivery to Customer or
              Holds)                 Customer's Cardholder.  This includes but is not limited to "pull and destroys", "pull and mail to a different address" and "pull and mail overnight" (1 and 2 day turnaround with holds).

    7681      PlastiCard Pull (2     Each removal of a card carrier and/or printed PIN/Post mailer from the          3.500/carrier
              Day Holds)             production process prior to delivery to Customer or Customer's
                                     Cardholder.  This includes but is not limited to "pull and destroys",
                                     "pull and mail to a different address" and "pull and mail overnight" (2 day turnaround with holds).

    7692      PlastiCard Records     The fee associated with processing each embossing record through                .0200/carrier
              Processed              FDR's mainframe.  This fee is waived by FDR if Customer utilizes
                                     FDR's core embossing services.

    7678      PlastiCard Same        Each embossed Cardholder plastic where FDR mails or delivers the                $12.00/plastic
              Day EmbossingTM        plastic to a courier during the same day of Customer's request via an
              ("PSD")                on-line screen.  The service includes standard embossing, carrier printing, inserting and other services required to prepare the plastic for delivery. Requests for PlastiCard Same Day EmbossingTM must be received by 1400 hours Central Time Zone.

    7679      PlastiCard Same        Each Cardholder Account of Customer for which FDR performs hot                  Quote/account
              Day Hot Stamping       stamping in connection with the PlastiCard Same Day Embossing service.

                                  Exh. A - 37

              PlastiCard Sample      Each physical plastic card, either blank or embossed with fictitious            Quote/plastic
              Plastics               information to resemble a real plastic, which is provided to an Issuer for promotional, marketing or other purposes. Each such plastic shall be intentionally damaged by FDR to prevent fraudulent use.

    7645      PlastiCard Smart       Each Cardholder plastic of Customer for which FDR performs a                    Quote/plastic
              Card                   process of loading a dollar value or Customer specific information
              Personalization        onto, and initialization of, a "smart card" computer chip embedded within the plastic.

    4028      PlastiCard Special     Rush servicing of cards from hard copy (fax or mail) reports or                 $25.00/carrier
              Embossing - Same       requests.  Includes manual embossing, carrier printing and hand
              Day Mailing            inserting, and applies to any pieces pulled out of normal process.
                                     Cards will be mailed the same day as the request is received if received by 10:00 a.m. CTZ.

    4019      PlastiCard Special     Rush servicing of cards from hard copy (fax or mail) reports or                 $12.00/carrier
              Embossing - Next       requests.  Includes manual embossing, carrier printing and hand
              Day Mailing            inserting, and applies to any pieces pulled out of normal process.
                                     Cards will be mailed the day following the date the request is received if received by 5:00 p.m. CTZ.

    4029      PlastiCard Special     Rush servicing of cards from hard copy (fax or mail) reports or                 6.500/carrier
              Embossing - Two        requests.  Includes manual embossing, carrier printing and hand
              Day Mailing            inserting, and applies to any pieces pulled out of normal process.
                                     Cards will be mailed the second day following the date the request is received if received by 5:00 p.m. CTZ.

    4001/     PlastiCard             Each plastic card for which FDR has mechanically raised personalized            .2084/plastic
    4002      Standard               characters prepared at the request of Customer based upon Customer's               embossed
              Embossing              Product Control File or a CRT entry request made by an employee of
              Services               Customer, or in response to a receipt of a magnetic tape or transmission from Customer of embossing files in a format defined by FDR. Includes up to three lines of alpha-numeric font and one line of OCR font on a ".030" plastic, the recording and verifying of data on the Transaction Card's magnetic stripe (high or low coercivity), the tipping of the plastic through the placement of a contrasting color plastic film on the raised embossed characters, the printing of variable card carrier information on a
                                     Customer-specified card carrier form and the insertion of a card carrier containing a merged Cardholder plastic into an envelope, and the electronic matching of plastic to the related card carrier. An FDR generic card carrier and envelope are included at no charge, provided, however, that due to increased inventory cost, if Customer uses its own materials, Customer will not be entitled to receive a price discount.

                                     FDR will generate embossing information based upon Customer's
                                     Product Control File (or, at Customer's option, receive
                                     embossing information via tape from Customer), use such information to prepare the embossed plastic and mail the embossed plastic on behalf of Customer to its Cardholder at the Cardholder's then current address.

    7689      PlastiCard             Each half hour of labor required of FDR to create, paint or revise an          Quote/half hour
              Template Creation      overlay document used to print onto a page for a card carrier and/or mailer.

                                  Exh. A - 38

    7688      PlastiCard             Each simplex or duplex laser printed (or similar technology) card        .0800/carrier or form
              Ultraforms             carrier or form (to which a plastic card is affixed by adhesive)
                                     sent by FDR on behalf of Customer to a Cardholder which card carrier or form contains personalized information created by the use of electronic documents or "templates" regarding the
                                     Cardholder (including but not limited to name, address, account number and credit limits).


    4206      PlastiCard             Each front side of a Transaction Card of Customer on which a logo is            .1137/plastic
              Ultragraphics -        placed through the use of a thermal image process.
              Front Side

    4205      PlastiCard             Each back side of a Transaction Card of Customer on which a logo is             .1137/plastic
              Ultragraphics -        placed through the use of a thermal image process.
              Back Side

    4025      PlastiCard Vault       The inventory and storage of plastics, procured through a source other   .0101/plastic, levied
              Storage                than FDR, for a period of six (6) months from receipt of shipment.            upon receipt of
                                                                                                                      shipment

    6624      POS 950 Access         Each dial-up point-of-sale terminal inquiry serviced by FDR for                 .0800/inquiry
              Authorization          Merchants of Customer by the use of a dial-up point-of-sale terminal
              Inquiry                and 950 telecommunication services.  Customer shall pay FDR for each instance during which FDR had electronic contact with a Merchant of
                                     Customer and receives the Merchant number.

                                     If a Merchant of Customer attempts to use its normal line to obtain an authorization and the Merchant is unable to use such line
                                     and uses another line, Customer shall pay FDR at the rate
                                     charged for the line used by the Merchant. The price above for POS
                                     950 Access is based upon response times associated with a Merchant
                                     POS device utilizing a 1200 bit per second (bps) data line. In the event that Customer's Merchants which elect to receive 950 Access from FDR hereunder operate a Merchant POS device utilizing a data line with less than a 1200 bps capability, then FDR shall have the right, at its sole discretion, to increase at any time the price then currently being charged to Customer for 950 Access in connection with the 950 Access Inquiries generated by any such Merchants.
                                     950 Access is available to certain telephone number prefixes, listed by area code, as set forth in FDR's then current list of such prefixes.
                                     Such list shall be provided to Customer upon request.

    6606      POS Interstate         Each dial-up point-of-sale terminal inquiry serviced by FDR for                 .1350/inquiry
              Authorization          Merchants of Customer by the use of a dial-up point-of-sale terminal
              Inquiry                and interstate WATS line telecommunication services.  Customer shall pay FDR for each instance during which FDR had electronic contact with a Merchant of Customer and receives the Merchant number.

                                     If a Merchant of Customer attempts to use its normal line to obtain an authorization and the Merchant is unable to use such line and uses another line, Customer shall pay FDR at the rate charged for the line used by the Merchant.

                                  Exh. A - 39

    6605      POS Intrastate         Each dial-up point-of-sale terminal inquiry serviced by FDR for                 .1350/inquiry
              Authorization          Merchants of Customer by the use of a dial-up point-of-sale terminal
              Inquiry                and intrastate WATS line telecommunication services.  Customer shall pay FDR for each instance during which FDR had electronic contact with a Merchant of Customer and receives the Merchant number.

                                     If a Merchant of Customer attempts to use its normal line to obtain an authorization and the Merchant is unable to use such line and uses another line, Customer shall pay FDR at the rate charged for the line used by the Merchant.

    6604      POS Local Line         Each dial-up point-of-sale terminal inquiry serviced by FDR for                 .0900/inquiry
              Authorization          Merchants of Customer by the use of a dial-up point-of-sale
              Inquiry                terminal and local line telecommunication services. Customer shall pay
                                     FDR for each instance during which FDR had electronic contact with a
                                     Merchant of Customer and receives the Merchant number.

                                     If a Merchant of Customer attempts to use its normal line to obtain an authorization and the Merchant is unable to use such line and uses another line, Customer shall pay FDR at the rate charged for the line used by the Merchant. Local lines for authorization services are available in the cities listed on-line under a TC-400 transaction.


    4435      Postal Discount        The fee associated with providing any postage discount generating                 .0300/item
              Processing Fee         services for Customer's first class mailings.

    7647      Postal Discount        The fee associated with providing postage pre-sort discount generating           .0100/mailer
              Processing Fee -       services for Customer's PlastiCard Mailers.
              PlastiCard

    2858      Potential              The queuing, for review by Customer's personnel, of Cardholder                  .0592/account
              Chargeback Queue       Accounts of Customer which meet Issuer criteria for 'over floor-
                                     missing authorization' chargebacks and for which a transaction has been made meeting chargeback reason criteria. The service is charged on a per account in queue per day basis, but calculated on a monthly basis.

    3516      Premier                Each interactive touch tone authorization inquiry serviced by FDR for           .5000/inquiry
              Authorization          Merchants of Customer.  Customer shall pay FDR for each instance
              Inquiry                during which FDR has electronic contact with a Merchant of Customer and receives the Merchant number. In addition, if a Premier authorization inquiry results in a Voice Authorization Inquiry, Merchant request for assistance or a security action, Customer will pay FDR for the Premier authorization and the appropriate voice and/or security action charge as provided in this Agreement.

    2876      Promotional Letter     Each letter prepared by FDR at the request of Customer for mailing to            Quote/letter
                                     Cardholders (or Merchants) of Customer for promotional purposes.

     n/a      PTC Software           Software package that allows Customer or a Merchant of Customer to                   N/a
                                     authorize and post Transaction Card transactions.  The FDR Personal
                                     Ticket Capture (PTC) system is a proprietary product that works in conjunction with the FDR Electronic Ticket Capture (ETC) product.

    0253      PTC Software           Copy of the PTC/ATP version of the PTC Software.                                 $200.00/copy
              Copy (PTC/ATP)

    0251      PTC Software           Copy of the 1.00 version of the PTC Software.                                    $30.00/copy
              Copy (PTC 1.00)

                                  Exh. A - 40

    0250/     PTC Software           1.00 or PTC/ATP version of the PTC Software with the accompanying              $200.00/package
    0252      With License           license.

     n/a      RAPID Services         Returned Account Plastics Immediately Delivered (Rapid) Services                     N/a
                                     shall be performed by FDR on behalf of Customer for a Cardholder of
                                     Customer.  FDR shall research, track and, if possible and at Customer's option, reroute to the Cardholder's new address Transaction Cards which have been returned to FDR due to a change in the Cardholder's address.  FDR shall also enter such address change on the Cardholder masterfile.  Returned Transaction Cards of Cardholders for which no new address is available and those which Customer elects not to reroute to the Cardholder shall be destroyed.

    7114      RAPID Services -       Each plastic which is destroyed as a result of the RAPID Services.              1.8963/plastic
              Destroyed

    7113      RAPID Services -       Each plastic which is able to be resent to the Cardholder at the           2.6634/plastic plus
              Rerouted to            Cardholder's new address as a result of the RAPID Services.                        postage
              Cardholder

    5781      Real Time              Customer may monitor a Merchant's activity prior to the processing of    .0350/number of daily
              Merchant Fraud         tickets and suspend batches of tickets from processing and delay or            transactions
              Exceptions             delete the monetary settlement of known fraudulent activity.              suspended within the
                                                                                                                       queue

     n/a      Recovery 1             An on-line system which provides Customer with the means to                         n/a
              Services               perform Transaction Card recovery services on Customer's charged-off
                                     Cardholder Accounts. Customer shall have on-line access to certain software and services on the FDR System which will allow customer to perform various collection related functions with respect to such Accounts.

                                     In the event that Customer elects to utilize the Recover 1 Services, then Customer hereby agrees to continue to utilize such services for a period of not less than twelve (12) months following the commencement date of such services.

    7286      Recovery 1             Each transaction affecting an account balance which transaction is           .1500/transaction
              Services -             generated in connection with a Cardholder Account of Customer
              Financial              utilizing the Recovery 1 Services.
              Transaction Fee

    7285      Recovery 1             Each Cardholder Account of Customer assigned to the Recovery 1               .1200/account per
              Services - Monthly     system upon the conclusion of a calendar month.                                     month
              Residence Fee

    7287      Recovery 1             Each note entered into the Recovery 1 file for a Cardholder Account of            .0010/note
              Services - Note on     Customer for archival use.
              File

    7288      Recovery 1             Each DecisionMaster Save or Analyze Portfolio Save executed in                    3.500/run
              Services - Save        connection with a Cardholder Account of Customer utilizing the
              Executed               Recovery 1 Services.

    6632      Referral               Each referral authorization message handled by FDR on behalf of                2.7500/referral
                                     Customer's Merchant.

    2844      Referral Queue         Authorization Referrals to which the Merchant failed to                         .0636/account
                                     respond are recorded in a real-time on-line work queue for review by
                                     Customer to initiate the appropriate action. The service is charged on a per account in queue per day basis, but calculated on a
                                     monthly basis.

    0343      Regulation "Z"         Each line of notification, included on a Cardholder Statement,                    .0025/line
              Statement Message      informing the Cardholder of the renewal of the Cardholder Account and assessment of an annual fee therefor.

                                  Exh. A - 41

    2835      Retail On-Line         Each entry of information or inquiry into the computer records of            .0150/transaction
              Transaction            Customer and its Cardholders with promotional purchases on file by an employee of Customer by the use of a terminal located at Customer's office.

    0098      Retrieval              Each manual fulfillment provided by FDR in response to a request for          2.7500/retrieval
                                     a Merchant Ticket or copy of the same stored at FDR on behalf of
                                     Customer.

    7934      Return Account         The processing of mailed plastics returned by the United States Postal          1.400/account
              Processing Service     Service due to undeliverable address.  Each such plastic shall be destroyed by FDR and reported to Customer.

    0242      RMS Hardcopy           Each FDR Reports Management System (RMS) report provided to                       .0297/page
              Report                 Customer by FDR in hardcopy form.

    5075      RMS Online             Each page of an RMS Online Report printed at Customer's location.                 .0280/page
              Report - Report
              Printing

    5071      RMS On-Line            Each page of an RMS Report for which Customer requires access later              5.3270/page
              Report - Restore       than eight (8) days following the date that such report is first made available to Customer.

    5072      RMS On-Line            Each RMS Report which is split into component parts by FDR at the               $75.00/report
              Report - Splitting     request of Customer.

    2809      RMS On-Line            Each FDR Reports Management System (RMS) report provided to                        .0200/page
              Report                 Customer by FDR in an online view form.

                                     For purposes of the billing of RMS Reports: (i) if the standard
                                     (or default) setting for a particular report is "0", then all pages of RMS On- Line View and RMS RJE of such report provided by
                                     FDR to Customer shall be billed to Customer at the prices above, or
                                     (ii) if the standard (or default) setting for a particular report is a value other than "0", then each page of the RMS On-Line View of such report provided by FDR to Customer shall be at no charge and each page of RMS RJE of such report shall be billed to Customer at the prices above.

    0249      RMS RJE/NDM            Each FDR Reports Management System (RMS) report provided to                       .0158/page
              Report                 Customer by FDR in remote job entry (RJE) or network data mover
                                     (NDM) format.

                                     For purposes of the billing of RMS Reports: (i) if the standard
                                     (or default) setting for a particular report is "0", then all pages of RMS On- Line View and RMS RJE of such report provided by
                                     FDR to Customer shall be billed to Customer at the prices above, or
                                     (ii) if the standard (or default) setting for a particular report is a value other than "0", then each page of the RMS On-Line View of such report provided by FDR to Customer shall be at no charge and each page of RMS RJE of such report shall be billed to Customer at the prices above.

    2754      Security Details       Each Cardholder Account of Customer which is statused lost or stolen            .5486/account
              Worked Online          and which is automatically identified and reported to an online work queue.

    0264/     Service Plus Help      Each instance in which a Merchant of Customer calls the Service Plus             1.7500/call
    0265      Call                   Help Center.

                                  Exh. A - 42

    0266      Service Plus           Each Merchant location of Customer participating in the Service Plus           1.1191/merchant
              Registered             Help Center program.                                                               location
              Merchant

    0294      Special RMS            The additional charge to Customer for each non-standard or unique               $30.00/report
              Report Premium         RMS report provided to Customer at Customer's request.

    7010      Status Code            A change by FDR personnel to the external status code or credit limit        .6912/transaction
              Change - Manual        of a Cardholder  Account of Customer made upon Customer's request.
              Entry by FDR

    7037      Terminated             Each entry of a Merchant Account of Customer onto or check of a new         1.6512/transaction
              Merchant File          Merchant Account of Customer against the Terminated Merchant File.
              Transaction

    2836      Transaction Level      Each promotional purchase balance, associated with a Cardholder               .2000/month per
              Processing (TLP)       Account of Customer (several promotional purchase balances may
              Promotional            exist at the same time for the same Cardholder Account), which
              Balance on File        remains on the FDR System on the last processing day of the calendar month, as defined on the CD-121 Ledger Activity Report or the equivalent report (e.g. - the CD-621 Report).

    7330      Transaction Level      Each Cardholder initiated transaction (as indicated on the CD-864            .0450/transaction
              Rewards (TLR)          Report or its equivalent), specifically targeted by transaction and
              Only Transaction       Cardholder decision tables, and passed to the FDR rewards system for processing (transactions which have already been posted to a TLP
                                     Promotional Balance on File are excluded). Multiple targeted transactions may post to a single Cardholder Account in any one month.

    6621      Voice                  Each Merchant authorization request received by FDR through voice               .6223/inquiry
              Authorization          inquiries from Merchants of Customer, including collect calls, or via
              Inquiry                telegrams and telexes from countries outside of the United States.

    2855      Warning Bulletin       The queuing of internally or externally statused Cardholder Accounts            .0132/account
              Record Queue           of Customer for review and possible listing on the MasterCard
                                     Warning Bulletin, the MasterCard Authorization File or the VISA
                                     Warning Bulletin by Customer's personnel.  The service is charged on a per account in queue per day basis, but calculated on a monthly basis.

    2720      Warning Bulletin       The system-automated, initial generation of a MasterCard Warning             .5538/transaction
              Transaction -          Bulletin, MasterCard Authorization File or VISA Warning Bulletin
              Automatic Entry        account entry transaction; the account listing and region(s) shall be as dictated by Customer.

    7009      Warning Bulletin       Each entry or change made to the MasterCard Warning Bulletin,                .6411/transaction
              Transaction -          MasterCard Authorization File or VISA Warning Bulletin by FDR
              Manual Entry by        personnel; the account listing and region(s) shall be as dictated by
              FDR                    Customer.

    2608      XQR Collection         An entry made by an employee of Customer to reassign collection               1.00/transaction
              Transaction            accounts to alternative employees' work queues.

                                  Exh. A - 43

V.       REIMBURSEMENTS AND ASSESSMENTS

         a. The communications data circuit, including the reoccurring service charge, service termination fees and required modem(s) (data sets) at Customer's location(s) and FDR, terminal(s) and any other directly associated expenses, shall be at Customer's expense. The data circuit cost will be no greater than that associated with a point-to-point digital data circuit(s) based on the tariffs of FDR's primary carrier. One time costs related to the installation of the circuit, as specified by such tariffs, will also be paid by Customer. The actual circuit speed and ensuing cost will be determined by Customer's communications requirements.

         b. Customer shall be responsible for and billed directly for any MasterCard, VISA or other Transaction Card dues, fees and assessments. Customer shall reimburse FDR for Base Access Fees incurred by FDR on behalf of Customer. (IN - 3513)

         c. Customer shall pay all courier expenses associated with the transportation of reports and documents from Customer to FDR and from FDR to Customer.

         d. (i) FDR agrees to act as an agent on behalf of Customer and Customer shall reimburse FDR at cost (after applying any applicable rebates, refunds and discounts) for the purchase on Customer=s behalf of the postage required to mail statements, notices, letters and other materials mailed by FDR on behalf of Customer. While this Agreement is in effect, Customer shall pay FDR daily pursuant to this Agreement at the then current first class, single piece postage rate for all mailings mailed by FDR for Customer during that day. Within ten (10) days after the end of the month, FDR shall (i) calculate, for each discount category offered by the United States Postal Service ("USPS") which is used by Customer, the percentage of mailings with respect to all customers of FDR that qualified for such discount and the number of first class mailings mailed by FDR for Customer during such month and (ii) include a credit on Customer=s monthly invoice for the amount Customer is entitled to receive under this section. Such credit shall be calculated by applying such percentage for each USPS discount category against Customer=s total mailings in such category to determine the appropriate USPS discount Customer is entitled to receive.

              (ii) Notwithstanding anything in paragraph (i) above, FDR agrees to act as an agent on behalf of Customer and Customer shall reimburse FDR at cost (after applying any applicable pre-sorting rebates, refunds and discounts) for the purchase on Customer=s behalf of the postage required to mail Cardholder plastics mailers on behalf of Customer. While this Agreement is in effect, Customer shall pay FDR daily pursuant to this Agreement at the then current first class, single piece postage rate for all Cardholder plastics mailers mailed by FDR for Customer during that day. Within ten
              (10) days after the end of the month, FDR shall (i) calculate, for the pre-sorting discount category offered by the United States Postal Service ("USPS"), the percentage of mailings with respect to all customers of FDR that qualified for such discount and the number of Cardholder plastics mailers mailed by FDR for Customer during such month and (ii) include a credit on Customer=s monthly invoice for the amount Customer is entitled to receive under this section. Such credit shall be calculated by applying such percentage for the USPS pre-sorting discount category against Customer=s total Cardholder plastics mailings in such category to determine the appropriate USPS discount Customer is entitled to receive.

         e.   For the Transfer of Customer's Accounts, as described in Section
              2.4 of this Agreement, Customer shall pay FDR at a rate to be quoted to Customer by FDR based upon the services provided in connection with the Transfer; provided, that Customer shall, as an advance payment against the total amount of the Transfer fee, pay to FDR on or before October 31, 1999, the amount of twenty thousand dollars ($20,000.00). Such amount shall be credited against the total amount of the Transfer fee to be paid to FDR by Customer hereunder.

         f. For each Reward processed by FDR, Customer shall reimburse FDR for the amount of the Reward payment to the Merchant, plus any additional fees or charges to which FDR is entitled under applicable MasterCard and VISA rules and regulations in connection with the processing of such Reward. A Reward shall mean each monetary payment made to a Merchant for the recovery of a statused Transaction Card of Customer, which payment is processed by FDR in accordance with the reward schedule established by MasterCard and VISA for card pick-up. (IN - 7915)

                                  Exh. A - 44

         g. Customer shall reimburse FDR for special service set-up/certification fees and charges, training fees and programming fees including but not limited to the set up/training charges associated with FDR's Customer Inquiry Management System
              (CIMS) Services, PIN Management System Services, Extended CIS Services, Application Processing Services, PC Remote Access Services, Account-Level Processing (ALP) Services, Online Access and Retrieval System (OARS) Services, Acquiring Debit Services, Transaction Level Processing (TLP)/Transaction Level Rewards (TLR) Services, ANI Card Activation Services, Commercial Card Services, Promotional Letter Services, Fraud Management/Fraud Detection Services (Scoring and Strategy Start-Up and Call Processing), Auto PIN Change service, InfoSight Services (for each program utilized by Customer) and other services requiring special programming or training. Prices for such services shall be provided by FDR upon Customer's request.

         h. Customer shall reimburse FDR for destroyed forms, product service selects, network control requests, equipment sales, supplies and documentation manuals.

VII.     VOLUME-SENSITIVE GRID PRICES

         Commencing on the effective date of this Agreement, Customer shall pay FDR for each volume-sensitive service ("Service") at the rate indicated by "**". Upon the expiration of each Processing Year, FDR shall calculate the actual volume of each item of Service during such Processing Year and then determine the appropriate price per item of each Service. Based upon such calculation, FDR shall then calculate the total amount of processing fees owed by Customer to FDR during such Processing Year. If, during any Processing Year, Customer shall have paid FDR more or less than the amount owed to FDR based upon the above calculations, then FDR shall issue a credit to Customer for any amounts due Customer under this Section or invoice Customer for any amounts due FDR, as appropriate. The fees charged for each item of Service during each subsequent Processing Year shall be based upon the previous Processing Year's volumes.

VIII.    EXPLANATION OF PRICING TERMS

         For purposes of this Exhibit A: (i) "quote" means this Agreement does not contemplate the use of this service or product, but FDR shall, on the request of the Customer, provide a price for such service or product, (ii) "n/a" means the applicable description is an overall description of the applicable service for reference only and does not describe a particular billing element, and (iii) "included" means the charge for the service or product is included in the price of other items in this Exhibit A.

IX.      PRICES FOR SERVICES NOT COVERED BY THIS AGREEMENT

         For any services performed by FDR at Customer's direction which are neither set forth in this Exhibit nor covered by a separate agreement, Customer shall pay FDR for such services at FDR's then current standard rates.

                                  Exh. A - 45

                                    EXHIBIT B
                                    ---------

                               AFFILIATE AGREEMENT


         The undersigned, as a Customer Transaction Card Affiliate ("Customer Transaction Card Affiliate") of Fidelity Federal Bank, a Federal Savings Bank ("Customer"), hereby elects to receive Services from First Data Resources Inc. ("FDR") pursuant to the Service Agreement between Customer and FDR dated as of October 8, 1999, as the Service Agreement may be amended from time to time (the "Service Agreement"). This agreement (this "Agreement") shall constitute an "Affiliate Agreement" as such term is defined in the Service Agreement. In making this election, Customer Transaction Card Affiliate agrees as follows:

         1. Customer Transaction Card Affiliate acknowledges receipt of a copy of the Service Agreement which includes the description of the Services. Customer Transaction Card Affiliate agrees to be bound by all of the terms and conditions of the Service Agreement including any terms and conditions in any amendment to the Service Agreement which may hereafter be agreed to by Customer whether or not Customer Transaction Card Affiliate is provided notice or a copy of or is a signatory to the amendment.

         2. Customer Transaction Card Affiliate specifically agrees to comply with the applicable rules, procedures, manuals and instructions of MasterCard, VISA and FDR as in effect from time to time.

         3. Customer shall have full authority to represent Customer Transaction Card Affiliate and to act fully on Customer Transaction Card Affiliate's behalf in connection with this Agreement and the Service Agreement including the negotiating with FDR of any amendments, extensions or revisions of this Agreement or the Service Agreement, the asserting, negotiating and resolving of any controversy, dispute or claim under this Agreement or Service Agreement and the execution or delivery of any documents.

         4. If Customer shall fail to pay any amounts due under the Service Agreement, Customer Transaction Card Affiliate shall pay FDR on demand the portion of such amounts due from Customer to FDR for services performed by FDR for or on behalf of Customer Transaction Card Affiliate (as determined by FDR, based upon the percentage that the Processing Fees relating to processing for Customer Transaction Card Affiliate are of the total Processing Fees under the Service Agreement).

         5. This Agreement shall be governed by the laws of the State of Nebraska and any claim, suit or proceeding shall be subject to the provisions of
Section 13.3 of the Service Agreement.

         6. Customer Transaction Card Affiliate acknowledges and agrees that it may not transfer or assign its rights under this Agreement without the prior written consent of FDR.

                                   Exh. B - 1

         7. Terms used in this Agreement and not defined herein shall have the definitions provided in the Service Agreement.

         8. Any notice to Customer Transaction Card Affiliate shall be given as provided in Section 13.4 of the Service Agreement except to the following address;

            Name:
                            -----------------------------
            Address:
                            -----------------------------
            Attention:
                            -----------------------------
            Telecopy No.:
                            -----------------------------

            Any notice to FDR shall be given as provided in Section 13.4 of the Service Agreement.

         9. This Agreement shall remain effective until the expiration or termination of the Service Agreement. This Agreement, along with the Service Agreement as the Service Agreement may be amended from time to time, sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings among the parties with respect to the subject matter hereof. This Agreement may not be amended except in a writing signed by an authorized officer or representative of each of the parties hereto. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

-------------------------------------
Name of Affiliate

By:
        -----------------------------
Name:
        -----------------------------
Title:
        -----------------------------
Date:
        -----------------------------




ACCEPTED AND AGREED TO:

FIRST DATA RESOURCES INC.

By:
        -----------------------------
Name:
        -----------------------------
Title:
        -----------------------------
Date:
        -----------------------------

                                   Exh. B - 2

                                    EXHIBIT C
                                    ---------

                                   DEFINITIONS


         The following definitions apply to the terms set forth below when used in this Agreement:

         "AAA" is defined in Exhibit D to this Agreement.

         "Acquire" (and with the correlative meaning "Acquisition") means to acquire, directly or indirectly, an interest through purchase, exchange or other acquisition of assets, stock or other equity interests, or to merge or consolidate or any similar transaction.

         "Acquirer" means an Entity which has an arrangement with a Merchant to obtain Transaction Card Tickets from the Merchant and present the Transaction Card Tickets through an Interchange to an Issuer.

         "Affiliate" means, with respect to Customer or FDR, any Entity which, directly or indirectly, owns or Controls, is owned or Controlled by, or is under common ownership or common Control with Customer or FDR, as applicable.

         "Affiliate Agreement" shall mean an agreement substantially in the form of Exhibit B which is executed by Customer's Issuer Affiliates and Customer's Merchant Affiliates.

         "Agreement" shall mean this Service Agreement as amended from time to time including any Exhibits attached hereto from time to time and the executed Affiliate Agreements, if any.

         "Arbitration Demand" is defined in Exhibit D to this Agreement.

         "Arbitration Panel" is defined in Exhibit D to this Agreement.

         "Balance Sheet Expenses" means the amounts maintained on the balance sheet of FDR with respect to this Agreement, including (i) costs or expenses which FDR incurs, or for which it reimburses Customer, and capitalizes on its balance sheet in connection with setting up Customer on, or converting Customer to, the FDR System and (ii) amounts paid or credit to be applied against future processing fees to be paid by Customer and capitalized by FDR on its balance sheet as a signing fee, sign-up bonus, start-up bonus, conversion bonus, renewal bonus or similar payment or credit paid or credited by FDR to Customer at the time of the execution, renewal or extension of this Agreement.

         "Basic Qualifications" is defined in Exhibit D to this Agreement.

         "BIN" means a Bank Identification Number issued by VISA.

                                   Exh. C - 1

         "Business Continuity Plan" is defined in Section 13.2 of this Agreement.

         "Cardholder" means an individual or Entity which has a Cardholder Account with an Issuer.

         "Cardholder Account" means an arrangement between an individual or an Entity and an Issuer which provides that the individual or Entity may use one or more Transaction Cards issued by the Issuer.

         "Change of Control" shall mean a change in the direct or indirect ownership of a majority of an Entity=s (including Customer and any Affiliate of Customer) outstanding capital stock (or other form of ownership) or a majority of the voting power in any election of directors.

         "CMC" is defined in the Recitals to this Agreement.

         "CMC Agreement" is defined in the Recitals to this Agreement.

         "Control" (and with the correlative meaning "Controlled") means the power to direct the management or affairs of an Entity and "ownership" means the beneficial ownership of more than 50% of the equity securities of the Entity.

         "CPI" shall, for purposes of this Agreement, be the index compiled by the United States Department of Labor's Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers (CPI-U) having a base of 100 in 1982-84, using that portion of the index which appears under the caption "Other Goods and Services."

         "Cure Period" is defined in Section 2.10(b) of this Agreement.

         "Customer's Accounts" means the Cardholder Accounts and Merchant Accounts of Customer or any of Customer's Transaction Card Affiliates.

         "Customer's Agent Bank" means an Entity which at any time during the Term has an arrangement with Customer or an Affiliate of Customer which (a) permits the Entity to act as an Issuer or an Acquirer and obtain services related to the activities from either or both of Customer or one or more of Customer's Affiliates, or (b) provides that an Entity may act as an Issuer or Acquirer in conjunction with Customer or one or more of Customer's Affiliates.

         "Customer's Issuer Affiliate" means an Affiliate of Customer that acts as an Issuer (either alone or in conjunction with one of Customer's Agent Banks) at any time during the Term.

         "Customer's Merchant Affiliate" means an Affiliate of Customer that acts as an Acquirer (either alone or in conjunction with one of Customer's Agent Banks) at any time during the Term.

         "Customer's Proprietary Information" is defined in Section 10.1 of this Agreement.

                                   Exh. C - 2

         "Customer's Transaction Card Affiliates" means any and all of Customer's Issuer Affiliates, Customer's Merchant Affiliates and Customer's Agent Banks.

         "Daily Amount" is defined in Exhibit F to this Agreement.

         "Deconversion" means the removal of information concerning Customer's Accounts from the FDR System.

         "Dispute" is defined in Section 5.1 of this Agreement.

         "Disputing Party" is defined in Exhibit D to this Agreement.

         "Enhancements" is defined in Section 2.3 of this Agreement.

         "Entity" means a corporation, partnership, sole proprietorship, joint venture, or other form of organization.

         "Existing FDR Agreement" is defined in Section 3.2 of this Agreement.

         "Existing Non-FDR Agreement" is defined in Section 3.3(a) of this Agreement.

         "Failed Month" is defined in Section 2.10(b) of this Agreement.

         "FDR Portfolio" is defined in Section 3.2 of this Agreement

         "FDR's Proprietary Information" is defined in Section 10.2 of this Agreement.

         "FDR Settlement Rules" means the policies, rules and procedures adopted by FDR from time to time and in effect from time to time to provide for the payment of amounts due as the result of Interchange Settlement.

         "FDR System" means the computer equipment, computer software and related equipment and documentation used at any time and from time to time by FDR to provide the Services.

         "Former Accounts" is defined in Section 3.4 of this Agreement.

         "ICA" means an InterBank Card Association number issued by MasterCard.

         "Indemnified Party" is defined in Exhibit E to this Agreement.

         "Indemnifying Party" is defined in Exhibit E to this Agreement.

         "Insolvency Event" occurs, with respect to any party, when such party:

                                   Exh. C - 3

                    (i) is dissolved, becomes insolvent, generally fails to pay or admits in writing its inability generally to pay its debts as they become due;

                   (ii) makes a general assignment, arrangement, or composition agreement with or for the benefit of its creditors; or

                  (iii) files a petition in bankruptcy or institutes any action under federal or state law for the relief of debtors or seeks or consents to the appointment of an administrator, receiver, custodian, or similar official for the wind up of its business (or has such a petition or action filed against it and such petition action or appointment is not dismissed or stayed within thirty (30) days).

         "Interchange" means the contracts, agreements, rules, regulations and procedures governing the relationships between, or the actions in accordance with the contracts, agreements, rules, regulations and procedures by, any two or more Entities in connection with the Interchange Settlement.

         "Interchange Settlement" means the process by which FDR, on behalf of either or both of Customer or Customer's Transaction Card Affiliates, (a) facilitates payment for MasterCard and VISA Transaction Card Tickets presented by Acquirers to Customer and Customer's Transaction Card Affiliates, (b) receives payment for MasterCard and VISA Transaction Card Tickets presented by Customer and Customer's Transaction Card Affiliates to Issuers, and (c) remits and receives payments for chargebacks and other Interchange fees and expenses of or payable by Customer or Customer's Transaction Card Affiliates.

         "Issuer" means an Entity that has a Cardholder Account with a Cardholder.

         "Legal Requirements" is defined in Section 2.5 of this Agreement.

         "MasterCard" means MasterCard International Incorporated or its successors or assigns.

         "Merchant" means an Entity that has the right to acquire or otherwise acquires a Transaction Card Ticket as payment for goods, services, or otherwise.

         "Merchant Account" means an arrangement between an Acquirer and a Merchant which permits a Merchant to present Transaction Card Tickets to the Acquirer for payment through the Interchange.

         "Mid-Month Progress Payment" is defined in Section 4.5(b) of this Agreement.

         "Minimum Processing Fees" is defined in Section 4.4 of this Agreement.

                                   Exh. C - 4

         "Net Settlement Amount" means the net dollar amount for each business day of FDR of all (a) transactions processed for Customer and Customer's Transaction Card Affiliates for the day determined in accordance with the applicable rules of MasterCard, VISA and the FDR Settlement Rules, (b) Interchange fees and expenses relating to Customer and Customer's Transaction Card Affiliates, and (c) account expenses including overdraft charges, activity charges, wire transfer fees and other charges relating to Customer and Customer's Transaction Card Affiliates.

         "Non-FDR Portfolio" is defined in Section 3.3(a) of this Agreement.

         "Original Term" is defined in Section 8.1 of this Agreement.

         "Performance Guidelines" is defined in Section 2.10(a) of this Agreement.

         "Processing Fees" means all fees and charges incurred for services performed at the prices set forth in Exhibit A to this Agreement (including any Year 1 Minimum Processing Fee or Minimum Processing Fee shortfall payments), as adjusted from time to time by FDR consistent with this Agreement, with the exception of Special Fees and specifically excluding all charges for taxes and interest.

         "Processing Year" is defined in Section 8.1 of this Agreement.

         "Processing Year 1" is defined in Section 8.1 this Agreement.

         "Purchaser" is defined in Section 3.2 of this Agreement.

         "Renewal Term" is defined in Section 8.2 of this Agreement.

         "Services" is defined in Section 2.1 of this Agreement.

         "Settlement Account" is defined in Exhibit F to this Agreement.

         "Settlement Late Payment Fee" is defined in Exhibit F to this
Agreement.

         "Settlement System" is defined in Exhibit F to this Agreement.

         "Special Fees" means the amounts payable by Customer on a pass-through or reimbursement basis for services or goods provided by a third party, including tariff line rates, WATS lines rates, data circuit charges and any other rates charged to FDR by a communications common carrier, postage costs, courier costs and costs of forms, as described in Exhibit A to this Agreement.

         "Surviving Entity" is defined in Section 3.6 of this Agreement.

         "Term" means the Original Term together with any Renewal Term or any other extension of this Agreement.

         "Total Annual Processing Fees" is defined in Section 4.4 of this Agreement.

                                   Exh. C - 5

         "Transaction Card" means a payment card issued pursuant to a license from MasterCard, VISA or any other card issuing organization for which FDR currently provides service support. This shall include any credit card, debit card or any small business account card, purchasing account card or corporate travel and expense account card ("Commercial Card") program offered by Customer.

         "Transaction Card Ticket" means a record (whether paper, magnetic, electronic or otherwise) which is created to evidence the use of a Transaction Card as payment for goods, services, cash advances or otherwise or for a credit or refund or otherwise.

         "Transfer" is defined in Section 2.4(a) of this Agreement.

         "User Manuals" means each of the FDR User Manuals listed in Section I of Exhibit A to this Agreement.

         "VISA" means, individually or collectively, as appropriate, VISA U.S.A. Inc. or VISA INTERNATIONAL or either of their successors or assigns.

         "VISA Agreements" is defined in Section 13.9 of this Agreement.

         "Year 1 Minimum Processing Fee" is defined in Section 4.4 of this Agreement.

                                   Exh. C - 6

                                    EXHIBIT D
                                    ---------

                                   ARBITRATION

ARBITRATION
-----------

         (a) If the parties are unable to resolve any Dispute as contemplated by
Section 5.1 of this Agreement, such Dispute shall be submitted to mandatory and binding arbitration at the election of either party (the "Disputing Party"). Except as otherwise provided in this Exhibit D, the arbitration shall be pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the "AAA").

         (b) To initiate the arbitration, the Disputing Party shall notify the other party in writing (the "Arbitration Demand"), which shall (i) describe in reasonable detail the nature of the Dispute, (ii) state the amount of the claim,
(iii) specify the requested relief and (iv) name an arbitrator who (A) has been licensed to practice law in the U.S. for at least ten years, (B) is not then an employee of Customer or FDR or an employee of an Affiliate of either, and (C) is experienced in representing clients in connection with commercial agreements (the "Basic Qualifications"). Within fifteen (15) days after the other party's receipt of the Arbitration Demand, such other party shall file, and serve on the Disputing Party, a written statement (i) answering the claims set forth in the Arbitration Demand and including any affirmative defenses of such party; (ii) asserting any counterclaim, which shall (A) describe in reasonable detail the nature of the Dispute relating to the counterclaim, (B) state the amount of the counterclaim, and (C) specify the requested relief; and (iii) naming a second arbitrator satisfying the Basic Qualifications. Promptly, but in any event within fifteen (15) days thereafter, the two arbitrators so named will select a third neutral arbitrator from a list provided by the AAA of potential arbitrators who satisfy the Basic Qualifications and who have no past or present relationships with the parties or their counsel, except as otherwise disclosed in writing to and approved by the parties. The arbitration will be heard by a panel of the three arbitrators so chosen (the "Arbitration Panel"), with the third arbitrator so chosen serving as the chairperson of the Arbitration Panel. Decisions of a majority of the members of the Arbitration Panel shall be determinative.

         (c) The arbitration hearing shall be held in such neutral location as the parties may mutually agree. The Arbitration Panel is specifically authorized to render partial or full summary judgment as provided for in the Federal Rules of Civil Procedure. In the event summary judgment or partial summary judgment is granted, the non-prevailing party may not raise as a basis for a motion to vacate an award that the Arbitration Panel failed or refused to consider evidence bearing on any dismissed claim or issue. The Federal Rules of Evidence shall apply to the arbitration hearing. The party bringing a particular claim or asserting an affirmative defense will have the burden of proof with respect thereto. The arbitration proceedings and all testimony, filings, documents and information relating to or presented during the arbitration proceedings shall be deemed to be information subject to the confidentiality provisions of this Agreement. The Arbitration Panel will have no power or authority, under the Commercial Arbitration Rules of the AAA or otherwise, to relieve the parties from their agreement hereunder to arbitrate or otherwise to amend or disregard any provision of this Agreement, including, without limitation, the provisions of this Exhibit D.

                                   Exh. D - 1

         (d) Should an arbitrator refuse or be unable to proceed with arbitration proceedings as called for by this Exhibit D, the arbitrator shall be replaced by the party who selected such arbitrator, or if such arbitrator was selected by the two party-appointed arbitrators, by such two party-appointed arbitrators selecting a new third arbitrator in accordance with Exhibit D. Each such replacement arbitrator shall satisfy the Basic Qualifications. If an arbitrator is replaced pursuant to this paragraph (d) after the arbitration hearing has commence, then a rehearing shall take place in accordance with the provisions of this Exhibit D and the Commercial Arbitration Rules of the AAA.

         (e) At the time of granting or denying a motion for summary judgment as provided for in (c) and within fifteen (15) days after the closing of the arbitration hearing, the Arbitration Panel shall prepare and distribute to the parties a writing setting forth the Arbitration Panel's finding of facts and conclusions of law relating to the Dispute, including the reasons for the giving or denial of any award. The findings and conclusions and the award, if any, shall be deemed to be information subject to the confidentiality provisions of this Agreement.

         (f) The Arbitration Panel is instructed to schedule promptly all discovery and other procedural steps and otherwise to assume case management initiative and control to effect an efficient and expeditious resolution of the Dispute. The Arbitration Panel is authorized to issue monetary sanctions against either party if, upon a showing of good cause, such party is unreasonably delaying the proceeding.

         (g) Any award rendered by the Arbitration Panel will be final, conclusive and binding upon the parties and any judgment hereon may be entered and enforced in any court of competent jurisdiction.

         (h) Each party will bear one-half of all fees, costs and expenses of the arbitrators and the arbitration proceeding, provided, however, that the prevailing party in the arbitration will be entitled to recover reasonable attorneys' fees incurred in connection with the arbitration; and provided, however, that in connection with any judicial proceeding to compel arbitration pursuant to this Agreement or to confirm, vacate or enforce any award rendered by the Arbitration Panel, the prevailing party in such a proceeding will be entitled to recover reasonable attorneys' fees and expenses incurred in connection with such proceeding, in addition to any other relief to which it may be entitled.

JUDICIAL PROCEDURE. Nothing in this Exhibit D shall be construed to prevent any party from seeking from a court a temporary restraining order or other temporary or preliminary relief pending final resolution of a Dispute pursuant to this Exhibit D.

FEDERAL ARBITRATION ACT. The parties acknowledge and agree that performance of the obligations under this contract necessitates the use of instrumentalities of interstate commerce and, notwithstanding other general choice of law provisions in this Agreement, the parties agree that the Federal Arbitration Act shall govern and control with respect to relevant provisions of this Exhibit D.

                                   Exh. D - 2

                                    EXHIBIT E
                                    ---------

                                 INDEMNIFICATION


         CUSTOMER'S INDEMNIFICATION. Customer shall indemnify and hold harmless FDR and its directors, officers, employees, agents and affiliates from and against any and all third party claims, liabilities, losses and damages (including reasonable attorney fees, expert witness fees, expenses and costs of settlement) arising out of or with respect to this Agreement, to the extent that the claim, liability, loss or damage is caused by, relates to or arises out of
(a) the breach by Customer of any of its duties or obligations under this Agreement or (b) a claim or action against FDR for any actual or alleged infringement of any patent, copyright, trade secret or other proprietary rights of any person in connection with the development of software or systems to support an enhancement requested by Customer using designs or specifications provided by Customer or in connection with the production by FDR of cards, statements or other items for Customer using artwork, designs or concepts provided by Customer.

Customer shall not have any obligation to indemnify FDR against any claim, liability, loss or damage FDR or its directors, officers, employees, agents or affiliates may suffer to the extent that the same arise out of FDR's negligent performance of any of the services provided under this Agreement.

         FDR'S INDEMNIFICATION. FDR shall indemnify Customer and its directors, officers, employees and agents from and against any and all third party claims, liabilities, losses or damages (including reasonable attorney fees, expert witness fees, expenses and costs of settlement) arising out of or with respect to this Agreement to the extent that the claim, liability, loss or damage is caused by, relates to or arises out of (a) the breach by FDR of any of its duties or obligations under this Agreement or (b) a claim or action against Customer for actual or alleged infringement of any patent, copyright, trade secret or other proprietary rights of any person by the FDR System or any part thereof, except to the extent such claim is caused by (i) Customer=s failure to use the FDR System as permitted under this Agreement, (ii) Customer=s use of the FDR System in combination with other software or systems not expressly authorized by FDR, or (iii) the development of software by FDR to support an enhancement requested by Customer using designs or specifications provided by Customer or the production by FDR of cards, statements or other items for Customer using artwork, designs or concepts provided by Customer. The provisions of this paragraph shall not be applicable in the case of such liability, claim, demand or dispute to the extent that the same arise out of negligence or willful misconduct of Customer, their assigns or their respective agents or employees.

         NOTIFICATION. In the event a claim, suit or proceeding by a third party for which indemnification may be available under this Agreement is made or filed against a party or any Entity, the party against which the claim, suit or proceeding is made (the "Indemnified Party"), shall promptly notify the other party (the "Indemnifying Party") in writing of the claim, suit or proceeding. The Indemnifying Party, within thirty (30) days, or such shorter period as is required to avoid any prejudice in the claim, suit or proceeding, after the notice, may elect to defend, compromise, or settle the third party claim, suit

                                   Exh. E - 1
or proceeding at its expense. In any third party claim, suit or proceeding which the Indemnifying Party has elected to defend, compromise or settle, the Indemnifying Party shall not after the election be responsible for the expenses, including counsel fees, of the Indemnified Party but the Indemnified Party may participate therein and retain counsel at its own expense. In any third party claim, suit or proceeding the defense of which the Indemnifying Party shall have assumed, the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the consent of the Indemnifying Party and the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement affecting the Indemnified Party to the extent that the judgment or settlement involves more than the payment of money without the written consent of the Indemnified Party. The Indemnified Party shall provide to the Indemnifying Party all information, assistance and authority reasonably requested in order to evaluate any third party claim, suit or proceeding and effect any defense, compromise or settlement.

         CLAIMS PERIOD. Any claim for indemnification under this Agreement must be made prior to the earlier of:

         (a) One year after the party claiming indemnification becomes aware of the event for which indemnification is claimed, or

         (b) One year after the earlier of the termination of this Agreement or the expiration of the Term.

                                   Exh. E - 2

                                    EXHIBIT F
                                    ---------

                             INTERCHANGE SETTLEMENT


INTERCHANGE SETTLEMENT ACCOUNT. In order for FDR to provide its services to Customer pursuant to this Agreement, it is necessary for FDR to handle and settle Interchange Settlement for Customer through the international Interchange networks of MasterCard and VISA. It shall be the responsibility of Customer to provide ICA and BIN numbers from MasterCard and VISA, respectively, for use by FDR in the settlement of transactions for Customer. Customer understands that FDR handles the Interchange Settlement with MasterCard and VISA for its clients including Customer on a net settlement basis (the "Settlement System"). To facilitate the Settlement System, FDR has established, will establish or will direct Customer to establish and may in the future establish or direct Customer to establish one or more interchange settlement Central Clearing Accounts (collectively the "Settlement Account") at one or more banks.

TRANSFER OF FUNDS. FDR shall calculate and inform Customer on each business day of the amount of funds to be transferred (the "Daily Amount") as the result of
(a) current transaction processing, and (b) funding required for incoming transactions of Customer. If the Daily Amount is negative, Customer shall transfer to the Settlement Account, by the close of business of the Federal Reserve System in New York, an amount equal to the Daily Amount. If the Daily Amount is positive, FDR will transfer to Customer, or will cause MasterCard or VISA to transfer to Customer, immediately available funds equal to the Daily Amount prior to the close of business of the Federal Reserve System in New York on such date.

DAILY AMOUNT. The Daily Amount shall equal (a) the Net Settlement Amount for Customer, plus (b) the amount necessary to fund incoming Interchange transactions not yet processed, determined in accordance with the FDR Settlement Rules, minus (c) the amount previously advanced by Customer with respect to prior incoming Interchange transactions for which processing is complete.

FAILURE TO TRANSFER. In the event of the failure of Customer on any business day when required by the terms of this Agreement or the FDR Settlement Rules, to transfer the Daily Amount to the Settlement Account, FDR may refuse, without incurring any liability to Customer, to act as Customer's agent in discharging any VISA or MasterCard Interchange obligations of Customer and shall have the right to immediately notify MasterCard and VISA that it will no longer cause the MasterCard or VISA Interchange obligations of Customer to be discharged. In addition to the foregoing, FDR may take such actions with respect to Customer's obligations under the Settlement System as FDR deems reasonable to protect FDR or its customers from any loss arising from Customer's non-payment of the Daily Amount.

                                   Exh. F - 1

SETTLEMENT LATE PAYMENT FEE. In addition to any other provisions in this Agreement, in the event of Customer's failure to transfer or make available the Daily Amount for any business day, Customer shall pay to FDR a late payment fee (the "Settlement Late Payment Fee") which shall be equal to the amount Customer would have been required to pay as a late payment fee under MasterCard and VISA rules. The amount shall be calculated in accordance with the rules and shall continue to accrue until FDR shall have received the Daily Amount from Customer. Settlement Late Payment Fees shall be paid to FDR based upon the rules even though FDR may have elected to make settlement with MasterCard or VISA in a timely manner on behalf of Customer. If FDR has received funds from VISA or MasterCard as a result of Interchange Settlement on behalf of Customer and fails to make available the Daily Amount to Customer, FDR shall pay to Customer a late payment fee based on the Daily Amount calculated in the same manner as the Settlement Late Payment Fee.

NO INDEPENDENT OBLIGATION. The obligation of FDR to discharge any VISA or MasterCard Interchange obligations of Customer or Customer's Transaction Card Affiliates shall be solely as an agent of Customer in accordance with the terms and provisions of this Agreement and the FDR Settlement Rules. FDR shall have no independent obligation with respect to the discharge of the Interchange obligations of Customer.

VIOLATION OF RULES. In the event that MasterCard or VISA shall notify FDR of any violation of the rules and regulations of MasterCard or VISA, relating to Customer or transactions processed for Customer, FDR shall have the right, without liability to Customer, to terminate Interchange Settlement of transactions on behalf of Customer under this Agreement until the time as FDR shall have been notified by MasterCard or VISA that the violation has been corrected.

RELIANCE ON OTHER PARTIES. Customer acknowledges that performance of Interchange Settlement involves the settlement of certain of Customer's transactions jointly and on a combined net basis with the settlement of transactions of other customers of FDR. Accordingly, the payment or receipt by FDR of settlement monies on behalf of Customer may be dependent on equivalent payments or receipts being received or made by or for other customers of FDR and in respect of transactions involving Transaction Cards issued by such other customers. FDR and Customer will cooperate and use all reasonable resources to identify the reason for any settlement failure and shall attempt to work to its resolution.

COMPLIANCE WITH INSTRUCTIONS. FDR shall be entitled without further inquiry to execute or otherwise act upon (a) instructions or information or purported instructions or information received through the MasterCard and VISA payment systems and instructions or information, or (b) purported instructions or information received in accordance with the MasterCard and VISA rules or settlement manuals otherwise than through the payment systems or in accordance with the FDR Settlement Rules notwithstanding that it may afterwards be discovered that the instructions or information were not genuine or were not initiated by Customer. Such execution or action shall constitute a good discharge to FDR, and FDR shall not be liable for any liability, damage, expense, claim or loss (including loss of business, loss of profit or exemplary, punitive, special, indirect or consequential damages of any kind) whatsoever arising in whatever manner, directly or indirectly, from or as a result of the execution or action.

                                   Exh. F - 2

RESTRICTIONS ON SETOFF. Customer agrees to discharge its Interchange Settlement obligations to FDR under this Exhibit F in full and on first written demand waiving any defense, setoff or right of counterclaim (without prejudice to the ability of Customer to pursue these independently) and notwithstanding any act or omission or alleged act or omission or any insufficiency or deficiency that there is or has been or that may be alleged in the performance by FDR of its obligations under this Agreement or otherwise. FDR agrees, however, that it shall not setoff against any payment to be made by it to Customer or on their behalf pursuant to this Exhibit F any amount due and payable by Customer to FDR (without prejudice to the ability of FDR to pursue these independently) other than amounts due and payable by Customer or on their behalf to FDR pursuant to this Exhibit F.

TRAILING ACTIVITY. If Customer terminates this Agreement or if Customer ceases to obtain processing services from FDR under this Agreement in a manner which results in fees or charges relating to Customer's Accounts continuing to be included as a part of FDR's net settlement with MasterCard or VISA, FDR may obtain daily payment from the Settlement Account established under the first paragraph of this Exhibit F or Customer will provide FDR immediately upon notice with access to an account of Customer's funds, not requiring signature, which FDR may draw upon in order to receive payment for such fees and charges. FDR will provide Customer with documentation for all fees and charges paid on behalf of Customer.

DELETION, TRANSFER OR ABANDONMENT OF BINS AND ICAS. Customer will notify FDR in writing at least one hundred twenty (120) days prior to any transfer or closing of all Customer accounts on the FDR System associated with a BIN or ICA belonging to Customer or the redirection of any BIN or ICA by Customer to another processing system. Such notice shall include an instruction to FDR to initiate a systematic removal from the FDR System of account information associated with that BIN or ICA, which Customer shall be obligated to pay for in accordance with Section 4.8 of this Agreement. Customer will comply with all rules, regulations and policies of MasterCard and VISA with respect to removal or deletion of unused or abandoned BINs or ICAs. In the event that Customer fails to comply with such rules, regulations and policies, or fails to provide the foregoing notice to FDR, Customer hereby authorized FDR, as its agent, to
(i) request MasterCard or VISA to delete the BIN or ICA, and (ii) remove all account information associated with the BIN or ICA from the FDR System at Customer's expense, in accordance with Section 4.8 of this Agreement. Customer shall be responsible, and will reimburse FDR, for any loss, expense or other cost associated with or arising from abandoned or unused BINs and ICAs, including trailing activity, fraudulent use or other similar costs.

                                   Exh. F - 3

                                    EXHIBIT G
                                    ---------

                             PERFORMANCE GUIDELINES


1.       AUTHORIZATION SYSTEM AVAILABILITY--SYSTEM

       CRITERIA:

       The time the authorization on-line system is available to respond to Cardholder Authorization Inquiries.

       STANDARD:

       The authorization on-line system will be available via primary or backup to respond to authorization inquiries 24 hours per day, 7 days per week for 99% of the total minutes in the month.

2.       ON-LINE AVAILABILITY

       CRITERIA:

       The production on-line system will be available for inquiry and maintenance transactions, excluding scheduled maintenance or pre-notified maintenance (including major implementations) during the specified periods. Any problems (other than those noted) that impact Customer in some way are considered an "outage" and are calculated as such. On-line availablity is measured by the total number of minutes the production on-line system is available.

       STANDARD:

       The production on-line system will be available for inquiry 98.5% of the time.

3.       ON-LINE SYSTEM UPDATED

       CRITERIA:

       The time all critical on-line files become current and available, for that processing cycle, with monetary and non-monetary transactions. The "common" on-line files are included in this measurement: Collections, Memos, Aphas, B&S, CIS, Non-Mon display, Security.

                                   Exh. G - 1

       STANDARD:

       The production on-line system will be updated and current for monetary and non-monetary entry by 7 a.m. CTZ each processing day for 90% of that month's processing days. This includes the "common" on-line files.

4.       POSTINGS, MONETARY/NON-MONETARY

       CRITERIA:

       Monetary and/or non-monetary data files received from Customer. Customer's data files will be received by FDR via one of three methods: transmitted, mailed, or via courier.

       Time of Receipt--The time Customer's last incoming file is received in the Omaha Data Center. If the file is a transmitted file, the item the transmission job completes in Omaha is the time of receipt for that file. If the file is a mailed in or a courier file, the time of receipt is the time the file actually is received in the Input/Output Control area with the Omaha Data Center.

       STANDARD:

       Monetary and/or non-monetary files received in the Omaha Data Center by 5 p.m. CTZ will be processed in that night's production processing cycle for 90% of the production cycles for the month and by the next night's production processing cycle for 100% of the production cycles for the month.

5.       LETTERS--CARDHOLDER

       CRITERIA:

       This product is designed to afford Customer the ability to create nonstatement correspondence to its Cardholders with state-of-the-art forms design software that can print logos, signatures, and custom formats.

       STANDARD:

       The volume of Letters mailed 50% by the end of the second (2nd) Business Day, 98% by the end of the third (3rd) Business Day, 100% by the end of the fourth (4th) Business Day for each month's volume, with the exception of Customer caused delays such as holds, re-runs, incorrect file settings, etc.

                                   Exh. G - 2

6.       STATEMENTS--CARDHOLDER

       CRITERIA:

       An indication of the number of Cardholder Statements that have been printed and processed from the mail facility--the majority of which have been zip sorted and turned over to the U.S. Postal Service for delivery to Customer's Cardholders within the specified time frames.

       STANDARD:

       Cardholder Statements are mailed by the end of the third (3rd) Business Day following Cycle Date for 75% of each month's volume, 95% by the end of the fourth (4th) Business Day, and 100% by the end of the fifth (5th) Business Day with the exceptions of Customer caused delays such as holds, re-runs, incorrect file settings, etc.

7.       CARDHOLDER STATEMENT/LETTER/NOTICE ACCURACY

       CRITERIA:

       Accuracy is based on the number of Cardholder Statements, Letters, and Notices to the Cardholder that are correctly processed and mailed with inserts, envelopes and forms.

       STANDARD:

       Statements, Letters, and Notices to the Cardholder are accurate for 99.95% of the items.

8.       REPORTS--DAILY ON-LINE

       CRITERIA:

       On-line reports containing "daily" Customer information are available for Customer viewing by 12 p.m. CTZ. These reports are verified with a time stamp on WSF2EVT 1-3. Customer makes the determination as to which reports are made available to it. The on-line information is based on the previous day's business.

       STANDARD:

       "Critical" On-line reports are made available by 12 p.m. CTZ, on the first Business Day following Cycle Date.

                                   Exh. G - 3

9.       REPORTS--MONTHLY ON-LINE

       CRITERIA:

       On-line reports containing "monthly" Customer information are available for Customer viewing by the end of the fifth (5th) Business Day following Cycle Date. These reports are verified with a time stamp on WSF2EVT 1-3. Customer makes the determination as to which reports are made available to it. The monthly on-line information is based on the previous month's business.

       STANDARD:

       On-line reports are made available by the end of the fifth (5th) Business Day following Cycle Date.

10.      DAILY RMS TRANSMITTED REPORT FILES

       CRITERIA:

       Accurate Customer reports will be transmitted within the specified time frame.

       Standard:

       Daily transmission files will be made available at a mutually agreed upon time between FDR and Customer as report files are identified. The standard time for availability will vary. This will be determined based on the time the file is created within cycle.

11.      MONTHLY RMS TRANSMITTED REPORT FILES

       CRITERIA:

       Accurate Customer reports will be transmitted within the specified time frame.

       STANDARD:

       Monthly reports will be transmitted by the end of the fifth (5th) Business Day following month end reports Cycle Date for 100% of each month's volume.

                                   Exh. G - 4

12.      CD-ROM/DVD-ROM TIMELINESS

       CRITERIA:

       FDR's Digital ROM Services provider of original CD-ROM/DVD-ROM offering media options to archive/retrieve/distribute statement, report, and other information.

       CD-ROM store over 100,000 Enterprise statements, and 250,000 report pages per disc. Each disc contains free viewer software enabling Customer to instantly query and alphanumeric item on the disc. No special hardware is required.

       STANDARD:

       CD-ROM/DVD-ROM will be produced and mailed by the end of the fourth (4th) Business Day following Cycle Date for 97% of each months volume. 100% will be produced and mailed by the fifth (5th) Business Day.

13.      ACCD TRANSMISSIONS

       CRITERIA:

       Automated Collection Call Distributor file produced by FDR for direct transmission to Customer.

       STANDARD:

       95% of each months daily ACCD files will be available for transmission by 6:00 a.m. CTZ following the completion of daily processing.

  14.    EMBOSSING ORDERS

       CRITERIA:

       Cardholder embossing orders produced as a result of daily update cycle or entered electronically will be mailed within the specific time frame. This does not include plastic holds and plastic destruction requests by the client and assumes purges are requested by 5 p.m. CTZ day 1.

       STANDARD:

       Cardholder embossing orders entered electronically will be mailed within three Business Days for 95% of each month's volume.

                                   Exh. G - 5

  15.    EMBOSSING ORDERS - REISSUES

       CRITERIA:

       The number of plastics mailed within the specific time frame.

       STANDARD:

       Cardholder reissued account plastics produced as a result of FDR's monthly reissue programs will be mailed within fifteen (15) business days after the automatic purge date established by Customer on the product control file for 100% of Cardholder plastics scheduled for reissue each month.

  16.    SETTLEMENT SCREENS

       CRITERIA:

       The update and release of the Customer's final daily settlement position with FDR. Once these screens are updated and released, Customer can access the information via the ZD09 and ZD16 screens.

       STANDARD:

       The final settlement wire transfer figure will be available to the client by 12 p.m. CTZ 90% of the time and by 12:30 p.m. CTZ 100% of the time.


DEFINITIONS:

"Business Day" is defined as Monday through Friday. (with the exception of any Federally observed holidays)

"CTZ" is Central Time Zone.

"Cycle Date" is defined as processing date.

                                   Exh. G - 6